PRELIMINARY COPY - SUBJECT TO COMPLETION - DATED JUNE 9, 2023

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CUTERA, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY COPY—SUBJECT TO COMPLETION—DATED JUNE 9, 2023

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

July 13, 2023

at 9:00 A.M. Pacific Time

To Our Stockholders:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders (including any adjournments, postponements or continuations thereof, the “Annual Meeting”) of Cutera, Inc. (the “Company”). The meeting will be held on July 13, 2023, at 9:00 a.m. Pacific Time, virtually by visiting www.virtualshareholdermeeting.com/CUTR2023, where you will be able to listen to the meeting live, submit questions and vote online. The meeting is being held for the following purposes:

1.

Elect seven directors, constituting the entire Board of Directors, to each serve a one-year term that expires at the 2024 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

2.

Ratify the selection of BDO USA, LLP as the independent registered public accounting firm of the Company (the “Independent Registered Public Accounting Firm”) for the fiscal year ending December 31, 2023;

3.	Hold a non-binding advisory vote on the compensation of our Named Executive Officers;

4.	Vote on a non-binding advisory “Say-on-Pay-Frequency” proposal regarding the frequency of stockholder advisory votes on compensation of our Named Executive Officers;

5.

Approve the amendment and restatement of our 2019 Equity Incentive Plan to increase the total number of shares of our common stock available for issuance under the 2019 Equity Incentive Plan by 1,300,000 shares; and

6.

Transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting (the “Proxy Statement”).

We intend to mail the Proxy Statement, our 2022 Annual Report and a form of WHITE proxy card or voting instruction card (collectively referred to as “Proxy Materials”) on or about June , 2023, to all stockholders of record entitled to vote at the Annual Meeting. Your vote is important, regardless of the number of shares that you own. Whether or not you intend to attend the Annual Meeting, please vote as soon as possible to make sure that your shares are represented. The meeting will begin promptly at 9:00 a.m., Pacific Time. Only holders of record of shares of our common stock (NASDAQ: CUTR) at the close of business on May 18, 2023 will be entitled to notice of, and to vote at, the meeting and any postponements or adjournments of the meeting.

IMPORTANT

J. Daniel Plants, a former director of the Company, has indicated to the Company that he and Voce Capital Management LLC (“Voce Capital”), an activist investment fund founded and controlled by Mr. Plants, may seek to nominate candidates for election to the Board of Directors at the Annual Meeting. However, neither Mr. Plants nor Voce Capital have submitted to the Company any notice of nomination for any director candidates, and as such, they have not fulfilled applicable requirements for making timely nomination of candidates pursuant to the Company’s Amended and Restated Bylaws (the “Bylaws”) and Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Plants has filed a lawsuit in the Delaware Court of Chancery seeking to reopen the nomination window for the Annual Meeting. Unless Mr. Plants succeeds in having the nomination window for the Annual Meeting reopened and fulfills all applicable requirements, including those set forth in the Bylaws and Rule 14a-19 under the Exchange Act, nominations from Mr. Plants will be disregarded, and no proxies or votes in favor of any purported nominee will be recognized or tabulated at the Annual Meeting.

As the Company has not received any nomination from Mr. Plants, the attached WHITE proxy card contains only the Company’s nominees and is not a “universal” proxy card that includes candidates that may be nominated by Mr. Plants.

The Board of Directors strongly urges you to disregard any materials sent to you by or on behalf of Mr. Plants or his affiliates, and to NOT sign or return proxy cards sent to you by or on behalf of Mr. Plants or his affiliates. If you vote using a proxy card sent to you by Mr. Plants or his affiliates, you can revoke it by following the instructions on the accompanying WHITE proxy card to vote, by completing and returning the enclosed WHITE proxy card or by voting virtually at the Annual Meeting. Only your latest dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

YOUR VOTE IS IMPORTANT. You are cordially invited to attend the Annual Meeting whether you own a few or many shares. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed WHITE proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote at the meeting by attending the meeting virtually. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Brisbane, California

June    , 2023

Page
QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION AND VOTING AT THE ANNUAL MEETING	3

What is a proxy statement and what is a proxy?	3
Why am I receiving these proxy materials?	3
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?	3
What is the purpose of the Annual Meeting?	3
Who is entitled to attend the meeting?	3
Who is entitled to vote at the meeting?	4
How many shares must be present or represented to conduct business at the meeting (that is, what constitutes a quorum)?	4
What items of business will be voted on at the meeting?	4
Will any other matters be decided at the Annual Meeting?	5
How does the Board recommend that I vote?	5
What shares can I vote at the meeting?	5
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	6
How can I vote my shares without attending the meeting?	6
How can I vote my shares at the virtual meeting?	6
Can I change my vote?	6
Is my vote confidential?	7
What vote is required to approve each item and how are votes counted?	7
What is a “broker non-vote” and how are they voted?	8
How are abstentions counted?	8
What happens if additional matters are presented at the meeting?	8
What should I do if I receive a proxy card or other proxy materials from or on behalf of J. Daniel Plants, Voce Capital, or their respective affiliates?
Who will serve as inspector of election?	9
What should I do in the event that I receive more than one set of proxy/voting materials?	9
Who is soliciting my vote and who will bear the costs of this solicitation?	9
Where can I find the voting results of the meeting?	9
What are the deadlines to propose actions for consideration at next year’s Annual Meeting of Stockholders and to nominate individuals to serve as directors?	10

STOCK OWNERSHIP	11

Security Ownership of Certain Beneficial Owners and Management	11
Delinquent Section 16(a) Reports	13

CORPORATE GOVERNANCE AND BOARD MATTERS	14

Director Independence	14
Board Leadership Structure	14
Lead Independent Director’s Role	15
Risk Oversight and Analysis	15
Committees of the Board	16
Meetings Attended by Directors	17
Director Nomination Process	17
Director Compensation	18
2022 Director Compensation Table	18
Outstanding Equity Awards Held by Non-Employee Directors as of December 31, 2022	19
Outside Director Compensation Policy	19
Information on Compensation Risk Assessment	21

Page
Code of Business Conduct and Ethics	22
Hedging Policy	22
Compensation Committee Interlocks and Insider Participation	22
Family Relationships	22
Communications with the Board by Stockholders	22
Succession Planning	23
Environmental, Sustainability and Corporate Social Responsibility	23
Cyber and Information Security and Data Protection	23

REPORT OF THE AUDIT COMMITTEE	24

PROPOSAL ONE—ELECTION OF DIRECTORS	25

Director Biographies	26
Board of Directors’ Recommendation	28

PROPOSAL TWO—RATIFICATION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	29

Board of Directors’ Recommendation	29
Principal Accountant Fees and Services	29

PROPOSAL THREE—NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS	31

General	31
Board of Directors’ Recommendation	31

PROPOSAL FOUR—NON-BINDING ADVISORY VOTE ON THE “SAY-ON-PAY-FREQUENCY” PROPOSAL REGARDING THE FREQUENCY OF STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS	32

General	32
Board of Directors’ Recommendation	32

PROPOSAL FIVE—APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR 2019 EQUITY INCENTIVE PLAN	33

General	33
Design of our Amended and Restated Plan and Grant Practices	34
Considerations of the Board in Determining the Number of Shares to be Added	35
What Happens if Stockholders Do Not Approve the Amended and Restated Plan	36
Vote Required	36
Board of Directors’ Recommendation	36
Summary of the Amended and Restated Plan	37
Federal Tax Aspects	41
Plan Benefits	43

INFORMATION ABOUT OUR EXECUTIVE OFFICERS	44

Compensation Discussion and Analysis	46
Executive Compensation Philosophy and Objectives	46
Key Features of Our Executive Compensation Program	47
2022 Compensation Overview	47
Summary of the Key Features of our 2022 Executive Compensation Program	47
Financial Highlights for 2022	48
Corporate Governance Highlights	48
Compensation-Setting Process Committee’s Roles and Responsibilities	49
Summary of Equity Award Grants	57

PROXY STATEMENT

FOR

2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 13, 2023

The Board of Directors (“Board”) of Cutera, Inc., a Delaware corporation, is soliciting your proxy to vote at our 2023 Annual Meeting of Stockholders to be held on July 13, 2023, beginning at 9:00 a.m., Pacific Time, virtually by visiting www.virtualshareholdermeeting.com/CUTR2023, and at any postponements or adjournments thereof.

We are sending the Notice of 2023 Annual Meeting of Stockholders (the “Notice”) on or prior to June    , 2023, to all stockholders of record at the close of business on May 18, 2023 (the “Record Date”). There were 19,890,269 shares of Cutera common stock outstanding on the Record Date.

If you are a shareholder of record at the close of business on May 18, 2023, you will receive the Notice, our 2023 Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2022 by mail. Our Annual Report on Form 10-K was filed with the Securities and Exchange Commission (the “SEC”) on April 7, 2023 and was amended by a Form 10-K/A filed with the SEC on May 1, 2023.

Attending the Annual Meeting Online. We will host the 2023 Annual Meeting live via the Internet only. You will attend the meeting virtually by visiting www.virtualshareholdermeeting.com/CUTR2023, including to vote and/or submit questions online. Whether or not you attend the meeting, we encourage you to vote by Internet or to complete, sign and mail your voting instruction form or proxy prior to the meeting.

Virtual Meeting Philosophy. We have held our annual meeting of stockholders as a virtual meeting via the Internet since 2020. We also offer stockholders the option to ask questions live via telephone. The Board believes that holding the annual meeting of stockholders in a virtual format provides the opportunity for participation by a broader group of stockholders while reducing the costs associated with planning, holding, and arranging logistics for in-person meeting proceedings. This balance allows the meetings to remain focused on matters directly relevant to the interests of stockholders in a way that recognizes the value to stockholders of an efficient use of company resources. The Board intends that the virtual meeting format provide stockholders a level of transparency as close as possible to the traditional in-person meeting format and takes the following steps to ensure such an experience:

•	providing stockholders with the ability to submit appropriate questions in advance of the meeting to ensure thoughtful responses from management and the Board;

•

providing stockholders with the ability to submit appropriate questions in real-time either via telephone or the meeting website, limiting questions to one per stockholder unless time otherwise permits;

•	answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination; and

•

offering separate engagement opportunities with stockholders on appropriate matters of governance or other relevant topics as outlined under the section titled “Communications with the Board by Stockholders” below.

Submit Your Questions. We invite you to submit any questions of general stockholder interest to the Corporate Secretary via email at cutera-shareholders@cutera.com. You may also submit live questions during the meeting.

Voting. You may vote via the Internet, the telephone or by mail.

For more information, see “Questions And Answers Regarding This Solicitation And Voting At The Annual Meeting” in this Proxy Statement which contains important information regarding the meeting. Specifically, the Proxy Statement identifies the matters upon which you are being asked to vote, provides information that you may find useful in determining how to vote and describes the voting procedures.

In this Proxy statement, the terms “we”, “our”, “Cutera” and the “Company” each refer to Cutera, Inc.; the term “Board” means our Board of Directors; the term “proxy materials” means this Proxy statement, the enclosed WHITE proxy card, our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 7, 2023, and the Form 10-K/A filed with the SEC on May 1, 2023; and the term “Annual Meeting” means our 2023 Annual Meeting of Stockholders.

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION AND VOTING AT THE ANNUAL MEETING

What is a proxy statement and what is a proxy?	A proxy statement is a document that the rules and regulations of the United States, including the SEC, require us to give to you when it asks you to give a proxy designating individuals to vote on your behalf. A proxy is your legal designation to another person to vote shares that you own. That other person is called a proxy. If you delegate someone as your proxy in a written document, that document is also called a proxy or proxy card.

Why am I receiving these proxy materials?	You are receiving these proxy materials from us because you were a stockholder of record at the close of business on the Record Date. As a stockholder of record, you are invited to attend the meeting virtually and are entitled to and requested to vote on the items of business described in this Proxy Statement.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

Under the rules adopted by the SEC, the Company may deliver a single set of proxy materials to one address shared by two or more of the Company’s stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, the Company and the Board have delivered only one set of proxy materials to multiple stockholders who share an address, unless the Company or the Board received contrary instructions from the impacted stockholders prior to the mailing date. The Company and the Board agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the Notice or proxy statement, contact Broadridge Financial Solutions, Inc. by calling 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address or sending a written request to:

Cutera, Inc.

Corporate Secretary

3240 Bayshore Blvd.

Brisbane, California 94005-1021

What is the purpose of the Annual Meeting?	At our Annual Meeting, stockholders of record will vote upon the items of business outlined in the notice of meeting (on the cover page of this Proxy Statement), each of which is described more fully in this Proxy Statement. In addition, management will report on the performance of the Company and respond to questions from stockholders.

Who is entitled to attend the meeting?

You are entitled to attend the meeting virtually only if you owned our common stock (or were a joint holder) as of the Record Date, or if you hold a valid proxy for the meeting.

Please also note that if you are not a stockholder of record, but hold shares in street name (that is, through a broker or nominee), you will need to provide proof of beneficial ownership as of the Record Date, such as your most recent brokerage account statement, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. The meeting will begin promptly at 9:00 a.m., Pacific Time.

Who is entitled to vote at the meeting?	All stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the meeting, and at any postponements or adjournments thereof. As of the Record Date, 19,890,269 shares of our common stock were outstanding. Each outstanding share of our common stock entitles the holder to one vote on each matter properly brought before the meeting. Accordingly, there are a maximum of 19,890,269 votes that may be cast at the meeting.

How many shares must be present or represented to conduct business at the meeting (that is, what constitutes a quorum)?	The presence at the meeting virtually or by proxy, of the holders of a majority of the shares of our common stock issued and outstanding and entitled to vote constitutes a quorum. A quorum is required to conduct business at the meeting. Accordingly, the presence of the holders of our common stock representing at least 9,945,135 votes will be required to establish a quorum at the meeting. Abstentions are counted for the purpose of determining the presence of a quorum. Unless Mr. Plants, Voce Capital or someone else provides a beneficial owner with competing proxy materials (in addition to the Company’s proxy materials), broker non-votes will also be counted for the purpose of determining the presence of a quorum.

What items of business will be voted on at the meeting?	The items of business scheduled to be voted on at the meeting are as follows:
1. Elect seven nominees to serve as directors on our Board;
2. Ratify BDO USA, LLP (“BDO”) as the Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2023;

3. Hold a non-binding advisory vote on the compensation of our Named Executive Officers;

4. Hold a non-binding advisory vote on the “Say-on-Pay-Frequency” proposal regarding the frequency of stockholder advisory votes on the compensation of our Named Executive Officers;

5. Approve the amendment and restatement of our 2019 Equity Incentive Plan to increase the total number of shares available for issuance under the 2019 Equity Incentive Plan by 1,300,000 shares; and

6. Transact any other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

These proposals are described more fully in this Proxy Statement. As of the date of this Proxy Statement, the only business that our Board intends to present, or knows of that others will present at the meeting, is set forth in this Proxy Statement. If any other matter or matters are properly brought before the meeting, it is the intention of the persons who hold proxies to vote the shares they represent in accordance with their best judgment.

J. Daniel Plants, a former director of the Company, has indicated to the Company that he and Voce Capital Management LLC (“Voce Capital”), an activist investment fund founded and controlled by Mr. Plants, may seek to nominate candidates for election to the Board at the Annual Meeting. However, neither Mr. Plants nor Voce Capital have submitted to the Company any notice of nomination for any director candidates, and as such, they have not fulfilled applicable requirements for making timely nomination of candidates pursuant to the Company’s Amended and Restated Bylaws (the “Bylaws”) and Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Mr. Plants has filed a lawsuit in the Delaware Court of Chancery seeking, among other items, to reopen the nomination window for the Annual Meeting. Unless Mr. Plants succeeds in having the nomination window for the Annual Meeting reopened and fulfills all applicable requirements, including those set forth in the Bylaws and Rule 14a-19 under the Exchange Act, nominations from Mr. Plants will be disregarded, and no proxies or votes in favor of any purported nominee will be recognized or tabulated at the Annual Meeting. The principal remaining parties in the litigation are Mr. Plants, as plaintiff, Gregory A. Barrett, Sheila A. Hopkins, Timothy J. O’Shea, Juliane T. Park and Janet D. Widmann, as defendants, and the Company, as nominal defendant. The initial complaint was filed on April 11, 2023. The lawsuit claims purported breaches of fiduciary and material changes in circumstances as bases for the requested relief.

As the Company has not received any nomination from Mr. Plants, the attached WHITE proxy card contains only the Company’s nominees and is not a “universal” proxy card that includes candidates that may be nominated by Mr. Plants.

Will any other matters be decided at the Annual Meeting?	At the date of this Proxy Statement, the Company does not know of any other matters to be raised at the Annual Meeting other than those described in this Proxy Statement. If any other matters are, in accordance with the Delaware General Corporation Law, other applicable law, or the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) and the Bylaws, properly presented for consideration at the Annual Meeting, such matters will, subject to the Delaware General Corporation Law, other applicable law, the Charter and the Bylaws, be considered at the Annual Meeting and the individuals named in the proxy card will vote on such matters in their discretion.

How does the Board recommend that I vote?	Our Board recommends that you vote your shares (i) “FOR” each of the seven director nominees, (ii) “FOR” the ratification of BDO as the Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2023, (iii) “FOR” the non-binding advisory vote on the compensation of our Named Executive Officers, (iv) “1 Year” for the “Say-on-Pay-Frequency” proposal regarding the frequency of the stockholder advisory votes on the compensation of our Named Executive Officers and (v) “FOR” approval of the amendment and restatement of our 2019 Equity Incentive Plan to increase the total number of shares available for issuance under the 2019 Equity Incentive Plan by 1,300,000 shares.

What shares can I vote at the meeting?	You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, Inc., you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote at the virtual meeting. We have enclosed a WHITE proxy card for your use.

Beneficial Owner. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the meeting virtually. Please note that since a beneficial owner is not the stockholder of record, you may not vote these shares at the virtual meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

How can I vote my shares without attending the meeting?	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without virtually attending the meeting. Stockholders of record of our common stock may submit proxies by completing, signing, and dating their proxy cards and mailing them in the accompanying pre-addressed envelope. Our stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided by the broker, trustee or nominee and mailing them in the accompanying pre-addressed envelope. Further, you may vote by Internet as instructed in the Notice. Please have your WHITE proxy card in hand when visiting the website, as you will need your Proxy number to vote your shares.

How can I vote my shares at the virtual meeting?	Shares held in your name as the stockholder of record may be voted at the meeting if you attend virtually. At the meeting, you will be instructed how to submit your vote. Shares held beneficially in street name may be voted at the virtual meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the meeting virtually, we recommend that you also submit your WHITE proxy card or voting instructions as described above so that your vote will be counted if you later decide not to, or are unable to, attend the meeting.

Can I change my vote?

You may change your vote at any time prior to the vote at the meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by entering a new vote by Internet, by providing a written notice of revocation to our Corporate Secretary prior to your shares being voted, or by attending the meeting virtually. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the meeting virtually.

Is my vote confidential?	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Cutera or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to our management.

What vote is required to approve each item and how are votes counted?

The vote required to approve each item of business and the method for counting votes is set forth below:

Election of Directors. Each director nominee receiving a majority of the votes cast will be elected to serve as a director. A majority of votes cast means that the number of shares voted “FOR” exceeds the number of shares voted “AGAINST” the election of that director at the Annual Meeting. You may vote either “FOR” or “AGAINST”, or “ABSTAIN” from voting for, the director nominees. A properly executed proxy marked “ABSTAIN” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Ratification of BDO as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2023. The affirmative “FOR” vote of a majority of the shares personally represented or by proxy at the meeting and entitled to vote on the item will be required for approval. You may vote “FOR,” “AGAINST” or “ABSTAIN” for this item of business. If you “ABSTAIN,” your abstention has the same effect as a vote “AGAINST.”

Non-binding advisory vote on the compensation of our Named Executive Officers. The affirmative “FOR” vote of a majority of the shares personally represented or by proxy at the meeting and entitled to vote on the item will be required for approval. You may vote “FOR,” “AGAINST” or “ABSTAIN” for this item of business. If you “ABSTAIN,” your abstention has the same effect as a vote “AGAINST.”

Non-binding advisory vote on the “Say-on-Pay-Frequency” proposal. The frequency option receiving the highest number of affirmative votes at the meeting (a plurality of votes cast) will be considered the frequency preferred by the stockholders, although such vote will not be binding on us. You may vote, with respect to the proposal to recommend, by non-binding vote, the frequency of named executive compensation voting, for a vote every one, two or three years, or may abstain from voting. If you “ABSTAIN” from voting on this proposal, the abstention will not be treated as having an effect on the outcome of the vote.

Approval of the amendment and restatement of our 2019 Equity Incentive Plan to increase the total number of shares available for issuance under the 2019 Equity Incentive Plan. The affirmative “FOR” vote of a majority of the shares personally represented or by proxy at the meeting and entitled to vote on the item will be required for approval. You may vote “FOR,” “AGAINST” or “ABSTAIN” for this item of business. If you “ABSTAIN,” your abstention has the same effect as a vote “AGAINST.”

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card, voting instruction card or voting online without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of the Company’s nominees to the Board, “FOR” ratification of BDO as our Independent Registered Public Accounting Firm, “FOR” the approval, by non-binding vote, of executive compensation, “1 YEAR” for the non-binding vote of “Say-on-Pay-Frequency,” “FOR” the approval of the amendment and restatement of our 2019 Equity Incentive Plan to increase the total number of shares available for issuance under the 2019 Equity Incentive Plan by 1,300,000 shares and in the discretion of the proxy holders on any other matters that may properly come before the meeting).

What is a “broker non-vote” and how are they voted?	A broker non-vote occurs when a broker holding shares for a beneficial owner submits a proxy but does not vote on a particular proposal because the broker does not have discretionary voting power for that matter and has not received voting instructions from the beneficial owner. Brokers are not allowed to exercise their voting discretion with respect to the election of directors or for the approval of other matters which the New York Stock Exchange (“NYSE”) rules governing brokers determine to be “non-routine,” without specific instructions from the beneficial owner. We expect that, except for the ratification of BDO as the Independent Registered Public Accounting Firm, all other matters will be considered “non-routine” by the NYSE. Additionally, brokers are not allowed to exercise their voting discretion with respect to matters which the NYSE rules would otherwise determine to be “routine” to the extent that the broker has provided the applicable beneficial owner with competing proxy materials (in addition to the Company’s proxy materials). Consequently, if Mr. Plants, Voce Capital or someone else provides a beneficial owner with competing proxy materials (in addition to the Company’s proxy materials), the broker will not have discretionary authority as to any matter. Thus, beneficial owners of shares held in broker accounts are advised that, to the extent owners are provided with competing proxy materials (in addition to the Company’s proxy materials) and such owners do not timely provide instructions to their broker, their shares will not be voted at the Annual Meeting in connection with any of the proposals, including the proposal to ratify the appointment of BDO as the Independent Registered Public Accounting Firm. Unless Mr. Plants, Voce Capital or someone else provides a beneficial owner with competing proxy materials (in addition to the Company’s proxy materials), broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business.

How are abstentions counted?	If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted for the purpose of determining the presence of a quorum, but they will not be voted on any matter at the meeting. In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Abstentions will have no effect on the election of directors, will be treated as having no effect on the non-binding advisory vote on the “Say-on-Pay-Frequency” proposal, and will have the same effect as a vote “AGAINST” for all other proposals.

What happens if additional matters are presented at the meeting?	Other than the five proposals described in this Proxy Statement, we are not aware of any other business to be acted upon at the meeting and, in light of the advance notice provisions in our Bylaws, we do not expect that other business would be timely. If you grant a proxy, the persons named as proxy holders, Sheila A. Hopkins, our interim Chief Executive Officer, and Janet D. Widmann, our Chairperson of the Board, and each of them, with full power of substitution and re-substitution, will have the discretion to vote your shares on any additional matters that may be properly presented for a vote at the meeting. If, for any unforeseen reason, any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board.

Mr. Plants has indicated to the Company that he and Voce Capital may seek to nominate candidates for election to the Board at the Annual Meeting. However, neither Mr. Plants nor Voce Capital have submitted to the Company any notice of nomination for any director candidates, and as such, they have not fulfilled applicable requirements for making timely nomination of candidates pursuant to the Bylaws and Rule 14a-19 under the Exchange Act.

Who will serve as inspector of election?	A representative of Broadridge Financial Services, Inc., an independent tabulator, will count the vote and act as the inspector of elections.

What should I do in the event that I receive more than one set of proxy/voting materials?

You may receive more than one set of the Company’s proxy solicitation materials, including multiple copies of this Proxy Statement and multiple WHITE proxy cards or voting instruction cards or you may receive more than one email including these proxy solicitation materials. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. In addition, if you are a stockholder of record and your shares are registered in more than one name, you may receive more than one proxy card. Please complete and return each WHITE proxy card, and voting instruction card that you receive, or vote your shares online to ensure that all your shares are voted.

Mr. Plants has indicated to the Company that he and Voce Capital may seek to nominate candidates for election to the Board at the Annual Meeting. However, neither Mr. Plants nor Voce Capital have submitted to the Company nomination of any director candidates, and as such, they have not fulfilled applicable requirements for making timely nomination of candidates pursuant to the Bylaws and Rule 14a-19 under the Exchange Act. The Board strongly urges you to disregard any materials sent to you by or on behalf of Mr. Plants or his affiliates, and to NOT sign or return proxy cards sent to you by or on behalf of Mr. Plants or his affiliates. If you vote using a proxy card sent to you by Mr. Plants or his affiliates, you can revoke it by following the instructions on the accompanying WHITE proxy card to vote, by completing and returning the enclosed WHITE proxy card or by voting virtually at the Annual Meeting. Only your latest dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

Who is soliciting my vote and who will bear the costs of this solicitation?	Your vote is being solicited on behalf of the Board, and the Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, by electronic mail or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Where can I find the voting results of the meeting?	We intend to announce preliminary voting results at the Annual Meeting and file a Current Report on Form 8-K with the SEC within four business days after the end of our Annual Meeting to report the voting results.

What are the deadlines to propose actions for consideration at next year’s Annual Meeting of Stockholders and to nominate individuals to serve as directors?

As a stockholder, you may be entitled to present proposals for action at a future meeting of stockholders, including director nominations.

Stockholder Proposals: For a stockholder proposal to be considered for inclusion in our proxy statement for the Annual Meeting of Stockholders to be held in 2024, the written proposal must be received by our Corporate Secretary at our principal executive office no later than , 2024 which is the date 120 calendar days before the anniversary of the mailing date of the Proxy Statement. Such proposals also must comply with the requirements of Rule 14a-8 under the Exchange Act, and any other applicable rules established by the SEC. Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. Proposals should be addressed to:

Cutera, Inc.

Corporate Secretary

3240 Bayshore Blvd.

Brisbane, California 94005-1021

Nomination of Director Candidates and Proposals for Other Business: To nominate a director or propose other business for the Annual Meeting of Stockholders to be held in 2024, the stockholder must provide the information required by the Bylaws and give timely notice of such nomination or proposal for other business to our Corporate Secretary no later than , 2024. If the date of next year’s Annual Meeting of Stockholders is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting, notice by the stockholder must be received not later than the close of business on the later of 120 days in advance of such annual meeting and 10 days following the first public announcement of the date of such meeting.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules pursuant to Rule 14a-19 under the Exchange Act, and any other applicable rules established by the SEC, stockholders who intend to solicit proxies in support of director nominees other than our nominees at the 2024 Annual Meeting of Stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 14, 2024. If the date of the 2024 Annual Meeting of Stockholders changes by more than 30 calendar days from the date of this year’s Annual Meeting, such notice must instead be provided by the later of 60 calendar days prior to the date of next year’s Annual Meeting of Stockholders or the 10th calendar day following the first public announcement by the Company of the date of next year’s Annual Meeting of Stockholders.

Separate from the nomination process described above, you may recommend director candidates to the Board for its consideration at any time. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to the “Corporate Secretary” at the address of our principal executive office set forth above.

Copy of Bylaw Provisions: Our Bylaws are available on the Investors page, under the Corporate Governance section of our website at www.cutera.com. You may also contact our Corporate Secretary at our principal executive office for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Current Management

The following table provides information relating to the beneficial ownership of our common stock as of May 31, 2023, by:

•	each stockholder known by us to own beneficially more than 5% of our common stock;

•	each of our current named executive officers (including our Interim Chief Executive Officer, our Interim Chief Financial Officer and Chairperson);

•	each of our current directors; and

•	our current directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has the sole or shared voting power or investment power and any shares that the individual has the right to acquire within 60 days of May 31, 2023, through the exercise of any stock option or other right. The number and percentage of shares beneficially owned is computed on the basis of 19,892,621 shares of our common stock outstanding as of May 31, 2023 plus, for each beneficial owner, the amount of shares issuable to such beneficial owner upon the exercise of warrants and options that are exercisable within 60 days. The information in the following table regarding the beneficial owners of more than 5% of our common stock is based upon information supplied by principal stockholders or Schedules 13D/A, 13G and 13G/A filed with the SEC.

Shares of our common stock that a person has the right to acquire within 60 days of the Record Date are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person or entity named in the table has sole voting and disposition power with respect to the shares set forth opposite such person’s or entity’s name. The address for those persons for which an address is not otherwise provided is c/o Cutera, Inc., 3240 Bayshore Blvd., Brisbane, California 94005-1021.

Beneficial Owner	Number of Shares Beneficially Owned		Warrants and Options Exercisable Within 60 Days	Approximate Percent Owned
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	2,749,472	(1)		13.9%
GAMCO Investors, Inc. One Corporate Center Rye, NY 10580	1,938,948	(2)		9.7%
Pura Vida Investments, LLC 887 7th Avenue, 6th Floor New York, NY 10106	1,218,183	(3)		6.1%
RTW Investments, LP 40 10th Avenue, 7th Floor New York, NY 10014	1,846,596	(4)		9.3%
Voce Capital Management LLC One Embarcadero Center, Suite 1140 San Francisco, CA 94111	1,210,224	(5)		6.1%

Beneficial Owner	Number of Shares Beneficially Owned		Warrants and Options Exercisable Within 60 Days	Approximate Percent Owned
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,192,935	(6)		6.0%
Integrated Core Strategies (US) LLC 399 Park Avenue New York, NY 10022	1,442,111	(7)		7.2%
FMR LLC 245 Summer Street Boston, Massachusetts 02210	1,358,004	(8)		6.8%
Point72 Associates, LLC 72 Cummings Point Road Stamford, Connecticut 06902	1,088,100	(9)		5.5%
Gregory A. Barrett	78,038
Michael A. Karavitis	62,538		27,325
Timothy J. O’Shea	56,199
J. Daniel Plants	47,148	(10)	4,609
Stuart Drummond	14,700	(11)
Sheila A. Hopkins	5,471
Janet D. Widmann	3,332
Juliane T. Park	1,989
Taylor Harris
Kevin Cameron
Nicholas Lewin
Keith Sullivan
Joseph E. Whitters	100,360	(12)	4,959
All directors and executive officers as a group (13 persons)	470,135		36,893

*	Less than 1%.
(1)

As reported in Amendment No. 1 to Schedule 13G filed by BlackRock, Inc. on January 26, 2023 with the SEC. Such beneficial owner reported that it has sole power to vote or direct the vote over 2,732,664 shares of our common stock, the shared power to vote or direct the vote over 0 shares of our common stock, the sole power to dispose or direct the disposition of 2,749,472 shares of our common stock, and the shared power to dispose or direct the disposition of 0 shares of our common stock.

(2)

As reported in Amendment No. 13 to Schedule 13D filed by GAMCO Investors, Inc. on September 14, 2021 with the SEC. The aggregate number of shares reported relates to 1,938,948 shares owned as follows: 610,369 by Gabelli Funds, LLC (“Gabelli Funds”), 1,066,530 by GAMCO Asset Management Inc. (“GAMCO”), 255,449 by Teton Advisors, Inc. 2,300 by Gabelli Foundation, Inc., 2,300 by MJG Associates, Inc. and 2,000 by Gabelli & Company Investment Advisers, Inc. Mario Gabelli is deemed to have beneficial ownership of the shares owned beneficially by each of the foregoing persons. G.research, LLC. Associated Capital Group, Inc. (“AC”), GAMCO Investors, Inc. (“GBL”) and GGCP, Inc. (“GGCP”) are deemed to have beneficial ownership of the shares owned beneficially by each of the foregoing persons other than Mario Gabelli and the Gabelli Foundation, Inc. Each of the foregoing persons has the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the shares reported for it, either for its own benefit or for the benefit of its investment clients or its partners, as the case may be, except that (i) GAMCO does not have authority to vote 20,500 of the reported shares, (ii) Gabelli Funds has sole dispositive and voting power with respect to the shares of the Company held by the Funds so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in the Company and, in that event, the Proxy Voting Committee of each Fund shall respectively vote that Fund’s shares, (iii) at any time, the Proxy Voting Committee of each such Fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such fund under special circumstances such as regulatory considerations, and (iv) the power of Mario Gabelli, AC, GBL, and GGCP is indirect with respect to shares beneficially owned directly by the other persons.
(3)

As reported in Schedule 13D/A filed by Pura Vida Investments, LLC and Efrem Kamen on May 9, 2023, with the SEC. The aggregate number of shares reported relates to shares held in one or more private funds (the “Pura Vida Funds”) managed by Pura Vida Investments, LLC (“Pura Vida”). Pura Vida in its capacity as the investment manager of the Pura Vida Funds, has the power to vote and the power to direct the disposition of all shares held by the Pura Vida Funds. Mr. Kamen, as the managing member of Pura Vida, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) all the shares held by the Pura Vida Funds.

(4)

As reported in Schedule 13D/A filed by RTW Investments, LP on May 10, 2023 with the SEC. The aggregate number of shares reported relates to shares held in one or more private funds (the “RTW Funds”) managed by RTW Investments, LP. (“RTW”). RTW in its capacity as the investment manager of the RTW Funds, has the power to vote and the power to direct the disposition of all shares held by the RTW Funds.

(5)	As reported in Schedule 13D/A filed by Voce Capital Management LLC on May 15, 2023 with the SEC.
(6)

As reported in Amendment No. 4 to Schedule 13G filed by The Vanguard Group on February 9, 2023 with the SEC. Such beneficial owner reported that it has sole power to vote or direct the vote over 0 shares of our common stock, the shared power to vote or direct the vote over 28,063 shares of our common stock, the sole power to dispose or direct the disposition of 1,192,935 shares of our common stock, and the shared power to dispose or direct the disposition of 42,151 shares of our common stock.

(7)	As reported in Schedule 13G filed by FMR LLC on February 9, 2023 with the SEC.
(8)	As reported in Amendment No. 1 to Schedule 13G filed by Integrated Core Strategies (US) LLC on February 13, 2023 with the SEC.
(9)	As reported in Schedule 13G filed by Point72 Asset Management, L.P. on May 16, 2023 with the SEC.
(10)

Mr. Plants is the Managing Partner of Voce Capital Management LLC, the holder of 1,210,224 shares (approximately 6.1%) of our outstanding common stock. Mr. Plants has disclaimed beneficial ownership of the shares owned by Voce Capital Management LLC, except to the extent of his pecuniary interest therein, however he has the sole or shared voting power of the shares reflected in this table. Mr. Plants resigned as a director on June 9, 2023.

(11)	Rohan Seth resigned from his role as Chief Financial Officer, effective May 26, 2023. Mr. Drummond was appointed Interim Chief Financial Officer on May 5, 2023.
(12)	Mr. Whitters resigned as a director on June 5, 2023.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, certain officers, and beneficial owners of more than 10% of our common stock to file reports of ownership and reports of changes in the ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) Statement of Changes of Beneficial Ownership of Securities forms they file (SEC Forms 3, 4, and 5).

Based solely on our review of the copies of such forms received by us, or written representations from our executive officers, directors and 10% stockholders, we believe that during our fiscal year ended December 31, 2022, all Section 16(a) filing requirements were satisfied on a timely basis, with the exception of the following reports:

Name	Transaction date	Filing Date
David H. Mowry	February 20, 2022	April 5, 2022
J. Daniel Plants	February 20, 2022	April 5, 2022
Rohan R. Seth	February 20, 2022	April 5, 2022
Michael Karavitis	February 20, 2022	April 5, 2022

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

Our common stock is listed on the NASDAQ Stock Market (“NASDAQ”). Under the NASDAQ listing standards, independent directors must comprise a majority of a listed company’s board of directors. In addition, the NASDAQ listing standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the NASDAQ listing standards, a director will only qualify as an “independent director” if, in the opinion of that listed company’s board of directors, that director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act and the NASDAQ listing standards. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the NASDAQ listing standards.

Our Board has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our Board has determined that each of the directors, other than David H. Mowry, our former Chief Executive Officer and former director, J. Daniel Plants, our former Executive Chairman, and Sheila A. Hopkins, our Interim Chief Executive Officer, satisfy the current “independent director” standards established by NASDAQ.

Board Leadership Structure

The roles of Chairperson of the Board and Chief Executive Officer are filled by separate individuals. Janet D. Widmann was appointed to be Chairperson in April 2023 contemporaneously with the termination of Mr. Plants as Executive Chairman. We believe that it is important that the Board retain flexibility to determine whether these roles should be separate or combined based upon the Board’s assessment of our needs and our leadership at a given point in time. As such, the Board does not have a policy mandating the separation of the roles of Chairperson and Chief Executive Officer, though one can be established by the Board. Our Board believes that the separation of the offices of the Chairperson and Chief Executive Officer is appropriate at this time because it allows our Chief Executive Officer to focus primarily on our business strategy, operations and corporate vision. Our Board elects our Chairperson and Chief Executive Officer, and each of these positions may be held by the same person or by different people.

We believe that independent and effective oversight of our business and affairs is essential. In May of 2021, with Mr. Plants’ appointment as Executive Chairman for a two-year term, the Board appointed Gregory A. Barrett as lead independent director. Mr. Barrett has extensive knowledge of the Company having served on our Board, as chair of its Compensation Committee, and as a member of its Governance and Corporate Responsibility Committee. Also, Mr. Barrett has served on the boards of, and as President and Chief Executive Officer of, several other medical device companies where he was in position of leadership. Mr. Barrett is not an employee of the Company and not related to any employee of the Company, and as a result, is free from the conflict of interest that exists in non-independent directors. Based on the above, we believe Mr. Barrett has the experience and leadership skills to effectively fulfill the duties and responsibilities of the Lead Independent Director role.

We expect that following the Annual Meeting, the Board will review whether to maintain the position of a lead independent director because it has an independent chairperson of the Board.

As described in more detail below, the Board currently has three standing committees: an Audit Committee, a Compensation Committee, and a Governance and Corporate Responsibility Committee. As deemed advisable by the Board, various ad hoc committees may be established from time to time to accomplish a specific goal or purpose and cease to exist when that goal or purpose is realized. The Chairperson, Lead Independent Director and each member of all committees are independent directors. The Board delegates substantial duties and responsibilities to each committee. The committees make recommendations to the Board and report regularly to the Board on their activities and any actions they have taken. We believe that our independent Board committees and their chairpersons are an important aspect of our Board leadership and governance structure.

Lead Independent Director’s Role

During 2022, the lead independent director’s responsibilities included:

•	Presiding at meetings of the Board at which the Chairperson was not present, including executive sessions of the independent directors;

•	Convening executive sessions of the independent directors to assess Chief Executive Officer performance;

•	Organizing and leading the Board’s evaluation of the Chief Executive Officer; and

•	Having the authority to call meetings of the independent directors.

Risk Oversight and Analysis

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, political, regulatory, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Our management team is responsible for managing the risks we face in the ordinary course of operating our business. The Board oversees potential risks and our risk management activities by receiving operational and strategic presentations from management which include discussions of key risks to our business.

Our Board believes that open communication between management and our Board is essential for effective risk management and oversight. Our Board meets with our Chief Executive Officer and other members of the senior management team at meetings of our Board, where, among other topics, they discuss strategy and risks facing the Company, as well as at such other times as they deem appropriate.

Our senior management team is responsible for risk management of the Company. While our Board has the ultimate oversight of risk management, various committees of the Board support the Board in its fulfillment of this responsibility. For example, our Audit Committee assists the Board in its risk oversight function by reviewing and discussing with management our system of disclosure controls and our internal controls over financial reporting risks associated with our cash investment policies, risks related to regulatory matters, and evaluating and advising on other matters. Excessive risk-taking has been discouraged at the Company. The Compensation Committee takes into account risk management, and attempts to minimize risk, when determining compensation. The Governance and Corporate Responsibility Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, governance, membership and structure. In 2022, the Board dissolved its Enterprise Risk Committee. Matters previously handled by the Enterprise Risk Committee are overseen by the Audit Committee and the Governance and Corporate Responsibility Committee.

Committees of the Board

Our Board has three standing committees: the Audit Committee, the Compensation Committee, and the Governance and Corporate Responsibility Committee. The membership during the last fiscal year, and the function of each of the committees, are described below.

Name of Director	Audit Committee		Compensation Committee		Governance and Corporate Responsibility Committee
Non-Employee Directors:
Gregory A. Barrett			X	*
Timothy J. O’Shea	X				X	*
Juliane T. Park	X				X
Joseph E. Whitters(1)	X	*
Janet D. Widmann			X		X
Employee Directors:
David H. Mowry(2)
J. Daniel Plants(3)
Sheila A. Hopkins(4)
Number of Meetings Held During the Last Fiscal Year	11		7		5

X = Committee member

* = Chairperson of Committee

(1)

Mr. Whitters resigned as a member of the Board on June 5, 2023. He previously served as Chairperson of the Audit Committee. Keith Sullivan was appointed as Chairperson of the Audit Committee on June 6, 2023, following Mr. Whitters’ resignation.

(2)	Mr. Mowry ceased to serve as the Company’s Chief Executive Officer as of April 11, 2023 and as a member of the Board as of May 11, 2023.
(3)	Mr. Plants ceased to serve as the Company’s Executive Chairman as of April 11, 2023 and Mr. Plants resigned as a member of the Board on June 9, 2023.
(4)

Ms. Hopkins previously served on the Audit Committee and Compensation Committee. Ms. Hopkins resigned from her positions on the Audit Committee and Compensation Committee concurrently with her appointment as Interim CEO on April 11, 2023.

Audit Committee. The Audit Committee oversees the Company’s accounting and financial reporting processes and the audits of its financial statements. The Audit Committee operates under a written charter adopted by the Board and a copy of the charter can be found on the Investors page, under the Corporate Governance section of our website at www.cutera.com. In this role, the Audit Committee monitors and oversees the integrity of the Company’s financial statements and related disclosures, the qualifications, independence, and performance of the Company’s Independent Registered Public Accounting Firm, and the Company’s compliance with applicable legal requirements and its business conduct policies. Our Board has determined that each member of the Audit Committee meets the independence and financial literacy requirements of the NASDAQ rules and the independence requirements of the SEC. Joseph E. Whitters served, until his resignation on June 5, 2023, as a member of the Board and Chairperson of the Audit Committee. On June 6, 2023, our Board appointed Keith Sullivan as Chairperson of the Audit Committee and determined that Mr. Sullivan qualifies as an “audit committee financial expert” as defined in the SEC rules. The report of the Audit Committee appears on page 24 of this Proxy Statement.

Compensation Committee. The Compensation Committee establishes compensation for our Chief Executive Officer, Executive Chairman and the other executive officers and administers the Company’s 2019 Equity Incentive Plan, which is an amendment and restatement of 2004 Equity Incentive Plan. Each member of the Compensation Committee meets the requirements for independence for compensation committee members under the NASDAQ listing standards and SEC rules and regulations, including Rule 10C-1 under the Exchange Act. Each member of our Compensation Committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee has a written charter, which was adopted by our Board, and can be found on the Investors page, under the Corporate Governance section of our website at www.cutera.com. The report of the Compensation Committee appears on page 74 of this Proxy Statement.

Governance and Corporate Responsibility Committee. The Governance and Corporate Responsibility Committee reviews and makes recommendations to the Board on matters concerning environmental, social, corporate governance, Board composition, identification, evaluation and nomination of director candidates, Board committees, Board compensation, and conflicts of interest. The Committee also has oversight on key environmental policies such as those relating to sustainability and climate change and social issues such as the Company’s progress on diversity, equity, and inclusion initiatives. Each member of our Governance and Corporate Responsibility Committee meets the requirements for independence under the NASDAQ listing standards and SEC rules and regulations. The Governance and Corporate Responsibility Committee has a written charter, which was adopted by our Board and can be found on the Investors page, under the Corporate Governance section of our website at www.cutera.com.

Meetings Attended by Directors

Each of the directors attended at least 75% of the meetings of the Board or committee(s) on which he or she served during 2022.

The directors of the Company are encouraged to attend the Company’s Annual Meeting each year. In 2022, all of our directors at the time attended the Company’s Annual Meeting of Stockholders virtually through the Internet or telephonically.

Director Nomination Process

Director Qualifications. The Governance and Corporate Responsibility Committee considers the appropriate balance of experience, skills and characteristics required of members of the Board. While the Governance and Corporate Responsibility Committee has not formalized specific minimum qualifications they believe must be met by a candidate to be recommended by the independent members, the Governance and Corporate Responsibility Committee believes that candidates and nominees must reflect a Board that is comprised of directors who will increase overall Board effectiveness and enhance long-term stockholder value, and meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members. Candidates and nominees should have the highest professional and personal ethics and values, and conduct themselves consistent with our Code of Ethics.

The Company is currently in compliance with all applicable laws, and rules related to diversity, and the Governance and Corporate Responsibility Committee will continue to monitor the Company’s compliance. The Board’s diversity data is discussed below under Board Diversity, as required by the NASDAQ rules.

Stockholder Nominations and Recommendations. As described above in the Question and Answer section of this Proxy Statement under “What are the deadlines to propose actions for consideration at next year’s Annual Meeting of Stockholders and to nominate individuals to serve as directors?,” the Bylaws set forth the procedure for the proper submission of stockholder nominations for membership on our Board. In addition, the Governance and Corporate Responsibility Committee may consider properly submitted stockholder recommendations (as opposed to formal nominations) for candidates for membership on the Board. A stockholder may make such a recommendation by submitting the following information to our Corporate Secretary at 3240 Bayshore Blvd., Brisbane, California 94005-1021 no later than February 10, 2024:

•	the candidate’s name;

•	home and business contact information;

•	detailed biographical data, relevant qualifications, professional and personal references;

•	information regarding any relationships between the candidate and Cutera within the last three years; and

•	evidence of ownership of Cutera stock by the recommending stockholder.

Identifying and Evaluating Director Nominees. Typically, new candidates for nomination to the Board are suggested by existing directors or by our executive officers, although candidates may initially come to our attention through professional search firms, stockholders, or other persons. The Governance and Corporate Responsibility Committee carefully reviews the qualifications of any candidates who have been properly brought to its attention. Such a review may, in the Governance and Corporate Responsibility Committee’s discretion, include a review solely of information provided to the Governance and Corporate Responsibility Committee or may also include discussion with persons familiar with the candidate, an interview with the candidate, or other actions that the Governance and Corporate Responsibility Committee deems proper. The Governance and Corporate Responsibility Committee considers the suitability of each candidate, including the current members of the Board, in light of the current size and composition of the Board. In evaluating the qualifications of the candidates, the Governance and Corporate Responsibility Committee considers many factors, including, experience, issues of character, judgment, diversity, independence, integrity, expertise, length of service, and other commitments. In addition, the Governance and Corporate Responsibility Committee takes into account professional experience, skills and background in considering and evaluating candidates. Although diversity is one factor considered in the nomination process, the Company does not have a formal policy relating to diversity except as required by applicable law. The Governance and Corporate Responsibility Committee and the Board consider diversity (including gender, race, and ethnicity) among other qualifications, experience, attributes or skills in its process of identifying and evaluating candidates to be nominees to the Board. The Governance and Corporate Responsibility Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. Candidates properly recommended by stockholders are evaluated by the Governance and Corporate Responsibility Committee using the same criteria as other candidates. Candidates are not discriminated against on the basis of race, gender, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

Director Nominees at our 2023 Annual Meeting. Our Governance and Corporate Responsibility Committee recommended the 2023 director nominees for nomination to our Board.

Director Compensation

We use a combination of cash and equity compensation to attract and retain qualified candidates to serve on our Board.

The following table sets forth a summary of the cash compensation paid, and the grant date fair value of shares of Cutera common stock awarded to our non-employee directors in the fiscal year ended December 31, 2022.

2022 Director Compensation Table

Name	Fees Earned or Paid in Cash(1)	Option Awards(2)	Stock Awards(2)	All Other Compensation(3)	Total
Gregory A. Barrett	$120,000		$101,499	—	$221,499
Sheila A. Hopkins	$74,500	$74,390	$50,731	—	$199,621
Timothy J. O’Shea	$77,500		$101,499	—	$178,999
Juliane T. Park	$74,000		$101,499	—	$175,499
Joseph E. Whitters	—	$233,772	—	—	$233,772
Janet D. Widmann	$74,000	$148,780	—	—	$222,780

(1)	The amounts reported in this column were earned in connection with serving on our Board and its various committees and include service as Board or Committee Chairperson.
(2)

The amounts reported in these columns represent the aggregate grant date fair value of stock option grants and restricted shares awarded during the fiscal year ended December 31, 2022 to each of the non-employee directors, calculated in accordance with ASC Topic 718. See Note 8 of the Consolidated Notes to Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on April 7, 2023, for a discussion of the valuation assumptions for stock-based compensation.

(3)	The amounts reported in this column represent fees for services provided for other than serving on our Board or its committees.

Outstanding Equity Awards Held by Non-Employee Directors as of December 31, 2022

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested
Gregory A. Barrett	6/16/2022	2,777	$122,799
Sheila A. Hopkins	5/17/2021	5,473	$242,016
	6/16/2022	1,388	$61,377
Timothy J. O’Shea	6/16/2022	2,777	$122,799
Juliane T. Park	12/13/2021	3,981	$176,040
	6/16/2022	2,777	$122,799
Joseph E. Whitters	—	—	—
Janet D. Widmann	12/13/2021	3,981	$176,040

Cash Compensation Paid to Non-Employee Directors in 2022

Effective as of April 29, 2021, on the recommendation of the Compensation Committee after consultation with the Compensation Committee’s external compensation consultant, Compensia, and its review of our peer Board compensation market practices and Board member roles, duties and time commitments, the Board approved certain revisions to Board compensation effective starting at our 2021 Annual Meeting of Stockholders (the “April 2021 Director Compensation Revisions”). Following the effectiveness of these revisions, each non-employee director received annual cash retainer payments, paid quarterly in arrears on a prorated basis, in the same amounts as set forth below in the section titled “Outside Director Compensation Policy-Cash Compensation”.

Outside Director Compensation Policy

Effective November 23, 2021, the Board approved a new compensation policy for our non-employee directors to codify our standard compensation practices with respect to non-employee directors. It is designed to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

Under this compensation policy, each non-employee director will receive the cash and equity compensation for Board services described below. We will continue to reimburse our non-employee directors for reasonable, customary and documented travel expenses to Board or Board committee meetings.

The compensation policy and the 2019 Plan include a maximum annual limit of $400,000 of equity awards that may be paid, issued, or granted to a non-employee director in any fiscal year. For purposes of this limitation, the value of equity awards is based on the grant date fair value (determined in accordance with GAAP). Any equity awards or other compensation provided to a person for their services as an employee, or for their services as a consultant (other than as a non-employee director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.

Cash Compensation

Each non-employee director will be entitled to receive the following annual cash retainer payments for their services under the outside director compensation policy, payable quarterly in arrears on a prorated basis:

•	$55,000 for service as the Chairperson of the Board;

•	$60,000 for service as a Board member;

•	$40,000 for services as the Lead Independent Director;

•	$35,000 additionally for service as Chairperson of the Audit Committee;

•	$7,500 additionally for service as an Audit Committee member;

•	$20,000 additionally for service as Chairperson of the Compensation Committee;

•	$7,000 additionally for service as a Compensation Committee member;

•	$10,000 additionally for service as Chairperson of the Governance and Corporate Responsibility Committee; and

•	$7,000 additionally for service as a Governance and Corporate Responsibility Committee member.

For clarity, each non-employee director who serves as the chair of a committee will receive only the additional annual fee as the chair of the committee and not the additional annual fee as a member of such committee while serving as such chair, provided that the non-employee director who serves as the Chairperson of the Board or the Lead Independent Director will receive the annual fee as non-employee director and the additional annual fee as the Chairperson of the Board or the Lead Independent Director, as applicable.

Election to Receive Stock Options or Restricted Stock Units in lieu of Cash Compensation

Each non-employee director may elect to convert 100% or 50% of his or her annual cash retainer payments into either an option to purchase a number of shares of our common stock, or an award covering a number of restricted stock units (either such award, a “Retainer Award”), with a grant date fair value (determined in accordance with GAAP) equal to the amount of the applicable annual cash retainer payment to which the Retainer Award relates (such election, a “Retainer Election”).

Each non-employee director must make a Retainer Election with respect to annual cash retainer payments relating to services to be performed in a fiscal year following the calendar year in which the Retainer Election is made by no later than December 31 of such calendar year, or such earlier deadline as established by our Board or the compensation committee of our Board, or the applicable election deadline.

If a non-employee director makes a Retainer Election with respect to a fiscal year, but, after the applicable Retainer Award is granted, (i) the non-employee director’s cash retainers are increased during such fiscal year, the non-employee director must receive the increased amount of cash retainers in cash on the applicable payment dates, or (ii) the non-employee director’s cash retainers are decreased during such period, no change will be made to the applicable Retainer Award.

Retainer Awards will be granted on the first trading day of the fiscal year to which they relate. Each Retainer Award will vest in full on the twelve (12) month anniversary of the applicable grant date, subject to the non-employee director remaining a non-employee director through such vesting date.

Initial Awards

Each person who first becomes a non-employee director after the date of the effective date of the policy will receive, on the first trading date on or after the date on which the person first becomes a non-employee director, an initial award of restricted stock units, or an Initial Award, covering a number of shares of our common stock having a grant date fair value (determined in accordance with GAAP, and incorporating the moving average price of a share of our common stock for the fifty (50) trading days immediately prior to the applicable date of grant) equal to $250,000; provided that any resulting fraction will be rounded down to the nearest whole share. The Initial Award will vest in three (3) equal installments on each of the one (1), two (2) and three (3) year anniversaries of the grant date, subject to the non-employee director continuing to be a non-employee director through the applicable vesting date. If the person was a member of our Board and also an employee, becoming a non-employee director due to termination of employment will not entitle them to an Initial Award.

Before the date an individual first becomes a non-employee director, such individual may elect to receive the Initial Award in the form of a stock option with a grant date fair value of $250,000, instead of in the form of restricted stock units.

Annual Awards

Each non-employee director automatically will receive, on the date of each annual meeting of our stockholders following the effective date of the policy, an annual award of restricted stock units, or an Annual Award, covering a number of shares of our common stock having a grant date fair value (determined in accordance with GAAP, and incorporating the moving average price of a share of our common stock for the fifty (50) trading days immediately prior to the applicable date of grant); provided that any resulting fraction will be rounded down to the nearest whole share. Each Annual Award will vest in its entirety on the earlier of (x) the one (1) year anniversary of the Annual Award’s grant date, or (y) the day immediately before the date of the next annual meeting of our stockholders that follows the grant date of the Annual Award, subject to the non-employee director continuing to be a non-employee director through the applicable vesting date.

Before the applicable annual election deadline, each individual who otherwise is eligible to receive an Annual Award for the next calendar year may elect to receive the Annual Award to be granted to him or her in the immediately following calendar year in the form of a stock option with a grant date fair value of $150,000, instead of in the form of restricted stock units.

Deferral of Settlement of Restricted Stock Units

Each non-employee director may elect to defer the delivery of the shares subject to any restricted stock units granted under our outside director compensation policy pursuant to a Retainer Award, Initial Award or Annual Award that would otherwise be delivered to such non-employee director on or following the date such award vests, or the Deferral Election. Any Deferral Election will be irrevocable, and will be subject to such rules, conditions and procedures as shall be determined by the Board or the compensation committee of the Board, in its sole discretion.

Change in Control

Upon a change in control of Cutera, each equity award granted under our outside director compensation policy will be treated as set forth in the 2019 Plan.

Information on Compensation Risk Assessment

Management periodically reviews our incentive compensation programs at all levels within the organization. Employee cash bonuses are based on company-wide and individual performance, and management (with respect to our non-executive employees), our Compensation Committee (with respect to our executive officers, other than our CEO), and the Board (with respect to our CEO) have discretion to adjust bonus payouts. Equity awards for new hires are based on the employee’s position, prior experience, qualifications, and the market for particular types of talent, and any additional grants are based on employee performance and retention requirements. Equity awards have long-term vesting requirements to ensure that recipients’ focus is on our long-term success.

Code of Business Conduct and Ethics

The Board has adopted a Corporate Code of Business Conduct and Ethics (the “Code”) for all executive officers and other employees, agents and representatives. The Code is designed to deter wrongdoing and to promote honest, ethical, and socially and environmentally responsible conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us; compliance with applicable governmental laws, rules and regulations; the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and accountability for adherence to the Code. A copy of the Code is available on the Investors page, under the Corporate Governance section of our website at www.cutera.com. Any change to, or waiver from, the code will be disclosed as required by applicable securities laws.

Hedging Policy

According to our Insider Trading Compliance Program, employees of the Company, including, but not limited to, our executive officers and directors, are strongly discouraged from investing in derivatives of the Company’s securities. This includes, but is not limited to, trading in put or call options related to securities of the Company or otherwise hedging or offsetting any decrease in the market value of securities.

Compensation Committee Interlocks and Insider Participation

Currently, our Compensation Committee consists of Gregory A. Barrett and Janet D. Widmann. No current or expected member of the Compensation Committee, nor any of our Named Executive Officers, has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

No current or expected member of our Compensation Committee is or has been an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the Board or Compensation Committee (or other Board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board or Compensation Committee.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Communications with the Board by Stockholders

Stockholders wishing to communicate with the Board or with an individual Board member concerning the Company may do so by writing to the Board, or to the particular Board member, and mailing the correspondence to: Attention: Board, c/o Corporate Secretary, Cutera, Inc., 3240 Bayshore Blvd., Brisbane, California 94005-1021. The envelope should indicate that it contains a stockholder communication. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to us or our business, or is inappropriate. The Corporate Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. The Board will endeavor to promptly respond to all appropriate communications and encourages all stockholders and interested persons to use the aforementioned email and mailing address to send communications relating to our business to the Board and its members.

Succession Planning

Succession planning is a top priority for the Board and our management team. In the fourth quarter of 2022, the Board determined that it may be in the best interests of the Company and its stockholders to replace the then Chief Executive Officer and began a process of negotiating with our then Executive Chairman, Mr. Plants, about assuming that role. Ultimately, the Board and Mr. Plants did not agree on an arrangement that the Board believed would serve the best interests of the Company and its stockholders and turned to alternative candidates.

In February 2023, the Board established a committee to identify and evaluate potential new Chief Executive Officer candidates. In April 2023, the Board determined to terminate Mr. Mowry as the Company’s Chief Executive Officer and named Ms. Hopkins as Interim Chief Executive Officer. The Company is in the process of conducting a search for a permanent Chief Executive Officer.

More generally, the Governance and Corporate Responsibility Committee, pursuant to the committee’s charter, has the responsibility for Chief Executive Officer and senior management succession planning. The committee is tasked with doing so in the context of the challenges and opportunities facing us, of the skills and expertise likely to be required by us in the future and of the benefits of diversity in its widest sense. These processes enable the Board to address both long-term, planned occurrences, such as retirement or change in roles, as well as short-term unexpected events.

Environmental, Sustainability and Corporate Social Responsibility

Corporate responsibility and sustainability are important to Cutera and guide our actions as a company. We have always focused on delivering strong financial results, but we are committed to doing so in a way that respects the communities and environments in which we operate. In 2022, we engaged in a wide dialogue with investors on a variety of matters, including among other things, around their growing interest in environmental, social and governance performance and the impact on financial results. Since our last annual meeting, we have formalized, updated, and disclosed several new initiatives, including our Anti-Corruption Employee Attestation, Enterprise-Level Environmental Policy, Enterprise-Level Human Rights Policy, Occupational Health and Safety Policy, Supplier Environmental Policy, and Vendor Code of Conduct, which can all be found on the Investors page, under the Corporate Governance section of our website at www.cutera.com. We believe these policies help codify and provide additional transparency into our commitment to corporate social responsibility and our environmental and sustainability initiatives. In addition to directly positively impacting Cutera and our employees, some of these policies relate to our suppliers and vendors. We feel this helps ensure our impact in the communities and environments in which we operate is positive.

Cyber and Information Security and Data Protection

Cyber and information security are key considerations for our enterprise risk management framework. We have adopted a cyber and information security policy. We also maintained our cyber security training program that all employees and contractors must complete twice annually.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter, the Audit Committee of the Board is responsible for assisting the Board to fulfill its oversight of the integrity of the Company’s financial statements and internal controls, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of the Company’s internal audit function and independent auditors. It is the responsibility of the Company’s management to prepare the Company’s financial statements and develop and maintain adequate systems of internal accounting and financial controls, facilitating the internal audit intended to evaluate the adequacy and effectiveness of the Company’s financial and operating internal control systems.

BDO USA, LLP (“BDO”), the Company’s independent registered public accounting firm for fiscal year 2022 (the “independent auditors”), was responsible for performing independent audits of the Company’s consolidated financial statements and internal control over financial reporting and issuing an opinion on the conformity of those audited financial statements with generally accepted accounting principles in the United States of America (“GAAP”) and on the effectiveness of the Company’s internal control over financial reporting. The independent auditors also review the Company’s interim financial statements in accordance with applicable auditing standards.

In evaluating the independence of BDO, the Audit Committee has reviewed the written disclosures and the letter from BDO regarding independence, required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the audit firm’s communications with the Committee concerning independence. The Audit Committee has concluded that BDO was independent from the Company and its management. The Audit Committee has reviewed with the independent auditors and the Company’s internal auditors the overall scope and specific plans for their respective audits, and the Committee regularly monitored the progress of both in assessing the Company’s compliance with Section 404 of the Sarbanes-Oxley Act, including their findings, required resources and progress.

In 2022, the Audit Committee held eleven meetings. At every regular quarterly meeting, the Committee reviews the results of the independent auditor’s examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s accounting and financial reporting. Following the regular quarterly meeting, the Audit Committee meets separately with the independent auditors, without management present, and also meets separately with the Company’s management.

The Audit Committee met with management and the independent auditors and discussed the fair and complete presentation of the Company’s financial statements. The Audit Committee also discussed and reviewed with the independent auditors, all communications required, including those matters required to be discussed by the applicable requirements of the PCAOB and the Securities and Exchange Commission. The Audit Committee discussed significant accounting policies applied in the financial statements, as well as alternative treatments. Management represents that the consolidated financial statements have been prepared in accordance with GAAP and the Audit Committee reviewed and discussed the audited consolidated financial statements with both management and the Company’s independent auditors.

Relying on the foregoing reviews and discussions, the Audit Committee recommended to the Board, and the Board approved, inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the Securities and Exchange Commission.

The foregoing report is provided by the undersigned members of the Audit Committee.

Keith Sullivan, Chairperson

Timothy J. O’Shea

Juliane T. Park

The material in this report is not deemed soliciting material or filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in those filings.

PROPOSAL ONE

ELECTION OF DIRECTORS

Each of our current directors was elected or appointed to serve on the Board for a term ending at the 2023 Annual Meeting and until his or her successor is duly elected and qualified or until such director’s earlier death, resignation or removal. Each nominee for election at the Annual Meeting, if elected, will serve for a one-year term ending at the 2024 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified or until such director’s earlier death, resignation or removal.

Mr. Plants has indicated to the Company that he and Voce Capital may seek to nominate candidates for election to the Board at the Annual Meeting. However, neither Mr. Plants nor Voce Capital have submitted to the Company any notice of nomination for any director candidates, and as such, they have not fulfilled applicable requirements for making timely nomination of candidates pursuant to the Bylaws and Rule 14a-19 under the Exchange Act. Mr. Plants has filed a lawsuit in the Delaware Court of Chancery seeking to reopen the nomination window for the Annual Meeting. Unless Mr. Plants succeeds in having the nomination window for the Annual Meeting reopened and fulfills all applicable requirements, including those set forth in the Bylaws and Rule 14a-19 under the Exchange Act, nominations from Mr. Plants will be disregarded, and no proxies or votes in favor of any purported nominee will be recognized or tabulated at the Annual Meeting.

The name of each current member of the Board (each of which is a nominee for election to the Board, except for Gregory A. Barrett and Timothy J. O’Shea) and his or her age as of April 30, 2023, the principal occupation and length of service on the Board are as follows:

Name	Age	Principal Occupation	Director Since
Sheila A. Hopkins(1)	67	Interim Chief Executive Officer	2021
Janet D. Widmann(2)(3)	56	Chairperson, Cutera Board of Directors	2021
Juliane T. Park(2)(4)	48	Former Chief Transformation Officer, Olaplex Inc.	2021
Taylor Harris	47	Former Chief Financial Officer, MyoKardia, Inc.	2023
Kevin Cameron	54	Chairman and Co-Founder, Ionetix Corporation	2023
Nicholas Lewin	46	Managing Partner, Crown Predator Holdings	2023
Keith Sullivan(4)	65	President and Chief Executive Officer, Neuronetics	2023
Gregory A. Barrett(3)(5)	69	Former President and Chief Executive Officer, DFINE, Inc.	2011
Timothy J. O’Shea(2)(4)(5)	70	Former Managing Director, Oxo Capital	2004

(1)	Ms. Hopkins was appointed as the Company’s Interim Chief Executive Officer on April 11, 2023 and resigned from her committee positions on April 11, 2023.
(2)	Member of Governance and Corporate Responsibility Committee.
(3)	Member of the Compensation Committee.
(4)	Member of the Audit Committee.
(5)	Mr. Barrett and Mr. O’Shea decided not to stand for re-election but will continue to serve of the Board and its committees until the Annual Meeting.

Board Diversity

Board Diversity Matrix (As of June 9, 2023)
	Female	Male	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	6	—
Part II: Demographic Background
White	1	6	—
African American or Black	1	—	—
Asian	1	—	—
Did Not Disclose Demographic Background	—	—	—

Director Biographies

Non-Independent Directors

Sheila A. Hopkins has served as a member of the Board since May 2021. Ms. Hopkins was appointed Interim Chief Executive Officer of the Company in April 2023. Ms. Hopkins currently serves as a director for Prestige Consumer Healthcare, a role she has held since 2015, where she also serves on the Audit and Nominating & Corporate Governance Committees. Prior to 2015, Ms. Hopkins served as EVP and President, Global Vision Care for Bausch + Lomb, a healthcare company, from 2011 until her retirement in 2013. Prior to that, Ms. Hopkins spent 14 years at Colgate-Palmolive, a consumer products company, where she held several senior executive positions including Vice President and General Manager, Personal Care, and Vice President, Global Business Development from 1997 to 2011. Ms. Hopkins previously served on the board of directors of Warnaco Inc., a leading apparel company, from 2003 to 2013, and on the board of directors of the Consumer Healthcare Products. Ms. Hopkins has also held senior marketing and sales positions at Procter & Gamble and Tambrands. Ms. Hopkins earned a B.A. in History from Wellesley College. We believe that Ms. Hopkins is qualified to serve on our Board because of her experience in leadership roles at major consumer packaged goods and healthcare companies and her years of experience serving on public company boards of directors.

Independent Directors

Gregory A. Barrett (not nominated for re-election to the Board) has served as a member of the Board since October 2011. Mr. Barrett also serves on the Board of Aqua Medical, Inc. From September 2013 to October 2016, Mr. Barrett was the President and Chief Executive Officer of DFINE, Inc., a private medical device company that was acquired by Merit Medical. Mr. Barrett was the Chairperson, President and Chief Executive Officer of BÂRRX Medical, Inc., from February 2004 through December 2012 until being acquired by Covidien, Inc. Prior to joining BÂRRX Medical, from January 2001 through August 2003, Mr. Barrett served as President and Chief Executive Officer of ACMI Corporation. Prior to ACMI, Mr. Barrett served as the Group Vice President at Boston Scientific Corporation where he oversaw 169 countries of their International businesses as well as had responsibility as the Group President for their Gastroenterology and Urology businesses. He has also held positions as, Vice President, Global Sales and Marketing at both Orthofix Corporation and Baxter Healthcare. Mr. Barrett holds a B.A. in Marketing from the University of Texas, Austin.

Kevin J. Cameron has served as a member of the Board since May 2023. Mr. Cameron currently serves as Chairman and Co-Founder of Ionetix Corporation, a privately held company that develops and operates cyclotrons for the production and distribution of radioisotopes used for diagnostic and therapeutic radiopharmaceuticals. Mr. Cameron is also the Executive Chairman (and previously served as President) of Glass, Lewis & Co., a leading provider of corporate governance services to institutional investors. Prior to that, Mr. Cameron was General Counsel at Moxi Digital and NorthPoint Communications (NASD: NPNT). Mr. Cameron currently serves as a board member of Pylum Biosciences, a private biotechnology company. He previously was on the Board of Knight Therapeutics (TSE: GUD), Keryx Biopharmaceuticals (NASD: KERX),

AvidBiotics, Reddy Ice (NYSE: FRZ), ECOtality (NASD: ECTY), and ProCure Treatment Centers. Mr. Cameron earned a J.D. from the University of Chicago and a B.A. from McGill University. We believe that Mr. Cameron is qualified to serve on our Board because of his corporate marketing knowledge as well as his diverse experience in the medical device industry working for a large medical device company.

Taylor C. Harris has served as a member of the Board since May 2023. Mr. Harris served as the Chief Financial Officer for MyoKardia, Inc., from April 2018 until that company’s acquisition by Bristol Myers Squibb in November 2020. Prior to that, Mr. Harris served as Senior Vice President and Chief Financial Officer of Zeltiq Aesthetics, Inc., until that company’s acquisition by Allergan plc. He also served as Vice President and Chief Financial Officer at Thoratec Corporation, which was eventually acquired by St. Jude Medical, Inc and worked at JPMorgan Chase & Co. for over a decade in several capacities, including as a Vice President in the firm’s Healthcare Investment Banking and Equity Research departments. Mr. Harris currently serves on the board of PROCEPT BioRobotics (NASDAQ: PRCT), Omada Health and Endologix. He previously served on the board of HealthCor Catalio Acquisition Corp. Mr. Harris holds a B.A. from the University of North Carolina at Chapel Hill. We believe Mr. Harris is qualified to serve on our Board because of his training and qualifications and the skills and experience he has developed during his extensive career in the medical devices industry.

Nicholas S. Lewin has served as a member of the Board since May 2023. Mr. Lewin has been a Managing Partner at Crown Predator Holdings, an investment firm that invests in growth-stage companies and special situations, and a private investor since 2000. He has invested across multiple industries, with a particular focus on companies with innovative technologies and strong intellectual property. Mr. Lewin currently serves on the Board of two publicly traded companies, including Establishment Labs (NASDAQ: ESTA), a $1.8 billion market cap global, high-tech medical device and aesthetics company, and FaZe Holdings (NASDAQ: FAZE), a lifestyle and media platform. He was appointed to Chairman of Establishment Labs in 2017 and previously provided consulting services to the Company. Mr. Lewin is also on the Board of Halo Maritime Defense Systems and previously served as a director as Dura Medic from 2006 to 2018. Mr. Lewin earned a B.A. from Johns Hopkins University. We believe Mr. Lewin is qualified to serve on our Board because of his business leadership skills and experience in building and running global financial organizations at listed companies will bring valuable expertise and perspective to the Board.

Timothy J. O’Shea (not nominated for re-election to the Board) has served as a member of the Board since April 2004. Mr. O’Shea was with OXO Capital from 2008 to 2014 serving as managing director. From 1995 to 2008, he served in a variety of management positions at Boston Scientific, including Corporate Vice President of Business Development from 2000 to 2008. Mr. O’Shea currently is an advisor or board member to several private healthcare companies. Mr. O’Shea holds a B.A. in history from the University of Detroit.

Juliane T. Park has served as a member of the Board since December 2021. Ms. Park served as Chief Transformation Officer of Olaplex Holdings, Inc., from March 2021 to April 2023, and was previously the Chief Strategy Officer at Hudson’s Bay Company, a global retailer from October 2018 to March 2020. She served as the Head of Merchandising at Bluemercury, a premium specialty beauty retailer from April 2016 to September 2018 and held various leadership roles in Merchandising at CVS Health, including Chief Merchant, Hispanic Formats and DMM, Front Store Healthcare from 2013 to 2016. Prior to CVS, Ms. Park served as a strategy consultant at McKinsey & Company, focusing on growth strategy within the consumer and retail sectors. Ms. Park earned an M.B.A. from the Tuck School of Business at Dartmouth, a J.D. from the University of Toronto, and a B.A. in Commerce from the University of Toronto. We believe that Ms. Park is qualified to serve on our Board because of her deep experience in consumer beauty, health and wellness, her legal background and her years of experience as a management consultant and retail executive.

Keith J. Sullivan has served as a member of the Board since May 2023. Mr. Sullivan currently serves as President and Chief Executive Officer of Neuronetics (NASDAQ: STIM), a publicly traded $63 million market cap company that develops non-invasive treatments for psychiatric disorders. Previously, he was Chief Commercial Officer and President (North America) of ZELTIQ Aesthetics, Inc. until the acquisition of ZELTIQ by Allergan, Inc. in April 2017. Mr. Sullivan held various other roles at ZELTIQ, including Senior Vice President, Senior Vice President of Worldwide Sales and Marketing and Senior Vice President of Global Operation. Mr. Sullivan has also previously held leadership positions with Medicis Pharmaceuticals, Reliant Technologies, Medtronic (NYSE: MDT), Vision Quest Laser Center and Coherent Medical. He currently serves on the Board of Neuronetics (NASDAQ: STIM), Sientra, Inc. (NASDAQ: SIEN) and Venus Concept (NASDAQ: VERO). He earned a B.A. from the College of William and Mary where he currently serves as a Clinical Professor, a role he’s held since 2017. We believe Mr. Sullivan is qualified to serve on our Board because of his business leadership skills and experience in building and running global financial organizations at listed companies will bring valuable expertise and perspective to the Board.

Janet D. Widmann has served as a member of the Board since December 2021 and as Chairperson of the Board since April 2023. Ms. Widmann is a member of the board of directors for Avista Corporation, a role she has held since July 2014, Acorn Health, a role she has held since April 2021, and is an advisor to Vida Health since September 2015. She served as President and CEO of Kids Care Dental and Orthodontics from 2016 to 2021. Prior to that, she held various executive roles, including as the Executive Vice President and Chief Executive, of Blue Shield of California from 2003 to 2015. Ms. Widman previously served on the board of directors of Versant Health, from 2016 to 2020 and the Bay Area Business Council, from 2013 to 2015, and a Governor appointee to the California Health Professions Education Foundation board of trustees from 2016 to 2019. She was also the Chief Operations Officer of Health Net’s dental and vision subsidiaries. Ms. Widmann earned an MHA from the University of Southern California, and a B.S. in Health Administration from California State University, Northridge. We believe Ms. Widmann is qualified to serve on our Board because she brings a strong background of executive leadership. Her experience as CEO and COO of private companies includes risk management and oversight, finance and investment banking, mergers and acquisitions, technology and cybersecurity, organizational development and human resources, innovation, economic development and customer service.

For terms beginning with our 2023 Annual Meeting, the Board nominated Sheila A. Hopkins, Janet D. Widmann, Juliane T. Park, Kevin J. Cameron, Taylor C. Harris, Nicholas S. Lewin, and Keith J. Sullivan for re-election as directors. The nominees were recommended to the Board by the Governance and Corporate Responsibility Committee. The Governance and Corporate Responsibility Committee recommended to the Board that all directors other than our Interim Chief Executive Officer be independent as defined by NASDAQ listing rules.

Effective as of the convening of the 2023 Annual Meeting, the number of directors constituting the Board will be reduced from nine to seven.

Vote Required

Each director nominee receiving a majority of the votes cast will be elected to serve as a director. A majority of votes cast means that the number of shares voted “FOR” votes exceeds the number of shares voted “AGAINST” the election of that director at the 2023 Annual Meeting. Abstentions are counted for the purpose of determining the presence of a quorum but will not be voted with respect to the director or directors indicated. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to such proposal and your shares will not be counted as voting on these matters.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE SEVEN NOMINEES FOR DIRECTOR LISTED ABOVE.

PROPOSAL TWO

RATIFICATION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected BDO USA, LLP (“BDO”) as the Independent Registered Public Accounting Firm to perform the audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2023. BDO audited the Company’s consolidated financial statements for the fiscal years 2014 through 2022.

The Board is asking the stockholders to ratify the selection of BDO as the Company’s Independent Registered Public Accounting Firm for 2023. Although not required by law, by rules of NASDAQ, or by the Bylaws, the Board is submitting the selection of BDO to the stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee in its discretion may select a different Independent Registered Public Accounting Firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

We have requested that representatives of BDO be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from the Company’s stockholders.

Vote Required

The affirmative “FOR” vote of a majority of the shares personally represented or by proxy at the meeting and entitled to vote on this item will be required for approval. Abstentions are counted for the purpose of determining the presence of a quorum and will have the same effect as votes “AGAINST” this item. If you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares for ratification of BDO as the Independent Registered Public Accounting Firm unless Mr. Plants, Voce Capital or someone else provides you with competing proxy materials (in addition to the Company’s proxy materials).

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF BDO AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023.

Principal Accountant Fees and Services

To help ensure the independence of the Independent Registered Public Accounting Firm, the Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for the Company by its Independent Registered Public Accounting Firm. Pursuant to this policy, all audit and non-audit services to be performed by the Independent Registered Public Accounting Firm must be approved in advance by the Audit Committee. The Audit Committee may delegate to one or more of its members the authority to grant the required approvals, provided that any exercise of such authority is presented to the full Audit Committee at its next regularly scheduled meeting.

All of the services provided by BDO described in the table below were approved by the Audit Committee.

The aggregate fees incurred by the Company for audit and non-audit services in 2022 and 2021 were as follows:

Service Category	2022	2021
BDO USA, LLP:
Audit Fees(1)	$3,558,176	$1,409,381
Audit-Related Fees	—	—
Tax Fees	—	—
Non-Audit Fees	—	—
Total BDO USA, LLP	$3,558,176	$1,409,381

(1)

In accordance with the SEC’s definitions and rules, audit fees are comprised of billed fees and fees expected to be billed for professional services related to the audit of financial statements and internal control over financial reporting for the Company’s 2022 and 2021 fiscal years as included in the annual report on Form 10-K; and the review of financial statements for interim periods included in the quarterly reports on Form 10-Q within those years.

PROPOSAL THREE

NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

General

As required pursuant to Section 14A of the Exchange Act, the Board is asking you to approve, on an advisory and non-binding basis, the executive compensation programs and policies and the resulting 2022 compensation of our Named Executive Officers listed in the 2022 Summary Compensation Table on page 63 (our “Named Executive Officers”) as described in this Proxy Statement.

This proposal, commonly known as a “Say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific Named Executive Officer, but rather the overall compensation of all of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Because the vote is advisory, the result will not be binding on our Compensation Committee and it will not affect, limit or augment any existing compensation or awards. The “Say-on-pay” vote will, however, provide information to the Compensation Committee and our Board regarding investor sentiment about our executive compensation philosophy, policies and practices, which they will take into account when considering future compensation arrangements. Our Board and the Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the compensation of the Named Executive Officers as disclosed in this Proxy Statement, they will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. We recommend that you read the Compensation Discussion and Analysis and compensation tables in determining whether to approve this proposal.

We believe that the information provided within the Executive Compensation section of this Proxy Statement demonstrates that our executive compensation program has been designed appropriately and is working to ensure our Named Executive Officers’ interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Consistent with the preference of our stockholders, as reflected in the advisory vote on the frequency of future “Say-on-pay” votes, so-called “Say When on Pay,” conducted at our 2017 Annual Meeting of Stockholders, the Board has provided for annual advisory votes on the compensation of the Named Executive Officers since 2017. The Board will reevaluate this policy in light of the outcome of the vote on Proposal Five.

Vote Required

The affirmative “FOR” vote of a majority of the shares personally represented or by proxy at the meeting and entitled to vote on the item will be required for approval. Abstentions are counted for the purpose of determining the presence of a quorum and will have the same effect as votes “AGAINST” this item. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to such proposal and your shares will not be counted as voting on these matters.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY (NON-BINDING) VOTE APPROVING THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

PROPOSAL FOUR

NON-BINDING ADVISORY VOTE ON THE “SAY-ON-PAY-FREQUENCY” PROPOSAL REGARDING THE FREQUENCY OF STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

General

As required by Section 14A of the Securities Exchange Act of 1934, we are offering our stockholders an opportunity to cast an advisory vote on whether the non-binding advisory vote on the compensation of our Named Executive Officers should occur every one, two or three years. Although the vote is non-binding, we value continuing and constructive feedback from our stockholders on executive compensation and other important matters. The Board and the Compensation Committee will take into consideration the voting results when determining how often a non-binding stockholder advisory vote on the compensation of our named executive officers should occur.

The Board has determined that an advisory vote on executive compensation every year continues to be the best approach for the Company based on a number of considerations, including the vote frequency which the Board believes the majority of our investors prefer.

Stockholders are not voting to approve or disapprove of the Board’s recommendation. Instead, the proxy card provides stockholders with four choices with respect to this proposal; (1) one year, (2) two years, (3) three years or (4) abstaining from voting on the proposal. For the reason discussed above, we are asking our stockholders to indicate their support for the non-binding advisory vote on executive compensation to be held every one year.

Generally, approval of any matter presented to stockholders requires the affirmative vote of the holders of a majority of the shares of common stock represented at the annual meeting and entitled to vote on the matter. However, because this vote is advisory and non-binding, if none of the frequency options receive the vote of a majority of shares of common stock represented at the annual meeting and entitled to vote thereon, the option receiving the greatest number of votes will be considered the frequency recommended by the Company’s stockholders. Even though this vote will not be binding on the Company or Board, the Board will take into account the result of the vote when determining the frequency of future say-on-pay votes.

Vote Required

The frequency option receiving the highest number of affirmative “FOR” votes at the meeting (a plurality of votes cast) will be considered the frequency preferred by the stockholders, although such vote will not be binding on us. You may vote, with respect to the proposal to recommend, by non-binding vote, the frequency of executive compensation voting, for a vote every one, two or three years, or may abstain from voting. If you “ABSTAIN” from voting on this proposal, the abstention will not have an effect on the outcome of the vote. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to such proposal and your shares will not be counted as voting on these matters.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR “1 YEAR” ON THE NON-BINDING ADVISORY PROPOSAL REGARDING THE FREQUENCY OF STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL FIVE

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR 2019 EQUITY INCENTIVE PLAN

General

We are asking our stockholders to approve the amendment and restatement of our 2019 Equity Incentive Plan (the “Amended and Restated Plan”). Our Board has approved the Amended and Restated Plan, subject to approval from stockholders at the 2023 Annual Meeting. We are asking our stockholders to approve the Amended and Restated Plan because we have insufficient shares available to continue to make equity grants, which we believe are necessary to be able to recruit new employees and continue to provide long-term incentives to existing employees and directors. Outstanding awards will remain outstanding and shall continue to be subject to the terms of the Amended and Restated Plan and the respective award agreements, until the expiration of such awards in accordance with their terms.

The Amended and Restated Plan includes (i) increasing the number of shares available for future grant by 1,300,000 shares and (ii) providing that any shares subject to awards granted under the Amended and Restated Plan on or after July 13, 2023 with an exercise or purchase price per share less than the fair market value per share on the date of grant of such awards (including awards with no exercise or purchase price) will be counted against the numerical limits of the plan (and incorporated into the share recycle provisions) as 1.65 shares for every one share subject thereto.

Approval of the additional shares under the Amended and Restated Plan will allow us to continue to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to our success by offering them an opportunity to participate in our future performance. We believe that the Amended and Restated Plan is in the best interests of the Company because of the continuing need to provide stock options, restricted stock, restricted stock units, performance stock units, and other equity-based incentives to attract and retain qualified personnel and to respond to relevant market changes in equity compensation practices. The use of equity compensation has historically been a significant part of our overall compensation philosophy and is a practice that we plan to continue. In addition, equity awards granted to employees under the Amended and Restated Plan will provide our eligible employees with an opportunity to acquire or increase their ownership stake in the Company, and we believe this aligns their interests with those of our stockholders, creating strong incentives for our employees to work hard for our future growth and success.

We firmly believe that a broad-based equity program is a necessary and powerful employee incentive and retention tool that benefits all of our stockholders. Equity ownership programs put employees’ interests directly into alignment with those of other stockholders, as they reward employees based upon stock price performance. Without the ability to grant market-based equity incentives to our employees, we believe we would be at a disadvantage against other companies—both competitors in our commercial market, and those companies with whom we compete for talent—to provide the total compensation packages necessary to attract, retain and motivate the employee talent critical to our future success. Without equity incentives, we would be forced to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract, retain and motivate the employee talent critical to our future growth and success. These cash replacement alternatives could, among other things, reduce the cash available for investment in growth and development of new and existing products, cause a loss of motivation by employees to achieve superior performance over the longer term, and reduce the incentive of employees to remain employed with us during the equity award vesting period.

Our current practice is to provide equity awards to selected key employees that includes certain new hires, members of the management team, senior executive team members, non-employee directors, and other key contributors. We believe that equity compensation is an important component of our long-term employee incentive and retention plan and has been very effective in enabling us to attract and retain the talent critical for an innovative and growth-focused company. Our practice has evolved following discussions with our compensation consultant to primarily grant only non-qualified stock options (“NQs”), restricted stock units (“RSUs”) and performance stock units (“PSUs”).

If the Company’s stockholders do not approve the Amended and Restated Plan, then the current share limit will continue in effect, and we will continue to make awards, subject to such share limit. However, the Company’s plans to operate its business could be adversely affected as reduced equity awards could increase employee turnover, make it more difficult to motivate and retain existing employees, make us less competitive in hiring new talent into the Company to grow our business. Additionally, as a consequence, we may need to increase the cash-based compensation incentives in hiring and retaining top talent, which could adversely impact our financial results of operations, cash flows and balance sheet.

Design of our Amended and Restated Plan and Grant Practices

Our Amended and Restated Plan design is set-up to conform to best current compensation practices and implement strong governance-related protections for our stockholders, which include:

✓	Administration—Our Amended and Restated Plan is administered by the Compensation Committee of the Board, which is comprised entirely of independent non-employee directors.

✓

No evergreen provision—Stockholder approval is required for additional shares. Our Amended and Restated Plan does not contain an annual “evergreen” provision so that stockholder approval is required to increase the maximum number of securities that may be issued under the Amended and Restated Plan.

✓

Exchange or repricing programs are not allowed without stockholder approval. The Amended and Restated Plan prohibits the repricing or other exchange for plan awards or cash of underwater stock options and stock appreciation rights without prior stockholder approval.

✓

No discount stock options or stock appreciation rights. Any stock options and stock appreciation rights will have an exercise price equal to at least the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

✓

No “liberal” share recycling features—The Amended and Restated Plan deducts the shares available for issuance under the Amended and Restated Plan by the gross number of shares for which an award is exercised or vests, not the net number of shares actually issued upon exercise (in the event the exercise price is paid in shares of the Company’s common stock or shares are withheld to satisfy tax withholding obligations). Any shares subject to awards granted under the Amended and Restated Plan on or after July 13, 2023 with an exercise or purchase price per share less than the fair market value per share on the date of grant of such awards (including awards with no exercise or purchase price) will be counted against the numerical limits of the plan (and incorporated into the share recycle provisions) as 1.65 shares for every one share subject thereto.

✓	Does not provide for the automatic full “single trigger” acceleration of outstanding equity awards in the event of a change in control if such equity awards are assumed by the successor corporation.

✓

No dividend payments on unvested shares. No dividend payments will be made on unvested shares subject to grants, but instead any dividends will be deferred until awards become vested and are exercised / settled.

✓	No tax gross-ups. The Amended and Restated Plan does not provide for any tax gross-ups.

Considerations of the Board in Determining the Number of Shares to be Added

In determining the number of shares to be added under the Amended and Restated Plan, the Board considered a number of factors, including the following:

Historical Equity Awards Data as of the Record Date (May 18, 2023)

As of May 18, 2023 we had 717,784 outstanding stock options with a weighted average exercise price of $29.70 per share and a weighted average remaining contractual term of 6.5 years. We also had 715,303 outstanding RSUs and PSUs with a weighted average remaining contractual term of 1.4 years.

There were 2,100,577 shares available for grant in the Amended and Restated Plan as of May 18, 2023 (including the 1,300,000 shares that we are requesting stockholders to approve at the 2023 Annual Meeting).

Burn Rate and Overhang

The following table summarizes the Company’s gross burn rate over the prior three fiscal years (2020-2022):

Fiscal Year	Option Grants	RSU Grants	PSUs Earned(1)	WASO(2)	Burn Rate(3)
2020	71,088	650,964	—	16,691,016	4.33%
2021	172,139	260,987	34,623	18,361,840	2.55%
2022	296,238	204,489	118,162	18,746,796	3.30%

(1)	The Company granted 98,580 PSUs in 2020, 483,962 PSUs in 2021 and 156,237 PSUs in 2022.
(2)	WASO means the weighted average common shares outstanding for each fiscal year.
(3)	Burn Rate is calculated by dividing:

a.	The period’s number of shares subject to stock options granted, plus RSU awards ‘granted,’ plus PSU awards ‘earned’ in each fiscal year during the period; divided by

b.	The weighted-average number of shares outstanding for each fiscal year during the period.

The Company’s burn rate for fiscal year 2022 was 3.30%, and for the three-year period from 2020 to 2022, was 3.36%.

Post-Increase Total Overhang as of Record Date (May 18, 2023)

The following table summarizes, as of May 18, 2023, the Company’s issued and total equity overhang.

	Issued Overhang(1)	Total Overhang(2)
Cutera (no additional share authorization)	7.2%	11.2%
Cutera (with additional share authorization)	17.3%	31.3%

(1)	Issued overhang is calculated by dividing (a) the number of shares subject to equity awards outstanding at the end of the period by (b) the number of shares outstanding at the end of the period.
(2)	Total overhang is calculated by dividing:

a.	the sum of (x) the number of shares subject equity awards outstanding at the end of the period and (y) the number of shares available for future grant under equity plans, by;

b.	the number of shares outstanding at the end of the period.

Our Compensation Committee carefully considers the impact of potential dilution on our stockholders from equity-based awards, as well as the ability to maintain an equity incentive plan that can attract and retain employee talent, while keeping the rate of dilution low. After carefully forecasting our anticipated growth rate for the next few years and considering our historical forfeiture rates, we currently believe that the share reserve, which will include the additional 1,300,000 shares, will be sufficient for us to make anticipated grants of equity incentive awards under our current compensation program for more than one year but likely less than two years. However, a change in business conditions or our strategy, one or more acquisitions, or equity market performance could alter this projection. The Compensation Committee and the Board believe that approving the current share request will likely enable stockholders to continue to provide input on share increases to the equity plan on an annual basis.

Our directors and Named Executive Officers have an interest in this proposal as they are eligible to receive equity awards under the Plan.

What Happens if Stockholders Do Not Approve the Amended and Restated Plan

If the Company’s stockholders do not approve the Amended and Restated Plan, then the current share limit will continue in effect, and we will continue to make awards, subject to such share limit. However, the Company’s plans to operate its business could be adversely affected as reduced equity awards could increase employee turnover, make it more difficult to motivate and retain existing employees and make Cutera less competitive in hiring new talent into the Company to grow our business. Additionally, as a consequence, we may need to increase the cash-based compensation incentives in hiring and retaining top talent, which could adversely impact our financial results of operations, cash flows and balance sheet.

Vote Required

The affirmative “FOR” vote of a majority of the shares personally represented or by proxy at the meeting and entitled to vote on the item will be required for approval. Abstentions are counted for the purpose of determining the presence of a quorum and will have the same effect as votes “AGAINST” this item. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to such proposal and your shares will not be counted as voting on these matters.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED PLAN.

Summary of the Amended and Restated Plan

The following is a summary of the principal features of the Amended and Restated Plan and its operation. It is qualified in its entirety by reference to the Amended and Restated Plan set forth in this proxy statement as Appendix A.

The Amended and Restated Plan provides for the grant of the following types of incentive awards: (i) stock options, (ii) restricted stock, (iii) restricted stock units, (iv) stock appreciation rights (v) performance units and performance shares, and (vi) and other stock or cash awards. Each of these is referred to individually as an “Award.” Those eligible for Awards under the Amended and Restated Plan include members of the Board and employees and consultants who provide services to us or any parent or subsidiary of ours. As of May 31, 2023, we had approximately 539 employees, 83 consultants, and 9 outside directors who were eligible to participate in this Amended and Restated Plan. As stated, the Amended and Restated Plan allows us to grant Awards to consultants, and in certain circumstances, we have granted Awards to individual consultants of the Company performing a critical function.

Number of Shares of Common Stock Available Under the Amended and Restated Plan. The Company’s Board approved on June    , 2023 the addition of an incremental 1,300,000 shares to the Plan subject to stockholder approval at the 2023 Annual Meeting on July 13, 2023. As of May 18, 2023, a total of 16,701,192 shares were authorized for issuance under the Plan, of which 800,577 shares remained available for future awards. Upon stockholder approval of the Amended and Restated Plan at the 2023 Annual Meeting on July 13, 2023, a total of 18,701,192 shares will be authorized for issuance under the Amended and Restated Plan, of which 2,100,577 shares will be available for future awards. The shares may be authorized, but unissued or reacquired common stock.

Under the Amended and Restated Plan, any shares subject to Awards granted before June 14, 2019 or after July 13, 2023 with an exercise or purchase price less than fair market value per share of our common stock on the date of grant of such Awards (including Awards with no exercise or purchase price) will be counted against the numerical limit in the previous paragraph as 2.12 shares (with respect to Awards granted before June 14, 2019) or 1.65 shares (with respect to Awards granted on or after July 13, 2023) for every one share subject thereto. Further, if shares acquired through any such Award are forfeited or repurchased by us and would otherwise return to the Amended and Restated Plan as described in the following paragraph, 2.12 or 1.65, as applicable, times the number of shares so forfeited or repurchased will return to the Amended and Restated Plan and will again become available for issuance.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, restricted stock units, performance shares or performance units, is forfeited to or repurchased by us, the unpurchased shares (or for Awards other than options and stock appreciation rights, the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the Amended and Restated Plan. Upon exercise of a stock appreciation rights settled in shares, the gross number of shares covered by the portion of the stock appreciation right will cease to be available under the Amended and Restated Plan. If the exercise price of an option is paid by tender to us, or attestation to the ownership, of shares of our common stock owned by the participant, the number of shares available for issuance under the Amended and Restated Plan will be reduced by the gross number of shares for which the option is exercised. Shares that have actually been issued under the Amended and Restated Plan under any Award will not be returned to the Amended and Restated Plan and will not become available for future distribution under the Amended and Restated Plan; provided, however, that if shares of restricted stock, restricted stock units, performance shares or performance units are repurchased by us or are forfeited to us, such shares will become available for future grant under the Amended and Restated Plan as described above. Shares used to pay the exercise price of an Award and/or used to satisfy tax withholding obligations will not become available for future grant or sale under the Amended and Restated Plan. To the extent an Award is paid out in cash rather than shares of our common stock, such cash payment will not reduce the number of shares available for issuance under the Amended and Restated Plan.

If we declare a stock dividend or engage in reorganization or other change in our capital structure, including a merger, the Administrator will adjust the (i) number and class of shares available for issuance under the Amended and Restated Plan, (ii) number, class and price of shares subject to outstanding Awards, and (iii) specified per-person limits on Awards to reflect the change.

Administration of the Amended and Restated Plan. Our Board, or its Compensation Committee, or a committee of directors or of other individuals satisfying applicable laws and appointed by our Board (the “Administrator”), administers the Amended and Restated Plan. To make grants to certain of our officers and key employees, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act.

Subject to the terms of the Amended and Restated Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive Awards, to determine the number of shares to be covered by each Award, to determine the terms and conditions of Awards, to modify or amend each Award (subject to the restrictions of the Amended and Restated Plan), to approve the forms of Award agreement for use under the Amended and Restated Plan, to interpret the provisions of the Amended and Restated Plan and outstanding Awards, to allow participants to satisfy withholding tax obligations by electing to have us withhold from the shares to be issued upon exercise that number of shares having a fair market value equal to the minimum amount required to be withheld, and to allow participants to defer the receipt of payment of cash or the delivery of shares of our common stock that would otherwise be due under an Award according to such procedures as the Administrator determines.

The Administrator may, but only with stockholder approval, implement an exchange program under which (i) outstanding Awards may be surrendered or cancelled in exchange for Awards of the same type, Awards of a different type, and/or cash, (ii) participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award could be reduced.

The Administrator has the authority to make all other determinations necessary or advisable for administering the Amended and Restated Plan, and the Administrator’s decisions, determinations, and interpretations will be final and binding on all participants and any other holders of Awards.

Options. The Administrator is able to grant non-statutory stock options and incentive stock options under the Amended and Restated Plan. The Administrator determines the number of shares subject to each option, although the Amended and Restated Plan provides that a participant may not receive options for more than 1,000,000 shares in any fiscal year, except in connection with his or her initial service with us, in which case he or she may be granted an option covering up to an additional 1,000,000 shares.

The Administrator determines the exercise price of options granted under the Amended and Restated Plan, provided the per share exercise price must be at least equal to, and not less than, the fair market value of a share of our common stock on the date of grant. In addition, the per share exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of outstanding stock of ours or any parent or subsidiary of ours must be at least 110% of the fair market value of a share of our common stock on the grant date.

The term of each option will be stated in the Award agreement. The term of an option may not exceed seven years, except that, with respect to any participant who owns more than 10% of the voting power of all classes of outstanding stock of ours or any parent or subsidiary of ours, the term of an incentive stock option may not exceed five years.

After a termination of service with us, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in the participant’s Award agreement, the participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability. In no event may an option be exercise beyond its maximum term.

Restricted Stock. Awards of restricted stock are rights to acquire or purchase shares of our common stock, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. For example, the Administrator may set restrictions based on the achievement of specific performance goals. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed. The Award agreement generally will grant us the right to repurchase or reacquire the shares upon the termination of the participant’s service with us for any reason (including death or disability). During the period during which the transfer of a participant’s shares of restricted stock are subject to restrictions, (i) the participant may exercise full voting rights with respect to those shares, unless the Administrator determines otherwise, but (ii) the participant will not be entitled to receive dividends or other distributions paid with respect to such shares. The Administrator will determine the number of shares granted pursuant to an Award of restricted stock, but no participant will be granted a right to purchase or acquire more than 300,000 shares of restricted stock during any fiscal year, except that a participant may be granted up to an additional 300,000 shares of restricted stock in connection with his or her initial employment with us.

Restricted Stock Units. Awards of restricted stock units result in a payment to a participant only if the vesting criteria the Administrator establishes is satisfied. For example, the Administrator may set vesting criteria based on the achievement of specific performance goals. The restricted stock units vest at a rate determined by the Administrator; provided, however, that after the grant of restricted stock units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such restricted stock units. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the Award agreement. The Administrator, in its sole discretion, may pay earned restricted stock units in cash, shares, or a combination thereof. Restricted stock units that are fully paid in cash will not reduce the number of shares available for grant under the Amended and Restated Plan. On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to us. The Administrator determines the number of restricted stock units granted to any participant, but no participant may be granted more than 300,000 restricted stock units during any fiscal year, except that the participant may be granted up to an additional 300,000 restricted stock units in connection with his or her initial employment with us.

Stock Appreciation Rights. The Administrator will be able to grant stock appreciation rights (“SARs”), which are the rights to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. We can pay the appreciation in cash, shares of common stock, or a combination thereof. The Administrator, subject to the terms of the Amended and Restated Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Amended and Restated Plan, provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant and the term of a SAR may not exceed seven years. No participant will be granted SARs covering more than 1,000,000 shares during any fiscal year, except that a participant may be granted SARs covering up to an additional 1,000,000 shares in connection with his or her initial service with us.

The Administrator may grant “affiliated” SARs, “freestanding” SARs, “tandem” SARs, or any combination thereof. An “affiliated SAR” is a SAR that is granted in connection with a related option and which automatically will be deemed to be exercised at the same time that the related option is exercised. However, an affiliated SAR will not require a reduction in the number of shares subject to the related option. A “freestanding” SAR is one that is granted independent of any options. A “tandem” SAR is a SAR granted in connection with an option that entitles the participant to exercise the SAR by surrendering to us an equivalent portion of the unexercised related option. A tandem SAR may be exercised only with respect to the shares for which its related option is then exercisable. With respect to a tandem SAR granted in connection with an incentive stock option, the tandem SAR will expire no later than the expiration of the underlying incentive stock option, the value of the payout with respect to the tandem SAR will be for no more than 100% of the difference between the exercise price of the underlying incentive stock option and the fair market value of the shares subject to the underlying incentive stock option at the time the tandem SAR is exercised, and the tandem SAR will be exercisable only when the fair market value of the shares subject to the incentive stock option exceeds the exercise price of the incentive stock option.

After termination of service with us, a participant will be able to exercise the vested portion of his or her SAR for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s Award agreement, a participant will generally be able to exercise his or her vested SARs for the same period of time as applies to stock options.

Performance Units and Performance Shares. The Administrator may grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the Awards otherwise vest. Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, shares, or in a combination thereof. The Administrator will establish performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. The performance units and performance shares will vest at a rate determined by the Administrator; provided, however, that after the grant of a performance unit or performance share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance unit or performance share. On the date set forth in the Award agreement, all unearned or unvested performance units or performance shares will be forfeited to us. During any fiscal year, no participant will receive more than 300,000 performance shares and no participant will receive performance units having an initial value greater than $2,000,000, except that a participant may be granted performance shares covering up to an additional 300,000 shares in connection with his or her initial service with us. Performance units will have an initial value established by the Administrator on or before the date of grant. Performance shares will have an initial value equal to the fair market value of a share of our common stock on the grant date.

Performance Goals. Awards of restricted stock, restricted stock units, performance shares, performance units and other incentives under the Amended and Restated Plan may be made subject to the attainment of performance goals relating to one or more business criteria and may provide for a targeted level or levels of achievement including, but not limited to: (i) cash position, (ii) earnings per Share, (iii) net income, (iv) operating cash flow, (v) operating income, (vi) operating expenses, (vii) product revenues, (viii) profit after-tax, (ix) revenue, (x) revenue growth, and (xi) total stockholder return. The performance goals may differ from participant to participant and from Award to Award, may be used alone or in combination, may be used to measure our performance as a whole or the performance of one of our business units, and may be measured relative to a peer group or index. Before the latest possible date established by the Administrator for the calculation of a performance goal, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any performance goal with respect to any participant.

Limits on Awards Granted to Non-Employee Directors. No non-employee/ outside director may be granted, in any fiscal year, Awards under this Amended and Restated Plan with a value of greater than $400,000. The quantity of units granted is determined by dividing the award amount by the fifty (50)-day moving average stock price ending on the day of the award. Any Awards granted to an individual while he or she was an employee, or while he or she was a consultant but not an outside director, do not count for purposes of this limitation.

Transferability of Awards. Awards granted under the Amended and Restated Plan are generally not transferable other than by will or by the laws or descent and distribution and may be exercised during a participant’s lifetime only by the participant.

Dividends on Awards. To the extent an Award permits the payment of dividends or other distributions on the shares underlying the Award, Participants will not be entitled to receive such dividends or other distributions until such Award vests.

Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each participant as soon as practicable before the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately before the consummation of such proposed action.

Change in Control. In the event we experience a change in control (as defined in the Amended and Restated Plan), each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right is not assumed or substituted for in the event of a change in control, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

With respect to Awards granted to an outside director that are assumed or substituted for, if on the date of or following such assumption or substitution the participant’s status as a member of our Board or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the participant not at the request of the successor, then the participant will fully vest in and have the right to exercise his or her options and/or stock appreciation rights as to all of the shares subject to the Award, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock shall lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.

Company Policies. Any Awards granted under the Amended and Restated Plan on or after June 14, 2019 are subject to the Company’s Amended and Restated Stock Ownership Guidelines. In addition, any amounts (whether in cash or shares of our common stock) received by a participant under an Award granted on or after June 14, 2019, will, to the extent applicable, be subject to our right of recoupment under the terms of the Company’s Clawback Policy.

Term of Amended and Restated Plan. The Amended and Restated Plan will become effective upon its adoption by the Board, subject to approval by our stockholders at the 2023 Annual Meeting. It will continue in effect until the date of the Annual Meeting of Stockholders in 2030, unless our Board terminates it earlier.

Amendment and Termination of the Amended and Restated Plan. The Administrator has the authority to amend, alter, suspend or terminate the Amended and Restated Plan, except that stockholder approval will be required for any amendment to the extent required by applicable laws. No amendment, alteration, suspension or termination of the Amended and Restated Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the Administrator and which agreement must be in writing and signed by the participant and us.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and us of Awards granted under the Amended and Restated Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options. No taxable income is reportable when a nonstatutory stock option with a per share exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price for those shares. Any taxable income recognized in connection with an option exercise by one of our employees is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss to the participant.

Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of either of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any taxable income recognized in connection with a stock appreciation right exercise by one of our employees is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss to the participant.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares. A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares or performance units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. If the participant is an employee, such ordinary income generally is subject to tax withholding by us. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

Medicare Surtax. A participant’s annual “net investment income,” as defined in Section 1411 of the Code may be subject to a 3.8% federal surtax (generally referred to as the “Medicare Surtax”). Net investment income may include capital gain and/or loss arising from the disposition of shares subject to a participant’s Awards under the Amended and Restated Plan. Whether a participant’s net investment income will be subject to the Medicare Surtax will depend on the participant’s level of annual income and other factors.

Section 409A. Section 409A of the Code (“Section 409A”) provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under our Amended and Restated Plan with a deferral feature will be subject to the requirements of Section 409A, including stock options and stock appreciation rights granted with an exercise price below the fair market value of the underlying stock. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that Award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Some states may also apply a similar additional tax (for instance, California imposes a 5% additional tax in addition to the 20% federal additional tax).

Tax Effect for Us; Section 162(m). We generally will be entitled to a tax deduction in connection with an Award under the Amended and Restated Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer, Chief Financial Officer and to each of our three most highly compensated executive officers for the taxable year. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND US WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE AMENDED AND RESTATED PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Plan Benefits

The number of awards that an employee, director, or consultant may receive under the Amended and Restated Plan is in the discretion of the administrator and therefore cannot be determined in advance. The following table sets forth: (i) the aggregate number of shares of common stock subject to options granted under the Cutera, Inc. Amended and Restated 2019 Equity Incentive Plan during the fiscal year 2022 to each of our named executive officers; executive officers, as a group; directors who are not executive officers, as a group; and all employees who are not executive officers, as a group; (ii) the average per share exercise price of such options; (iii) the aggregate number of shares subject to RSUs and PSUs (at target) granted under the Cutera, Inc. Amended and Restated 2019 Equity Incentive Plan during the fiscal year 2022 to each of our named executive officers; executive officers, as a group; directors who are not executive officers, as a group; and all employees who are not executive officers, as a group; and (iv) the grant-date value of shares subject to such RSUs and PSUs.

Name of Individual or Group	Number of Shares Subject to Options Granted	Average Per Share Exercise Price of Options Grants	Number of Shares Subject to RSUs and PSUs Granted	Dollar Value of Shares Subject to RSUs and PSUs Granted ($)(1)
David H. Mowry	47,194	33.45	21,831	$730,247
Former Chief Executive Officer and Director
J. Daniel Plants	14,748	33.45	6,822	$228,196
Former Executive Chairman
Rohan R. Seth	11,798	33.45	5,457	$182,537
Former Chief Financial Officer
Michael A. Karavitis	8,849	33.45	12,279	$410,733
Chief Technology Officer
All executive officers, as a group	82,589	33.45	46,839	$1,551,712
All directors who are not executive officers, as a group	23,094	37.27	12,496	$456,729
All employees who are not executive officers, as a group	258,396	41.71	341,408	$16,039,169

(1)	Reflects the aggregate grant date fair value of awards computed in accordance with ASC 718.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the Company’s executive officers during fiscal year 2022 as of April 1, 2023.

Name	Age	Position
David H. Mowry(1)	60	Director and Former Chief Executive Officer
J. Daniel Plants(2)	56	Former Director and Former Executive Chairman
Rohan R. Seth(3)	45	Chief Financial Officer
Michael A. Karavitis	53	Chief Technology Officer

(1)	Mr. Mowry ceased to serve as the Company’s Chief Executive Officer as of April 11, 2023.
(2)	Mr. Plants ceased to serve as the Company’s Executive Chairman as of April 11, 2023 and Mr. Plants resigned as a director on June 9, 2023.
(3)	Mr. Seth resigned as the Company’s Chief Financial Officer as of May 26, 2023.

David H. Mowry was our Chief Executive Officer until April 2023. Mr. Mowry was also a member of the Board from July 8, 2019 until April 2023. Prior to joining Cutera, from May 2016 to October 2018, Mr. Mowry served as President and Chief Executive Officer, as well as a member of the Board, of Vyaire Medical, a global leader in the respiratory diagnostics, ventilation, and anesthesia delivery and patient monitoring market segments. Prior to his assignment at Vyaire, Mr. Mowry served as Executive Vice President and Chief Operating Officer and member of the Board of Directors of Wright Medical Group N.V., a global medical device company focused on extremities and biologics products, from October 2015 to May 2016, and during this time period he was also a member of the Board of Directors of EndoChoice Holdings, Inc., a company focused on the manufacturing and commercialization of platform technologies relating to the treatment of gastrointestinal conditions. Prior to Mr. Mowry’s assignment at Wright Medical Group, he served as President and Chief Executive Officer and member of the Board of Directors of Tornier N.V. from February 2013 until October 2015, at which time Tornier and Wright Medical Group merged, and prior to that, as Chief Operating Officer of Tornier from 2011 to 2013. Within the spine industry, Mr. Mowry served as Vice President of Operations and Logistics at Zimmer Spine from February 2002 until October 2006. Mr. Mowry has held executive leadership positions over his thirty-year medical device career at Covidien plc, ev3, Inc. and Zimmer Spine, Inc. Mr. Mowry is on the Board of directors of Alphatec Holdings, Inc., a public medical technology company that designs, develops, and markets products for the surgical treatment of spine disorders. Mr. Mowry received a B.S. degree in Engineering from the United States Military Academy at West Point.

J. Daniel Plants was appointed Chairperson of the Board in October 2016 and was a member of our Board from January 2015 to June 2023; he served as Executive Chairman from May 2021 through April 2023. Mr. Plants previously served as a member of the board of directors of Calix, Inc. (NYSE: CALX), and Chairman of its Strategic Committee; and as a member of the board of directors of Argo Group International Holdings, Ltd (NYSE: ARGO), and Chairman of its Strategic Committee. Mr. Plants has been Managing Partner of Voce Capital Management LLC since 2009. Prior to founding Voce Capital Management, Mr. Plants held a number of positions at leading Wall Street firms, including executive roles in investment banking at Goldman Sachs and JPMorgan Chase, and as a corporate attorney with Sullivan & Cromwell. Mr. Plants cofounded The Bay Area Urban Debate League and served as its Vice Chairman from 2008 to 2012. Mr. Plants holds a Juris Doctorate degree from University of Michigan Law School and an undergraduate degree from Bal or University.

Rohan Seth served as our Chief Financial Officer from August 2020 to May 2023. Prior to serving as CFO, from February 2019 to February 2020, Mr. Seth served as Vice-President of Finance for the Global Orthopaedics Franchise at Smith and Nephew. Prior to his assignment at Smith & Nephew, from July 2015 to January 2019, Mr. Seth was the Head of Finance for the U.S. Surgical division of Alcon Labs, a global leader in cataract, vitreoretinal and LASIK surgery. Prior to Alcon, Mr. Seth held several positions of increasing responsibility at Stryker Corporation, a global medical device leader, over a period of nine years from July 2006 to July 2015, including Sr. Director, Financial Planning and Analysis and Controller, Stryker Europe. Prior to his roles at

Stryker, Mr. Seth worked at Whirlpool Corporation from June 2003 to July 2006. Mr. Seth received his Master of Business Administration degree from the University of Notre Dame after graduating from the University of Mumbai with a Bachelor of Commerce. He is also Chartered Accountant from the Institute of Chartered Accountants of India.

Michael Karavitis has served as our Chief Technology Officer since August 2017. Mr. Karavitis directs research and development activities ranging from early phase R&D all the way through product development. Previous to this role, Mr. Karavitis served as Vice President of Research and Development of Cutera from 2012 to 2015. Under his leadership, Cutera released multiple innovative platforms, as well as product line extensions including Enlighten (the world’s first dual wavelength, dual pulse duration picosecond aesthetic laser) and Excel HR. In addition to starting his own company, Femtoblanc Inc., Mr. Karavitis has led various teams of engineers and scientists at a number of successful early to mid-stage companies, including LenSx (acquired by Alcon), Newport Corporation and Intralase Corporation (acquired by Advanced Medical Optics). Mr. Karavitis graduated with a B.S. in Chemistry from Indiana University, and completed his M.S. and Ph.D. in Chemical and Material Physics at the University of California, Irvine. He is the named inventor in 10 U.S. patents, and is the author of 17 publications in peer-reviewed journals.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) explains our executive compensation program and philosophy, the decisions the Compensation Committee of our Board made under this program during 2022 and the factors considered in making those decisions. The Compensation Committee has the principal responsibility for establishing, implementing and continually monitoring adherence to our compensation philosophy and objectives. The Compensation Committee’s duties include evaluating the performance and advising the Board on the compensation of our Chief Executive Officer and setting the compensation of our other executive officers. This CD&A focuses on the compensation of our Named Executive Officers for 2022:

Our named executive officers (“Named Executive Officers”) during fiscal 2022, were:

•	David H. Mowry, Former Chief Executive Officer(1);

•	Rohan Seth, Former Chief Financial Officer(2);

•	J. Daniel Plants, Former Executive Chairman(3); and

•	Michael Karavitis, Executive Vice President, Chief Technology Officer.

(1)	Mr. Mowry ceased to serve as the Company’s Chief Executive Officer as of April 11, 2023.
(2)	Mr. Seth ceased to serve as the Company’s Chief Financial Officer as of May 26, 2023.
(3)	Mr. Plants ceased to serve as the Company’s Executive Chairman as of April 11, 2023.

Executive Compensation Program Philosophy and Process

Our Compensation Committee reviews the compensation of our executive officers, including our Named Executive Officers and strikes a balance between fixed base pay and pay-for-performance programs that tie compensation directly to specific business goals and management objectives. Our Compensation Committee designs our executive compensation program to support our near-term financial and strategic objectives and promote the long-term growth of our Company.

Our executive compensation program aims to recruit and retain key executive officers responsible for our success and to help motivate these executive officers to enhance long-term stockholder value. To achieve these ends, the Compensation Committee’s executive compensation decisions are based on the following principal objectives:

•	Supporting our key financial and strategic goals that relate to our corporate performance;

•	Aligning the interests of our executive officers with the interests of our stockholders;

•	Providing a total compensation package that is competitive and enables us to attract, motivate, reward and retain talented executive officers and employees;

•

Based, in large part, on pay-for-performance principles, such that changes in our revenue, operating results, product launches, and stock price, all significantly affect the compensation of our executive officers; and

•	Balancing the components of compensation so that both short-term (annual) and long-term performance objectives are recognized.

We believe the compensation of our executive officers and employees should reflect our performance as an organization, and their performance as individuals, in attaining key financial and operating objectives established by our Board. In addition, we strive to promote an ownership mentality among our employees, including our executive officers, which we believe is best achieved through our equity incentive program and the Employee Stock Purchase Plan. Also, as our Company matures and we lay the foundation for longer term growth and sustained profitability, we endeavor to conserve our cash resources. To that end, one important aspect of our overall compensation philosophy is to set base salaries that are competitive relative to compensation in a peer group of companies (the “Peer Group”), in addition to equity and performance-based incentive compensation, which we believe best aligns the interests of our employees and our stockholders.

Key Features of Our Executive Compensation Program

	WHAT WE DO		WHAT WE DON’T DO

✓	Pay for Performance: We link the cash compensation of our executive officers to our performance and stockholder interests by heavily weighting their target total cash compensation opportunities to the achievement of strong financial performance tied to a balanced mix of pre-established performance measures and long-term equity awards that align their interests with those of our stockholders.	☒

No Special Perquisites or Benefits: We do not ordinarily provide special perquisites or other personal benefits to our executive officers, such as company cars*, club memberships, supplemental executive retirement plans or supplemental executive health benefits.

* We provide our sales executives with a car allowance given their extended use of a vehicle other than simply commuting to and from the office in Brisbane.

✓	Independent Compensation Advisor: The Compensation Committee selects and engages its own independent advisor to evaluate compensation on an annual basis.	☒	No Guaranteed Bonuses: We do not provide guaranteed minimum bonuses. Bonuses are contingent on the achievement of key strategic Company goals.

✓	Stock Ownership Guidelines: Our Named Executive Officers, members of senior management, and the non-employee members of our Board are subject to stock ownership guidelines equal to a multiple of their respective annual base salaries (3x for our Chief Executive Officer and 1x for other Named Executive Officers and members of senior management) or Board service retainers (3x for directors).	☒	No Excise Tax Gross-Ups: We do not provide any tax reimbursement payments or “gross-ups” payments in connection with any excise taxes that are imposed in connection with any change in control payments or benefits.

✓	Competitive and market-based compensation: We pay fair and reasonable compensation that allows us to attract, motivate, retain and reward the key employees whose knowledge, skills and performance are necessary for our future growth and success.

✓	Compensation Recovery (“Clawback”) Policy: Our Clawback Policy, which covers all executive officers, allows for recovery of performance-based compensation if a Named Executive Officer’s intentional misconduct.

2022 Compensation Overview

When designing our 2022 executive compensation program, the Compensation Committee considered the program philosophy and objectives set forth above and the intense competition for executive talent within the medical device industry and the broader technology industry in Silicon Valley, California.

Summary of the Key Features of our 2022 Executive Compensation Program

•	Our Named Executive Officers are compensated with a base salary (cash), incentive cash bonuses, equity awards, and other customary employee benefits.

•

The compensation of our Named Executive Officers is reviewed annually (or more frequently as circumstances may dictate) by the Compensation Committee, and adjustments are made to reflect performance-based factors and competitive conditions.

•

We evaluate and reward our Named Executive Officers based on the comparable industry specific and general market compensation for their respective positions in the Company, and an evaluation of their contributions to the achievement of short-term and long-term organizational goals.

•

Our Compensation Committee engages an outside compensation consultant to review our executive compensation program on an “as needed” basis, in comparison to the Peer Group, and recommend modifications at reasonable intervals when warranted.

•	Our employment agreements with our Named Executive Officers include Change of Control and Severance Agreements (“COC Agreements”).

•	We have stock ownership guidelines equal to a multiple of their respective annual base salaries (3x for our Chief Executive Officer and 1x for our other Named Executive Officers).

Financial Highlights for 2022

We are a global medical device company focused on the design, development, manufacture and commercialization of laser and other energy-based aesthetic systems for practitioners worldwide. We sell systems, system upgrades, hand pieces, hand piece refills and other disposable products, and distribute third-party manufactured skincare products. In addition, we have a recurring service business that includes the selling of post-warranty service contracts, parts, hand piece replacements, and generating revenue from the servicing of products that are out of warranty.

•

Revenue in Japan decreased by $5.3 million, or 8%, compared to 2021. The decrease was driven by a $7.2 million decrease in Skincare revenue due to a significant devaluation in the Japanese Yen in 2022.

•

Gross profit as a percentage of revenue for the year ended December 31, 2022 was 55.4%, compared to 57.6% in 2021. The decrease in gross profit as a percentage of revenue was driven by foreign currency devaluation contributing to a 2.0 percentage point decrease and the increased manufacturing overhead due to the AviClear launch contributing to a 1.5 percentage point decrease. These decreases were partially offset by an increase in sales volume, which improved the Company’s leverage on fixed costs and provided an increase of 1.3 percentage points to the Company’s gross profit percentage.

•

As of December 31, 2022, we had $345.4 million of working capital. Cash and cash equivalents decreased by $18.2 million to $145.9 million as of December 31, 2022, from $164.2 million as of December 31, 2021, due to the net proceeds from the issuance of the convertible notes, offset by purchases of capped calls and marketable investments, the acquisition of property and equipment and cash used for operations.

•

We had a net decrease in cash and cash equivalents during 2022, which consisted of $242.9 million increase from financing activities offset by $67 million decrease from operating activities and $194.2 million decrease from investing activities.

Corporate Governance Highlights

We endeavor to maintain good corporate governance standards consistent with our executive compensation policies and practices. The following policies and practices were in effect during 2022:

•	Independent directors oversee each of our Board’s committees, including our Compensation Committee. Our Compensation Committee establishes our executive compensation and administers our equity plans.

•

The Compensation Committee conducts an annual review and approval of our compensation strategy. We ensure that our compensation practices remain current with market conditions by having them reviewed by the Compensation Committee’s compensation consultant from time to time. Our compensation philosophy and related corporate governance features are complemented by several elements that are designed to align our executive compensation with long-term stockholder interests. Please refer to the “Executive Compensation Philosophy and Objectives” section above.

Compensation-Setting Process Committee’s Roles and Responsibilities

Role of the Compensation Committee in Setting Executive Compensation

•	Provide oversight of our compensation programs, policies, practices and benefit plans;

•

Assist our Board in discharging its responsibilities relating to (i) the oversight of the compensation of our CEO, our CFO and the other members of executive management, and (ii) approving and evaluating our Executive Management compensation programs, policies, practices and plans; and

•	Assist our Board in administering our equity compensation plans for our employees.

Compensation Committee Members

The members of the Compensation Committee are appointed by our Board. The chairperson of the committee is Gregory A. Barrett and the other member is Janet D. Widmann. Each member of the Compensation Committee is a “non-employee director” for purposes of Exchange Act Rule 16b-3, and satisfies the independence requirements imposed by the NASDAQ listing standards.

Compensation Committee Charter

The Compensation Committee has a written charter, which can be found on the Investors page, under the Corporate Governance section of our website at www.cutera.com.

Duties of the Compensation Committee

The responsibilities of the Compensation Committee include:

(i)	Establishing the following compensation elements for our executive officers as appropriate:

(a)	annual base salary;

(b)	annual incentive bonus, which may include the setting of specific goals and target amounts;

(c)	equity compensation;

(d)	agreements for employment, severance and change-of-control payments and benefits; and

(e)	any other benefits, compensation or arrangements, other than benefits generally available to our employees.

(ii)	Reviewing, at such intervals as may be decided by the Compensation Committee from time to time, regarding:

(a)	general compensation goals and guidelines for our employees and the criteria by which bonuses and equity awards to our employees are determined; and

(b)	other policies and plans for the provision of compensation to our employees and consultants.

(iii)	Acting as Administrator of our 2019 Equity Incentive Plan, our 2004 Employee Stock Purchase Plan, and any other equity compensation plans adopted by our Board;

(iv)	Reviewing our policies relating to the issuance of equity compensation to our employees and consultants;

(v)	Preparing the report that accompanies this Compensation Discussion and Analysis.

Advisory Vote on Named Executive Officer Compensation

We believe that it is important for our stockholders to have an opportunity for an advisory vote on Named Executive Officer compensation on an annual basis as a means to express their views regarding our executive compensation program and philosophy, our compensation policies and programs, and our decisions regarding executive compensation. The Compensation Committee considers the outcome of the annual “Say-on-Pay” advisory vote when making decisions regarding our executive compensation program. At the Company’s 2022 Annual Meeting of Stockholders, approximately 99% of the votes cast on the “Say-on-Pay” advisory vote, excluding broker non-votes, were cast in favor of approving the compensation of our Named Executive Officers. The Board and the Compensation Committee viewed the outcome of the “Say-on-Pay” vote as indicative that a significant majority of our stockholders view that the Compensation Committee’s approach to executive compensation favorably.

Our stockholder engagement efforts, including ongoing conversations between management and Board members and stockholders on a variety of matters, reflect our commitment to strong corporate governance and our goal of seeking input directly from our stockholders, which we believe allows us to better understand our stockholders’ perspectives. As a result of the Compensation Committee’s evaluation of the results of the “Say-on-Pay” vote, the feedback received from stockholders and the advice from the Compensation Committee’s compensation consultant, the Compensation Committee determined that significant changes to the design of our executive compensation and equity programs were not warranted at this time.

Compensation Consultant

The Compensation Committee engages a compensation consultant periodically based on the need for additional guidance resulting from changes in our Named Executive Officers’ roles and responsibilities, our corporate profile relative to our peers (e.g., type of business, market capitalization, annual revenue, profitability, etc.), Named Executive Officer turnover, and other factors as determined by our Compensation Committee. The Compensation Committee has engaged Compensia, a national compensation consulting firm, periodically to advise it on various compensation matters related to our Named Executive Officers, the Board, and other members of senior management.

In 2021 and 2022, in connection with the Company’s development of recommended pay levels and structures for our Named Executive Officers, the Compensation Committee directed Compensia to perform the following activities:

•	Evaluate and develop a group of public companies that would be suitable to use as a Peer Group;

•

Gather competitive market data with respect to the compensation of both directors and executive officers of the Peer Group and at comparably sized/valued companies in the broader technology and life science markets;

•

Assess elements of our Named Executive Officers’ compensation including base salary, target annual cash bonus, target total cash compensation and annual equity grant values relative to the practices at the Peer Group and in the broader competitive market; and

•

Review and provide input to the Compensation Committee on the Company’s recommended adjustments for cash-based and equity-based compensation for our directors and Named Executive Officers, including pay levels and pay structures (such as short-term and long-term variable compensation components).

Based on the consideration of the factors specified in the rules of the SEC and the listing standards of Nasdaq, and a review of these factors for 2022, the Compensation Committee determined that its relationship with Compensia and the independent work of Compensia on behalf of the Compensation Committee does not raise any conflict of interest. The Compensation Committee reviews the compensation consultant’s independence annually.

Competitive Positioning

In developing, reviewing, and approving the annual compensation for our Named Executive Officers, the Compensation Committee, with the assistance of its compensation consultant, develops and maintains the Peer Group from which to gather competitive market data. After consulting with Compensia, the Compensation Committee approved the following set of selection criteria for determining the companies to comprise the Peer Group:

(i) U.S.-based companies with a primary focus on health care equipment and supplies;

(ii) Annual revenue generally between 0.4 times to 2.5 times that of Cutera;

(iii) Market capitalization generally between 0.25 times to 4.0 times that of Cutera; and

(iv) Secondary focus on parameters including peer business model and complexity, international presence, headcount and location.

In November 2021, in connection with the development of additional compensation assessments that the Compensation Committee requested related to executive compensation and our Named Executive Officer compensation levels, the Compensation Committee, after consulting with Compensia, updated the Peer Group based on the selection criteria referenced above to include the following companies:

Accuray	CryoLife	SI-BONE

Alphatec Holdings	Intersect ENT	Sientra

AngioDynamics	iRhythm Technologies	Tactile Systems Technology

Anika Therapeutics	Lantheus Holdings	Vapotherm

AtriCure	LeMaitre Vascular	ViewRay

AxoGen	NanoString Technologies

Cardiovascular Systems	SeaSpine Holdings

The Compensation Committee also reviewed a separate competitive market analysis for our Executive Chairperson, which analyzed how Executive Chairpersons in the broader technology and life science market are paid relative to Chief Executive Officers at their companies.

We do not believe that it is appropriate to make compensation decisions, whether regarding base salaries or short-term or long-term incentive compensation, solely based upon benchmarking to a peer or other representative group of companies. However, the Compensation Committee believes that information regarding the compensation practices at other companies is useful in at least two respects. First, the Compensation Committee recognizes that our compensation policies and practices must be competitive in the marketplace. Second, this information is useful in assessing the reasonableness and appropriateness of individual executive compensation elements and of our overall executive compensation packages. This information is only one of several factors that the compensation committee considers, however, in making its decisions with respect to the compensation of our executive officers.

Executive Compensation Actions

Effective July 8, 2019, Mr. Mowry became our CEO. Mr. Seth became our CFO effective August 10, 2020.

Leading up to, and during 2022, our Compensation Committee, after consultation with its compensation consultant, re-evaluated the compensation of some of our Named Executive Officers and approved the following cash compensation adjustments and new equity award allocations to their compensation arrangements:

1)	Cash Compensation

a)

Effective July 8, 2019, as CEO, Mr. Mowry’s annual base salary was set at $650,000 and he was not entitled to receive any compensation for service as a member of our Board during the period of his employment. Effective July 1, 2021, Mr. Mowry’s annual base salary was increased to $670,000 and effective July 1, 2022, Mr. Mowry’s annual base salary was increased to $696,800. Mr. Mowry is also eligible to participate in our Management Bonus Program and his target cash bonus opportunity was equal to 100% of his annual base salary.

b)

Effective May 19, 2021, as Executive Chairman, Mr. Plants annual base salary was set at $250,000 and he was not entitled to receive any compensation for service as a member of our Board during the period of his employment. Effective July 1, 2022, Mr. Pants’ annual base salary was increased to $260,000. Mr. Plants is also eligible to participate in our Management Bonus Program and his target cash bonus is set as a fixed dollar amount of $100,000 per his employment agreement.

c)

Effective August 10, 2020, as CFO, Mr. Seth’s annual base salary was set at $350,000. Effective July 1, 2021, Mr. Seth’s annual base salary was increased to $360,500 and effective July 1, 2022, Mr. Seth’s annual base salary was increased to $390,000. Mr. Seth is also eligible to participate in our Management Bonus Program and his target cash bonus opportunity was equal to 50% of his annual base salary.

d)

In 2021, Mr. Karavitis’ salary was set at $431,600 and effective July 1, 2022, Mr. Karavitis’ annual base salary was increased to $457,496. Mr. Karavitis is also eligible to participate in our Management Bonus Program and his target cash bonus opportunity was equal to 60% of his annual base salary.

2)	Equity Awards

a)

Mr. Mowry was granted equity awards with a grant date fair value of $1,530,185 in 2022, compared to $2,593,960 in 2021. The equity awards were comprised of performance stock units (“PSUs”) and stock options with a grant date fair value of $730,247 and $799,938, respectively.

b)

Mr. Plants was granted equity awards with a grant date fair value of $478,175 in 2022, compared to $777,382 in 2021. The equity awards were comprised of PSUs and stock options with a grant date fair value of $228,196 and $249,979, respectively.

c)

Mr. Seth was granted equity awards with a grant date fair value of $382,513 in 2022, compared to $1,624,767 in 2021. The equity awards were comprised of PSUs and stock options with a grant date fair value of $182,537 and $199,976, respectively.

d)

Mr. Karavitis was granted equity awards with a grant date fair value of $560,724 in 2022, compared to $2,981,734 in 2021. The equity awards were comprised of stock options, PSUs and RSUs with a grant date fair value of $149,991, $273,822, and $136,911, respectively.

3)	Established the Performance Metrics for PSUs.

The performance metrics established for the PSU awards are described below in the section titled “Equity Awards.”

The Compensation Committee concluded that the changes to the compensation of our Named Executive Officers strengthened the alignment of their interests with those of our stockholders, were sufficient to maintain competitiveness with the executives in comparable positions at the companies in our Peer Group, promoted retention and achieved the motivation and continuity desired. Further, the Compensation Committee also took into consideration the fact that, consistent with our compensation objectives, the equity awards granted to our

Named Executive Officers increased their stake in the Company, thereby reinforcing their incentive to manage our business as owners and subjected a significant portion of their target total direct compensation to fluctuations in the market price of our common stock in alignment with stockholder interests.

Compensation Components

Our Named Executive Officers are compensated with cash, short-term incentives and long-term incentive in the form of equity awards, and other customary employee benefits.

Cash Compensation

Cash compensation consists of:

•	Base salary;

•	Discretionary spot bonus; and

•	Participation in a Management Bonus Program for non-sales employees (the “Management Bonus Program”).

Our cash compensation goals for our Named Executive Officers are based upon a number of principles, including:

•

Although we do not believe that it is appropriate to make compensation decisions upon any type of benchmarking to a peer or other representative group of companies, the compensation committee believes that information regarding the compensation practices at other companies is useful in at least two respects. First, the compensation committee recognizes that our compensation policies and practices must be competitive in the marketplace. Second, this information is useful in assessing the reasonableness and appropriateness of individual executive compensation elements and of our overall executive compensation packages. This information is only one of several factors that the compensation committee considers, however, in making its decisions with respect to the compensation of our Named Executive Officers. Additional considerations include:

•	Base salary should reflect the individual’s experience (in both the role he or she is performing, and the aesthetics industry more broadly), performance, and potential; and

•

The amount of bonuses payable to our Named Executive Officers should be based on corporate performance measures established by the Compensation Committee and approved by our Board that align the bonus payment with the achievement of specified goals contained in our annual operating plan that are intended to enhance long-term stockholder value.

Base Salary

We believe that a competitive base salary is a necessary element of our executive compensation program, so that we can attract and retain a world class management team that is focused on building a sustainable enterprise for the future. The Compensation Committee seeks to set competitive base salaries, comparable to market standards, that are equitable across the executive team based on level of impact and contributions.

The Compensation Committee reviews the base salaries of our executive officers, including our Named Executive Officers, annually and makes adjustments to their base salaries as it determines to be necessary or appropriate.

In 2022, the Compensation Committee reviewed the base salaries of our executive officers, including our Named Executive Officers, taking into consideration a competitive market analysis performed by Compensia, as well as the other factors described above. Following this review, the Compensation Committee set the base salaries of our executive officers for 2022 at levels that it believed were appropriate to maintain their competitiveness.

The base salaries paid to our named executive officers were as follows:

Named Executive Officer	2021 Base Salary	2022 Base Salary(1)	Percentage Adjustment
Mr. Mowry	$670,000	$696,800	4.0%
Mr. Plants	$250,000	$260,000	4.0%
Mr. Seth	$360,500	$390,000	8.2%
Mr. Karavitis	$431,600	$457,496	6.0%

(1)	Effective July 1, 2022.

The base salaries paid to our named executive officers for 2022 are also set forth in the “2022 Summary Compensation Table” below.

Management Bonus Plan

We use annual cash bonuses to motivate our executive officers, including our Named Executive Officers, to achieve our short-term financial and operational objectives while making progress towards our longer-term growth and other goals. Consistent with our executive compensation philosophy, these annual cash bonuses are intended to help us to deliver a competitive total direct compensation opportunity to our executive officers. Annual cash bonuses are entirely performance-based, are not guaranteed, and may vary materially from year-to-year.

Typically, the Compensation Committee establishes target cash bonus opportunities pursuant to a formal cash bonus plan that measures and rewards our executive officers for our actual corporate performance over our fiscal year. The cash bonus plan is designed to pay above-target cash bonuses when we exceed our annual corporate objectives and below-target cash bonuses when we do not achieve these objectives. The Compensation Committee, also from time to time, may award one-time discretionary bonuses based on extraordinary individual performance outside of corporate-wide performance objectives.

In 2022, the Compensation Committee, determined to award cash bonus opportunities to our executive officers, including our Named Executive Officers, pursuant to the 2022 Management Bonus Plan. Under the 2022 Management Bonus Plan, our Board had the authority to select the performance measures and related target levels applicable to the target cash bonus opportunities for our executive officers.

Target Cash Bonus Opportunities

For 2022, the target cash bonus opportunities were designed to reward our Named Executive Officers based on our overall financial and operational performance and were established after the Compensation Committee consulted with its compensation consultant. As in prior years, the Compensation Committee determined that the target cash bonus opportunities for the Named Executive Officers should be determined as a percentage of their base salary. The target cash bonus opportunities are reviewed annually by the Compensation Committee and are based on several factors, including the scope of the Named Executive Officers’ performance, contributions, responsibilities, experience, prior years’ target cash bonus and market conditions. In 2022, the Compensation Committee did not make any changes to our Named Executive Officers’ target cash bonus opportunities.

For 2022, the target cash bonus opportunities for each of our Named Executive Officers under the 2022 Management Bonus Plan were as follows:

Named Executive Officer	2022 Target Cash Bonus Opportunity (as a percentage of base salary)	2022 Target Cash Bonus Opportunity
Mr. Mowry	100%	$696,800
Mr. Plants(1)	38.5%	$100,000
Mr. Seth	50%	$195,000
Mr. Karavitis	60%	$274,498

(1)	Mr. Plants’ target cash bonus opportunity was set as a fixed dollar amount of $100,000 per his employment agreement. Mr. Plants’ annual base salary for 2022 was $260,000.

The target cash bonus opportunities of our executive officers, including our Named Executive Officers, were weighted 100% on corporate performance objectives. The Compensation Committee determined this allocation to be appropriate to focus our executive officers on our short-term financial objectives as reflected in our annual operating plan.

Corporate Performance Measures-related:

For 2022, the Compensation Committee established the following corporate performance measures for determining the bonuses payable to our Named Executive Officers, and the overall weighting of each corporate performance measure, as follows:

1) 2022 Revenue measured against a pre-established target amount	60%
2) 2022 Non-GAAP Gross Margin measured against a pre-established target amount(1)	15%
3) 2022 Non-GAAP Adjusted EBITDA measured against a pre-established target amount(1)	25%

(1)

For a full reconciliation for Non-GAAP Gross Margin and Non-GAAP Adjusted EBITDA to the most directly comparable financial measure stated in accordance with GAAP, please see our Current Report on Form 8-K filed with the SEC on February 28, 2023.

Our Board believed that these corporate performance measures aligned the Named Executive Officers’ bonus payment with the achievement of our annual operating goals, which would enhance long-term stockholder value creation.

The Compensation Committee weighted each corporate performance measure as set forth above, such that the given percentage of the bonus was “at risk” based on the level of achievement of the specific performance measure. Performance achievement of each of the specific performance measures was based on a sliding scale. With respect to the Revenue performance measure, the applicable payout scaled linearly from 50% to 100% between 90% of the target Revenue attainment goal and 100% of the target Revenue attainment goal, and the applicable payout scaled linearly between 100% and 200% between 100% of the target Revenue attainment goal and 140% of the target Revenue attainment goal. With respect to the Gross Margin performance measure, the applicable payout scaled linearly from 50% to 100% between 95% of the target Gross Margin attainment goal and 100% of the target Gross Margin attainment goal, and the payout scaled linearly between 100% to 200% between 100% of the target Gross Margin attainment goal and 117% of the target Gross Margin attainment goal. With respect to the Adjusted EBITDA performance measure, the applicable payout scaled linearly from 50% to 100% between 80% of the target Adjusted EBITDA attainment goal and 100% of the target Adjusted EBITDA attainment goal, and the payout scaled linearly from 100% to 200% between 100% of the target Adjusted EBITDA attainment goal and 250% of the Adjusted EBITDA attainment goal. No payout would be issued with respect to a corporate performance measure if the level of achievement of the applicable attainment goal was 50% or below.

2022 Performance Results and Bonus Decisions

In 2023, the Compensation Committee determined that our actual achievement with respect to the corporate performance measures under the 2022 Management Bonus Plan was as follows:

Corporate Performance Measure	Degree of Achievement of Performance Measure	Weighted Payout based on Degree of Achievement of Performance Measure
Revenue	88%	70%
Gross Margin	96%	88%
Adjusted EBITDA	0%	0%

As a result of our performance in 2022 with respect to each corporate performance measure, the overall payout under the 2022 Management Bonus Plan with respect to each Named Executive Officer was equal to 55.1% of the applicable annual target cash bonus opportunity. Accordingly, bonuses under the 2022 Management Bonus Plan were paid in April 2023 in the following amounts to each of our Named Executive Officers:

Named Executive Officers	Annual Cash Bonus Paid for 2022
Mr. Mowry	$383,937
Mr. Plants	$55,100
Mr. Seth(1)	$107,445
Mr. Karavitis	$151,248

(1)	In addition to his bonus pursuant to the management bonus plan, Mr. Seth received a one-time discretionary cash bonus of $87,555 for his financial and operating achievements in 2022.

Long-Term Incentive Compensation

We believe that equity-based compensation promotes and encourages long-term successful performance by our Named Executive Officers that is aligned with the organization’s goals and the generation of stockholder value. Our equity compensation goals for our Named Executive Officers are based upon the following principles:

•	Stockholder and Named Executive Officer interests should be aligned;

•	Key and high-performing employees, who have a demonstrable impact on our performance or stockholder value, should be compensated in this manner;

•	The program should be structured to provide meaningful retention incentives to participants;

•	The equity awards should reflect each individual’s experience, performance, potential and be comparable to the Peer Group awards for the respective position; and

•	Actual awards should be tailored to reflect individual performance and attraction/retention objectives.

•

Actual awards also tie to recommendations from our Chief Executive Officer and other management, competitive compensation market data (as described above), internal pay equity based on the impact on our business and performance; and existing equity holdings including unvested equity for each Named Executive Officer.

There is no predetermined formula or weighting of these factors. Instead, our Compensation Committee considers all of this information in light of our business objectives.

Equity Awards

Under our 2019 Equity Incentive Plan, we generally grant RSU awards, PSU awards, and options to our executive officers, employees and the non-employee members of our Board. We grant annual equity awards to our Named Executive Officers and certain members of management with a vesting start date of January 1. All awards are subject to a minimum one-year vesting period from the date of grant. Awards with time-based vesting, such as RSU awards and options, typically vest as to 25% of the shares subject to the award after the first twelve months of service and in equal quarterly installments thereafter with full vesting in four years. Awards with performance-based vesting typically vest contingent on achievement of corporate goals or other financial targets set as of the grant date, with 50% of the shares subject to the award vesting after the first twelve months of service and 50% vesting on the second anniversary of the grant date. Aside from our annual equity awards practices, the Compensation Committee approves equity awards to new and recently hired or promoted employees once each quarter at the Compensation Committee meeting with the grant date fair value to be calculated as of the date of the award.

Summary of Equity Award Grants

a)

Mr. Mowry was granted equity awards with a grant date fair value of $1,530,185 in 2022, compared to $2,593,960 in 2021. The equity awards were comprised of performance stock units (“PSUs”) and stock options with a grant date fair value of $730,247 and $799,938, respectively.

b)

Mr. Plants was granted equity awards with a grant date fair value of $478,175 in 2022, compared to $777,382 in 2021. The equity awards were comprised of PSUs and stock options with a grant date fair value of $228,196 and $249,979, respectively.

c)

Mr. Seth was granted equity awards with a grant date fair value of $382,513 in 2022, compared to $1,624,767 in 2021. The equity awards were comprised of PSUs and stock options with a grant date fair value of $182,537 and $199,976, respectively.

d)

Mr. Karavitis was granted equity awards with a grant date fair value of $560,724 in 2022, compared to $2,981,734 in 2021. The equity awards were comprised of stock options, PSUs and RSUs with a grant date fair value of $149,991, $273,822, and $136,911, respectively.

Performance Stock Unit Awards—Corporate Performance Measures-related:

In February 2022, our Compensation Committee granted PSU awards to our Named Executive Officers and other members of management and selected performance targets for these awards. The number of units subject to the PSU awards granted to our Named Executive Officers vest in equal amounts on January 1, 2023, based on the performance targets being met and subject to approval by our Board, and December 31, 2023, subject to the Named Executive Officer continuing to provide service through to this vesting date.

Metric	Weighting of Goal	Achievement Timeframe
(1) Increase 2022 body contouring revenue versus 2021 by a target amount.	35.0%	December 31, 2022
(2) Complete transition to new ERP software	30.0%	September 30, 2022
(3) Complete business plan to commercially launch a new product by December 2024	17.5%	December 31, 2022
(4) Limited release of a skin tightening product	17.5%	December 1, 2022

On February 21, 2023, the Board approved the achievement of metrics 2-4 and the first tranches of these grants were released to the recipient. Metric 1 was not achieved.

The following table presents the quantities of the Corporate Performance Measure-related PSU grants awarded to the Named Executive Officers:

Name	Grant Quantity	Grant Date Value(1)
Mr. Mowry	21,831	$730,247
Mr. Plants	6,822	$228,196
Mr. Seth	5,457	$182,537
Mr. Karavitis	8,186	$273,822

(1)

For purposes of this table, “Grant Date Value” generally means the aggregate grant date fair value of the PSU award granted to the applicable Named Executive Officer during 2022 calculated in accordance with ASC Topic 718. See Note 8 of the Consolidated Notes to Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on April 7, 2023, for a discussion of the valuation assumptions used for calculating the grant date fair value of our calculating the grant date fair value of our stock-based compensation.

The following table sets forth the number of units that potentially could have vested for our Named Executive Officers on January 1, 2023, subject to our Board’s certification that the performance criteria were met based on the level of achievement (or failure to achieve) each of the performance targets discussed above, and upon our timely filing of our Annual Report on Form 10-K:

Number of Shares of Performance-Based Common Stock that Vested on January 1, 2023

Name	If Minimum Thresholds are Not Met	At 100% of Target Performance	Actual Vested Shares
Mr. Mowry	—	10,916	7,095
Mr. Plants	—	3,411	2,217
Mr. Seth	—	2,729	1,774
Mr. Karavitis	—	4,093	2,660

Each unit granted pursuant to the PSU awards represents a contingent right to receive one share of our common stock for each unit that was earned and vested. All vested shares were released upon our Board’s affirmative finding that the performance measures were met based on the level of achievement (or failure to achieve) each of the performance targets, and upon our timely filing of our Annual Report on Form 10-K.

Health and Welfare Benefits

We provide the following health and welfare benefits to our Named Executive Officers generally on the same basis as the health and welfare benefits provided to all employees. These benefits are consistent with those offered by other companies and specifically with those companies with which we compete for employees:

•	Health, dental and vision insurance;

•	Life insurance;

•	Short-term and long-term disability insurance;

•	A Section 401(k) plan with 25% employer matching contributions, capped at 6% of total employee eligible contributions;

•	ESPP participation eligibility (see below); and

•	Flexible Spending Accounts.

Employee Stock Purchase Plan

We maintain a 2019 Employee Stock Purchase Plan (“ESPP”) that provides eligible employees with the opportunity to purchase shares of our common stock at a 15% discounted price to the lower of the fair market value at either the beginning or the end of the applicable offering period.

Post-Employment Compensation

Our employment agreements with our Named Executive Officers include COC Agreements. The purpose of these COC Agreements is to provide incentives to our Named Executive Officers to continue their employment with the Company and not be distracted by the possibility of loss of employment as a result of a potential acquisition of the Company. For a summary of the material terms and conditions of these COC Agreements, see “Potential Payments Upon Termination or Change in Control” below.

Internal Revenue Code Section 162(m) and Limitations on Executive Compensation

For federal income tax purposes, publicly-traded companies may be prohibited under Section 162(m) of the Code from deducting employee enumeration in excess of $1 million paid to their chief executive officer, chief financial officer, any other executive officer whose total compensation is required to be reported to stockholders under the Exchange Act by reason of such individual being among the three highest compensated executive officers for the tax year, and any executive officer who was subject to the deduction limit in any tax year beginning after December 31, 2016.

The Compensation Committee believes that, in establishing the cash and equity incentive compensation plans and arrangements for our executive officers, the potential deductibility of the compensation payable under those plans and arrangements is one relevant factor to consider. For that reason, the Compensation Committee may deem it appropriate to provide one or more of our executive officers with the opportunity to earn incentive compensation, whether through cash incentive awards tied to our financial performance or equity incentive awards tied to the executive officer’s continued service, which may be in excess of the amount deductible by reason of Section 162(m) of the Code. The Compensation Committee believes it is important to maintain cash and equity incentive compensation at the requisite level to attract and retain the individuals essential to our financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC 718”) for our stock-based compensation awards. ASC 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award.

Executive Stock Ownership Guidelines

We maintain Amended and Restated Stock Ownership Guidelines for our non-employee directors and officers (as defined by Rule 16a-1(f) of the Exchange Act) (“Executives”). These guidelines are designed to align our non-employee directors’ and Executives’ interests with our stockholders’ long-term interests by promoting long-term ownership of our common stock, which our Board believes reduces the incentive for excessive short-term risk taking. These guidelines provide that our Chief Executive Officer and our other Executives must hold shares of our common stock having a value not less than three times and one time, respectively, of their annual base salary. Each Executive has five years from the date of his or her appointment, or if an Executive at the time of the adoption of the Stock Ownership Guidelines, four years from the adoption of the Stock Ownership Guidelines (July 28, 2017), to attain such level of ownership.

In addition, our Executives must hold at least 50% of any shares received pursuant to stock options, stock appreciation rights, vested restricted stock awards, restricted stock unit awards, performance share or performance stock unit awards (net of taxes) for a minimum of one year following vesting and delivery.

As of May 31, 2023, our Named Executive Officers’ equity holdings and target guidelines were as follows:

Named Executive Officer	Stock Ownership as of May 31, 2023	Minimum Stock Ownership Required(1)
Mr. Drummond(2)	14,700	—
Mr. Karavitis	62,924	26,683
Ms. Hopkins(3)	—	—

(1)	Based on the closing stock price of $16.81 per share on May 31, 2023.
(2)	Mr. Seth resigned from his role as Chief Financial Officer, effective May 26, 2023. Mr. Drummond was appointed Interim Chief Financial Officer on May 5, 2023.
(3)	While serving as Interim Chief Executive Officer, Ms. Hopkins is not considered subject to compliance with our Stock Ownership Guidelines.

The Board also recognizes the importance of fostering a culture of ownership and aligning the broader employee population with stockholders. In 2021 we implemented an employee equity ownership initiative to ensure that all our U.S. employees were granted equity in our Company to share in our success and long-term value creation. In addition to creating alignment between stockholders and employees, we believe this recognizes and reflects the importance of our employees to our continued success.

As of May 31, 2023, the non-employee directors’ holdings and target guidelines were as follows:

Non-Employee Directors	Stock Beneficial Ownership as of May 31, 2023	Minimum Stock Ownership Required
Gregory A. Barrett	78,038	5,200
Sheila A. Hopkins	5,471	5,200
Timothy J. O’Shea	56,199	5,200
Juliane T. Park	1,989	5,200
Joseph E. Whitters	100,360	5,200
Janet D. Widmann	3,332	5,200
J. Daniel Plants	47,148	11,008

Insider Trading Compliance Program

According to our Insider Trading Compliance Program, all employees of the Company, including, but not limited to, our executive officers and the non-employee members of our Board, are strongly discouraged from investing in derivatives of the Company’s securities. This includes, but is not limited to, trading in put or call options related to securities of the Company or otherwise hedging or offsetting any decrease in the market value of securities.

Compensation Recovery (“Clawback”) Policy

Our Clawback Policy, which covers all executive officers, allows for recovery of performance-based compensation if a Named Executive Officer’s intentional misconduct:

•	violates the law, our Code of Business Conduct and Ethics, or any significant Company ethics or compliance policy; and

•	results in material financial or reputational harm, or results in a need for a restatement of our consolidated financial statements.

•	The compensation elements that are subject to recovery under this policy include:

•	all amounts paid under the Management Bonus Program which were awarded on or after June 14, 2019; and

•	all awards under the 2019 Equity Incentive Plan and any successor equity incentive plans, whether exercised, vested, unvested, or deferred, which were awarded on or after June 14, 2019.

All recoveries are determined in the sole discretion of the Compensation Committee.

We will amend our Clawback Policy to comply with the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act once applicable Nasdaq listing standards have become effective.

2022 Summary Compensation Table

The following table sets forth summary compensation information for the fiscal years ended December 31, 2022, 2021, and 2020 for our Named Executive Officers.

Name, Principal Position, and Year	Salary	Bonus(1)	Option Awards(2)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation		Total
David H. Mowry
Chief Executive Officer
2022	$683,400	—	$799,938	$730,247	$383,937	—		$2,597,552
2021	$660,000	—	$200,000	$2,393,961	$807,840	$3,825	(4)	$4,065,626
2020	$557,917	$100,000	—	$673,024	—	$3,641	(4)	$1,334,582
J. Daniel Plants
Executive Chairman
2022	$255,000	—	$249,979	$228,196	$55,100	—		$788,275
2021(5)	$154,356	—	—	$772,382	$94,466	—		$1,021,204
Rohan R. Seth,
Chief Financial Officer
2022	$375,833	$87,555	$199,976	$182,537	$107,445	—		$953,346
2021	$355,250	—	$112,503	$1,512,265	$271,766	$1,531	(4)	$2,253,315
2020(6)	$144,375	$118,207	$442,374	$316,164	—	$1,313	(4)	$1,022,433
Michael A. Karavitis,
Chief Technology Officer
2022	$444,548	—	$149,991	$410,733	$151,248	—		$1,156,520
2021	$423,300	—	$118,758	$2,862,976	$388,590	—		$3,793,624

(1)

The amounts reported in this column represent the discretionary bonus paid for each of the years covered in the table in accordance with a discretionary Management Bonus Program for our Named Executive Officers.

(2)

The amounts reported in this column represent the aggregate grant date fair value of equity awards granted during the applicable fiscal year calculated in accordance with ASC Topic 718. See Note 6 of the Consolidated Notes to Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on April 7, 2023 for a discussion of the valuation assumptions used for calculating the grant date fair value of our calculating the grant date fair value of our stock-based compensation.
(3)

The amounts reported in this column represent the amounts earned in 2022 and paid in 2023 in accordance with our 2022 Management Bonus Program (see section above describing our 2022 Management Bonus Program) for our Named Executive Officers.

(4)	Amounts represent vested Section 401(k) plan employer-matching contributions.
(5)

Mr. Plants was appointed as our Executive Chairman on May 19, 2021. The amounts reported, in the columns titled “Salary ($)” and “Bonus ($)” represent prorated amounts based on the start date of Mr. Plants’ employment with the Company.

(6)

Mr. Seth has served as our Chief Financial Officer since August 10, 2020. The amounts reported in the columns titled “Salary ($)” and “Bonus ($)” represent prorated amounts based on the start date of Mr. Seth’s employment with the Company.

2022 Grants of Plan-Based Awards Table

The following table lists grants of plan-based option, RSU, and PSU awards made to our Named Executive Officers during the fiscal year ended December 31, 2022.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards	Stock Awards: Number of Shares of Stock or Units	Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards (2)
		Threshold	Target	Maximum
Mr. Mowry	2/20/2022	—	—	—	21,831	—	—	—	$730,247
	2/20/2022	—	—	—	—	—	47,194	$33.45	$799,938
	—	$348,000	$696,000	$1,392,000
Mr. Plants	2/20/2022	—	—	—	6,822	—	—	—	$228,196
	2/20/2022	—	—	—	—	—	14,748	$33.45	$249,979
	—	$50,000	$100,000	$200,000
Mr. Seth	2/20/2022	—	—	—	5,457	—	—	—	$182,537
	2/20/2022	—	—	—	—	—	11,798	$33.45	$199,976
	—	$97,500	$195,000	$390,500
Mr. Karavitis	2/20/2022	—	—	—	8,186	—	—	—	$273,822
	2/20/2022	—	—	—	—	—	8,849	$33.45	$149,991
	2/20/2022	—	—	—	—	4,093	—	—	$136,911
	—	$114,374	$228,748	$457,496

(1)

Amounts in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns relate to cash incentive opportunities under our 2022 Management Bonus Plan based upon the achievement of corporate performance goals over fiscal year 2022. Under the 2022 Management Bonus Plan, payments are determined by multiplying each participant’s target cash bonus by a factor determined by the achievement of the corporate performance goals, capped at 200%. The actual amounts paid to our named executive officers are set forth in the “2022 Summary Compensation Table” above, and the calculation of the actual amounts paid is discussed more fully in the section titled “Compensation Discussion and Analysis-2022 Performance Results and Bonus Decisions.”

(2)

The amounts reported in this column reflect the fair value of equity awards calculated in accordance with ASC Topic 718. See Note 6 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on April 7, 2023 for a discussion of the valuation assumptions used for calculating the grant date fair value of our stock-based compensation.

2022 Outstanding Equity Awards at Fiscal Year-End Table

The following table lists the outstanding equity awards held by our Named Executive Officers as of December 31, 2022.

Name	Grant Date	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Earned Options Exercisable	Number of Securities Underlying Unexercised Unearned Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested		Market Value of Shares or Units of Stock that Have Not Vested		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Mr. Mowry	7/8/2019						16,974	(1)	$750,590
	2/24/2020						6,516	(2)	$288,138
	2/12/2021										8,147	(3)	$360,260
	2/12/2021						4,242	(4)	$187,581
	2/12/2021	6,052	6,577	(5)	$32.87	2/12/2028
	7/20/2021										16,667		$736,993
	2/20/2022		47,194	(7)	$33.45	2/20/2029
	2/20/2022										14,190	(8)	$627,482
Mr. Plants	5/20/2021										2,042		$90,267
	5/20/2021						2,724		$120,455
	7/20/2021										5,000		$221,100
	2/20/2022		14,748	(7)	$33.45	2/20/2029
	2/20/2022										4,434		$196,085
Mr. Seth	8/4/2020	28,000	32,000	(6)	$14.10	8/4/2027
	2/12/2021	3,404	3,700	(5)	$32.87	2/12/2028
	2/12/2021										4,582	(3)	$202,616
	2/12/2021						2,386	(4)	$105,509
	7/20/2021										11,111		$491,328
	2/20/2022		11,798	(7)	$33.45	2/20/2029
	2/20/2022										3,547	(8)	$156,851
Mr. Karavitis	3/11/2019						3,030		$133,987
	5/20/2019						3,531		$156,151
	2/24/2020						3,665		$162,066
	2/12/2021	3,593	3,906	(5)	$32.87	2/12/2028
	2/12/2021										4,837	(3)	$213,892
	2/12/2021						2,519	(4)	$111,390
	7/20/2021										25,000		$1,105,000
	2/20/2022		8,849	(7)	$33.45	2/20/2029
	2/20/2022										5,321	(8)	$235,290
	2/20/2022						4,093		$180,922	(9)

(1)

One-fourth of the units awards underlying this RSU Award vest in equal amounts on each July 8 of 2020, 2021, 2022 and 2023, subject to the Named Executive Officer remaining employed on each such vesting date.

(2)

These RSUs awarded on February 24, 2020 included 3,258 shares which vested on January 1, 2021. One-fourth of the RSU awards underlying this award vest in equal amount on each January 1 of 2021, 2022, 2023 and 2024, subject to the Named Executive Officer remaining employed on each such vesting date.

(3)

These PSU awards are subject to performance-based criteria relating to the achievement of the Company’s operational goals in 2021. 50% of the achieved shares vest on January 1, 2022 and the remaining would vest on January 1, 2023. 50% of the PSUs awarded on February 12, 2021 vested on March 7, 2022.

(4)

One-fourth of the RSU awards, vested on January 1, 2022, and the remaining 1/36 of the units subject to the awards vest each month thereafter, subject to the Named Executive Officer continuing as a service provider through each such date.

(5)

One-fourth of the shares underlying each of these stock options vest on the first anniversary of the vesting commencement date of February 12, 2022 and 1/36th of the remaining underlying shares vest each month thereafter, subject to the Named Executive Officer remaining employed on each such vesting date.

(6)

One-fifth of the shares underlying each of these stock options vest on the first anniversary of the vesting commencement date of August 10, 2020 and 1/60th of the underlying shares vest each month thereafter, subject to the Named Executive Officer remaining employed on each such vesting date.

(7)

One-fourth of the shares underlying each of these stock options vest on the first anniversary of the vested commencement date of February 20, 2023 and 1/36th of the remaining underlying shares vest each month thereafter, subject to the Named Executive Officer remaining employed on each such vesting date.

(8)

These PSU awards are subject to performance-based criteria relating to the achievement of the Company’s operational goals in 2022 and were scheduled to vest 50% of the achieved shares vest on January 1, 2023 and the remaining would vest on January 1, 2024. 33% of the PSUs awarded on February 20, 2022 vested on March 31, 2023.

(9)

One-fourth of the RSU awards, vested on January 1, 2023, and the remaining 1/36 of the units subject to the awards vest each month thereafter, subject to the Named Executive Officer continuing as a service provider through each such date.

2022 Options Exercised and Stock Vested Table

The following table lists the stock options exercised and stock awards that vested for our Named Executive Officers in the fiscal year ended December 31, 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized Upon Vesting
Mr. Mowry	—	—	62,836	$3,434,802
Mr. Plants	—	—	3,404	$182,216
Mr. Seth	—	—	16,867	$983,588
Mr. Karavitis	—	—	16,369	$707,841

Pension Benefits

We did not sponsor any defined benefit pension or other actuarial plan for our executive officers, including our Named Executive Officers, during 2022.

Nonqualified Deferred Compensation

We did not maintain any nonqualified defined contribution or other deferred compensation plans or arrangements for our executive officers, including our Named Executive Officers, during 2022.

Executive Equity Award Election Program

On November 23, 2021, our Board approved a program permitting certain of our executive officers, including each of our Named Executive Officers, to make an annual election, or the Executive Equity Election, to (i) receive any annual equity awards subject to time-based vesting in the form of stock options or RSU awards, and (ii) defer settlement of these RSU awards that would otherwise be delivered to such executive officer on or following the date such award vests. Each Executive Equity Election will cover equity awards granted to the applicable executive officer for services performed in the fiscal year following the calendar year in which the Executive Equity Election is executed. An executive officer must execute an Executive Equity Election prior to December 31 of a calendar year, or such earlier deadline as established by our Board or the Compensation Committee. Any Executive Equity Election will be irrevocable, and will be subject to such rules, conditions and procedures as are determined by our Board or the Compensation Committee.

Employment Agreements

Our employment agreements or offer letters with our Named Executive Officers include Change of Control and Severance Agreements.

Potential Payments Upon Termination or Change in Control

Termination of Employment Not Involving a Change of Control

In 2017, after consulting with its compensation consultant, the Compensation Committee recommended that we enter into revised COC Agreements with our Named Executive Officers. With respect to Messrs. Mowry, Seth and Plants, each revised COC Agreements provide that if the applicable Named Executive Officer’s employment with the Company is terminated by the Company without “cause” (as defined in the applicable COC Agreement) or by the Named Executive Officer for “good reason” (as defined in the applicable COC Agreement) not in connection with a COC (either prior to three months before or after 12 months following a COC, as defined in the applicable COC Agreement) of the Company, the Named Executive Officer will receive, subject to signing and not revoking a release of claims in favor of the Company, the following severance payments and benefits based on their status as of December 31, 2022:

Named Executive Officer	Lump Sum Severance Payments
Mr. Mowry	100% of base salary; 100% of actual bonus paid in the prior fiscal year; and 12 months of COBRA reimbursement
Mr. Seth	50% of base salary; and 6 months of COBRA reimbursement
Mr. Plants	50% of base salary; and 6 months of COBRA reimbursement

Mr. Mowry and Mr. Plants terminated employment on April 11, 2023 and did not receive any severance benefits under their applicable COC Agreements.

Termination of Employment Involving a Change of Control

With respect to each of our Named Executive Officers, each COC Agreement provides (or with respect to Mr. Mowry and Mr. Plants, provided) that if the applicable Named Executive Officer’s employment with the Company is terminated by the Company without “cause” or by the Named Executive Officer for “good reason” and such termination occurs within the period beginning three months before, and ending 12 months following, a COC of the Company and in connection with a COC (commonly referred to as “double trigger” arrangement), the Named Executive Officer will receive, subject to signing and not revoking a release of claims in favor of the Company the following severance payments and benefits based on their status as of December 31, 2022:

A severance payment based on the annual base salary as in effect immediately prior to such termination of employment or, if greater, at the level in effect immediately prior to the COC, as follows:

Named Executive Officer(1)	Lump Sum Severance Payments
Mr. Mowry(2)	100% of base salary; 100% of actual bonus paid in the prior fiscal year; and 12 months of COBRA reimbursement
Mr. Plants(3)	100% of base salary; 100% of target cash bonus in the fiscal year in which the termination date occurs; and 12 months of COBRA reimbursement
Mr. Seth(4)	50% of base salary; 50% of target cash bonus in the fiscal year in which the termination date occurs; and 6 months of COBRA reimbursement
Mr. Karavitis	50% of base salary; 50% of target cash bonus in the fiscal year in which the termination date occurs; and 6 months of COBRA reimbursement.

(1)

Automatic vesting in full of all outstanding and unvested equity awards that solely vest on a time basis held by each Named Executive Officer as of the date of the COC. If, however, such equity awards are to vest and/or the amount of the awards to vest is to be determined based on the achievement of performance criteria (e.g. a PSU award), then any portion of such awards for which the performance period is ongoing as of the COC will have the performance period shortened and performance measured based on the shortened period, and to the extent performance has been achieved, will vest.

(2)	Mr. Mowry ceased to serve as the Company’s Chief Executive Officer as of April 11, 2023.
(3)	Mr. Plants ceased to serve as the Company’s Executive Chairman as of April 11, 2023.
(4)	Mr. Seth ceased to serve as the Company’s Chief Financial Officer as of May 26, 2023.

The COC Agreements are for an initial term of three years, and will extend for an additional year unless the Company or the applicable Named Executive Officer provides written notice at least 60 days prior to the third anniversary of the COC Agreement. The COC Agreements of our Named Executive Officers that remain outstanding expire as follows:

Named Executive Officer	COC Expiration Date
Mr. Karavitis	May 13, 2024

For purposes of the COC Agreements, “cause” means a Named Executive Officer’s termination of employment only upon:

(i) His willful failure to substantially perform his or her duties (subject to notice and a reasonable period to cure), other than a failure resulting from his or her complete or partial incapacity due to physical or mental illness or impairment;

(ii) His willful act which constitutes gross misconduct and which is injurious to the Company;

(iii) His willful breach of a material provision of the agreement (subject to notice and reasonable period to cure); or

(iv) His knowing, material and willful violation of a federal or state law or regulation applicable to the business of the Company.

For purposes of the COC Agreements, “good reason” means a Named Executive Officer’s termination of employment within 90 days following the expiration of any cure period following the occurrence of one or more of the following, without his or her consent:

(i) a material reduction in his authority, duties, or responsibilities relative to duties, position or responsibilities in effect immediately prior to such reduction;

(ii) a material reduction in his cash compensation as in effect immediately prior to such reduction; or

(iii) a material change in the geographic location at which he must perform services (in other words, the relocation of the Named Executive Officer to a facility that is more than 50 miles from his then-current location).

The following table lists our Named Executive Officers and the estimated payments and benefits that each of them would have received had their employment with the Company been terminated without “cause” or had they resigned for “good reason” on December 31, 2022, not in connection with a change of control of the Company.

Name	Estimated Total Value of Cash Payment	Estimated Total Value of Health Coverage Continuation
Mr. Mowry	$1,474,000	$23,217
Mr. Plants	$157,000	$5,914
Mr. Seth	$240,000	$12,523
Mr. Karavitis	$50,150	$5,567

The following table lists our Named Executive Officers and the estimated payments and benefits that each of them would have received had their employment with the Company been terminated without “cause” or had they resigned for “good reason” in connection with a change of control of the Company on December 31, 2022.

Name	Estimated Total Value of Cash Payment	Estimated Total Value of Health Coverage Continuation	Value of Accelerated Equity(1)
Mr. Mowry	$1,474,000	$23,217	$2,849,953
Mr. Plants	$386,996	$11,828	$740,427
Mr. Seth	$337,500	$12,523	$1,741,468
Mr. Karavitis	$416,145	$5,567	$1,910,947

(1)

We estimated the value of acceleration of any outstanding and unvested stock option and RSUV awards held by each of our current Named Executive Officers based on a market price of $44.22 per share for our common stock at the close of the market on December 30, 2022. We assumed 100% of goals for unvested PSU awards had been achieved for the purpose of this calculation.

The COC Agreement does not provide for an excise tax gross-up. Rather, in the event of a change of control, our Named Executive Officers are entitled to receive either (i) the full benefits payable in connection with a change of control or (ii) a reduced amount which would result in no portion of such benefits being subject to the excise tax under Section 4999 of the Internal Revenue Code, whichever amount generates the greater after-tax value for the executive.

Severance payments upon a termination of employment or change in control would be payable to the recipient only if the Named Executive Officer signs and does not revoke a release of claims in favor of the Company (in a form reasonably acceptable to the Company) and provided that such release of claims becomes effective no later than 60 days following the termination date. In addition, the Named Executive Officer would need to have complied and agreed to comply with the terms of any confidential information agreement executed by Named Executive Officer in favor of the Company and the provisions of the severance agreements.

Securities Authorized for Issuance Under Equity Compensation Plans

Our stockholders have approved 2019 Equity Incentive Plan, which is an amendment and restatement of 2004 Equity Incentive Plan.

The following table provides information regarding the shares of our common stock that may be issued upon the exercise of stock options, RSUs, PSUs, and the projected ESPP contributions under our equity compensation plans as of December 31, 2022.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	127,863	$27.54	1,449,511
Equity compensation plan not approved by security holders	—	—	—
Total	127,863	$27.54	1,449,511

Principal Executive Officer Pay Ratio Disclosure

Pursuant to Item 402(u) of Regulation S-K, we are providing the following information about the relationship between the median of the annual total compensation of all our employees (other than our former Chief Executive Officer, Mr. Mowry) and the annual total compensation of our former Chief Executive Officer.

For 2022:

•	the median of the annual total compensation of all our employees (other than our Chief Executive Officer) was $101,846;

•	the annual total compensation of our former Chief Executive Officer, as reported in the 2022 Summary Compensation Table included in this Proxy Statement, was $2,597,552; and

•	the ratio of our former Chief Executive Officer’s annual total compensation to the median of the annual total compensation of all our employees was 25:1.

This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

To identify our median employee, we used the following methodology:

•

To determine our total employee population, we included all full-time, part-time, temporary, and seasonal employees as of December 31, 2022, exclusive of our former Chief Executive Officer. As of December 31, 2022, we and our consolidated subsidiaries employed approximately 461 individuals. We did not include any contractors or other non-employee workers in our employee population.

•

To identify our median employee from our employee population, we calculated the aggregate amount of each employee’s base salary or wages and 2021 cash bonus or sales commission, as appropriate, for the period from January 1, 2022 through December 31, 2022, which compensation measures were consistently applied. We elected not to include the grant date fair value of equity awards granted in 2022 in determining the median employee because we determined that equity awards are not widely granted throughout the organization.

•	We annualized the base salary or wages of all permanent (full-time and part-time) employees who were employed by us for less than the entire calendar year.

•	All compensation not paid in U.S. dollars was concerted to U.S. dollars using the historic exchange rate made available by the United States Federal Reserve System as of December 31, 2022.

Using this approach, we identified our median employee. Once the median employee was identified, we then calculated the annual total compensation of this employee for 2022 using the same methodology we use for calculating the annual total compensation of our Named Executive Officers in accordance with the requirements of the Summary Compensation Table.

We determined our former Chief Executive Officer’s annual total compensation for 2022 as reported in our 2022 Summary Compensation Table.

Pay Versus Performance
The following table sets forth the compensation for David H. Mowry, our former Chief Executive Officer and principal executive officer (“PEO”), and the average compensation for our non-PEO
Named Executive Officers
(“non-PEO
NEOs”) for 2022, 2021 and 2020 (each a “Covered Year”), both as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” to such individuals, as calculated in accordance with rules adopted by the SEC in August 2022. “Compensation actually paid” does not reflect amounts actually realized by our PEO and
Non-PEO
NEOs and may be higher or lower than amounts, if any, that are actually realized by such individuals. The table below also provides information for each Covered Year regarding our cumulative total shareholder return (“TSR”), the cumulative TSR of our peer group (the Nasdaq Healthcare Index), our net income, and our Company selected measure, revenue. Additional information regarding our compensation philosophy, the structure of our performance-based compensation programs, and compensation decisions made this year is described above in our “Compensation Discussion and Analysis.”

					Value of Initial Fixed $100 Investment Based On:
Fiscal Year	SCT for PEO	CAP to PEO	Average SCT for NEOs	Average CAP to NEOs	TSR	Peer Group TSR	Net Income (Loss) ($M)	Revenue ($M)
(a)	(b) 1	(c) 2	(d) 3	(e) 2	(f) 4	(g) 4	(h) 5	(i) 6
2022	$2,597,552	$2,761,857	$966,115	$673,736	$123.5	$99.8	($82.3)	$252.4
2021	$4,065,626	$6,422,426	$2,356,048	$2,997,002	$115.4	$125.4	$2.1	$231.3
2020	$1,334,582	($350,182)	$1,062,163	$853,507	$67.3	$130.0	($23.9)	$147.7

1
The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Mowry, our Chief Executive Officer and PEO, for each corresponding year in the “Total” column of the Summary Compensation Table, except for 2020.

2
The dollar amounts reported in column (c) and (e) represent the amount of “compensation actually paid”, as computed in accordance with SEC rules. “Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules, as shown in the adjustment table below. We do not have a defined benefit plan so no adjustment for pension benefits is included in the table below. Similarly, no adjustment is made for dividends as none were paid during the measurement period. The following table details these adjustments
:

Fiscal Year	Executives	SCT	Minus Grant Date Fair Value of Equity Awards in Summary Compensation Table	Plus Year End Fair Value of Equity Awards Granted During Year That Are Outstanding and Unvested at Fiscal Year End	Plus Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Plus Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Plus Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Total Equity CAP	CAP
		(a)	(b)	(i)	(ii)	(iii)	(iv)	(c) = (i) + (ii) + (iii) + (iv)	(d) = (a)- (b)+(c)
2022	PEO	$2,597,552	$1,530,185	$1,838,392	($1,399,323)	—	$1,255,421	$1,694,490	$2,761,857
	Non-PEO NEOs	$966,115	$473,804	$559,128	($568,799)	—	$191,096	$181,425	$673,736
2021	PEO	$4,065,626	$2,593,961	$2,677,682	$1,484,535	—	$788,545	$4,950,761	$6,422,426
	Non-PEO NEOs	$2,356,048	$1,792,962	$1,746,178	$406,446	—	$281,291	$2,433,916	$2,997,002
2020	PEO	$1,334,582	$673,024	$628,451	($1,278,038)	—	($362,153)	($1,011,740)	($350,182)
	Non-PEO NEOs	$1,062,163	$449,147	$668,106	($250,739)	—	($176,877)	$240,491	$853,507

(a)	The dollar amounts reported in the Summary Compensation Table for the applicable Covered Year, except for 2020. See footnotes 1 and 3.
(b)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for the applicable Covered Year, except for 2020 where the total includes the April 2020 grant to Messrs. Mowry and Richey. See footnotes 1 and 3.

(c)	The recalculated value of equity awards for each applicable Covered Year includes the addition (or subtraction, as applicable) of the following:
(i)	the year-end fair value of any equity awards granted in the applicable Covered Year that are outstanding and unvested as of the end of the Covered Year;
(ii)
the amount of change as of the end of the applicable Covered Year (from the end of the prior fiscal year) in fair value of any equity awards granted in prior fiscal years that are outstanding and unvested as of the end of the applicable Covered Year;

(iii)	the fair value as of the vesting date of any equity awards granted in the applicable Covered Year that vested in the Covered Year; and
(iv)	for equity awards granted in a prior fiscal year that vest in the applicable Covered Year, the change in the fair value as of the vesting date from the beginning of the applicable Covered Year.

For purposes of the adjustments to determine “compensation actually paid”, we computed the fair value of stock option awards and restricted stock units in accordance with FASB ASC Topic 718 as of the end of the relevant fiscal year, other than fair values of equity awards that vested in the Covered Year, which are valued as of the applicable vesting date. Most valuation assumptions and processes used to recalculate fair values for this purpose did not materially differ from those disclosed in Note
8-Stockholders’
Equity, Stock Plans and Stock-Based Compensation Expense in our Annual Report on Form
10-K
for the fiscal year ended December 31, 2022 as filed with the SEC on April 7, 2023.
Option award fair values were recalculated as of each Covered Year end and vesting date, as applicable, based on the following assumptions:

Fiscal Year	Expected Term	Volatility	Risk-Free Rate
2022	2.1 - 3.7 years	67%	3.00%
2021	0.7 - 3.5 years	67%	0.86%
2020	1.4 - 2.3 years	67%	0.53%
Performance-based award fair values were recalculated to value performance awards at target until board approval.

(d)	“Compensation actually paid” is a value calculated under applicable SEC rules and may be higher or lower than amounts, if any, that are actually realized by our NEOs.

3
The dollar amounts reported in column (d) are the average amounts of total compensation reported for the other NEOs for each corresponding year in the “Total” column of the Summary Compensation Table, except for 2020. The values for 2020 have been modified from the reported Summary Compensation Table totals to include an RSU award granted to Mr. Richey in April 2020 to cover a portion of his 2019 discretionary bonus. Mr. Guy Thier was inadvertently included in the 2021 Proxy Statement but was never an executive officer of the Company during his employment. Refer to our Summary Compensation Table on page 25. For each of 2020, 2021 and 2022, the
Non-PEO
NEOs were:

2022	2021	2020
J. Daniel Plants	J. Daniel Plants	R. Jason Richey
Rohan R. Seth	Rohan R. Seth	Rohan R. Seth
Michael A. Karavitis	Michael A. Karavitis	Fuad Ahmad

4
TSR is calculated by assuming that a $100 investment was made at the close of trading on December 31, 2019 and reinvesting all dividends until the last day of each Covered Year. The TSR peer group consists of the Nasdaq Health Care Index, as used in our performance graph in our annual report.

5	The dollar amounts reported are the Company’s net income or loss reflected in the Company’s audited financial statements.
6
Our Company Selected Measure, based on our assessment of the most important financial performance measure used by us in 2022 to link compensation actually paid to performance, is revenue, consistent with the most heavily weighted metric in our Short-Term Incentive Program. See page 19 of our CD&A. The dollar amounts reported are our revenue reflected in our audited financial statements.

Relationship Between “Compensation Actually Paid” and Performance Measures
We believe the table above shows the alignment between compensation actually paid to the NEOs and the Company’s performance, consistent with our compensation philosophy as described in our CD&A. A large portion of NEO compensation is reliant on stock price and as such “compensation actually paid” was aligned with TSR performance. The Compensation Committee evaluates performance based on a broad range of company objectives and measures that could cause deviations in this relationship in the future. The charts below show the relationship between the PEO and
Non-PEO
NEO “compensation actually paid” and (i) the Company’s TSR and the Peer Group TSR; (ii) the Company’s net income (loss); and (iii) the Company Selected Measure, Revenue.

2022 Performance Measures
The Compensation Committee believes using a mix of performance measures throughout our annual and long-
term
incentive programs to align executive pay with Company performance. As required by SEC rules
, the
performance
measures identified as the most important for NEOs’ 2022 compensation decisions are listed in the table below.

Most Important Performance Measures:
• Revenue
• Gross Margin
• Adjusted EBITDA
• AviClear Milestones

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management. Based on such review and discussion, the Compensation Committee has recommended that the Compensation Discussion and Analysis be included in Cutera’s Proxy Statement.

The foregoing report is provided by the undersigned members of the Compensation Committee.

Gregory A. Barrett, Chairperson

Janet D. Widmann

The material in this report is not deemed soliciting material or filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in those filings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There were no transactions or series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or are expected to exceed $120,000; and

•

any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of our outstanding common stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities (each, a related party), had or will have a direct or indirect material interest.

We have entered into change of control and severance agreements with our Named Executive Officers. See “Compensation Discussion and Analysis-Potential Payments Upon Termination or Change in Control.”

We have entered into indemnification agreements with our directors and executive officers. The indemnification agreements and our Charter and Bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

Policies and Procedures for Related Party Transactions

Our Board has adopted a written policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of our Audit Committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock or any member of the immediate family of any of the foregoing persons in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. There were no related party transactions entered into after presentation, consideration and approval by our Board and/or our Audit Committee.

OTHER MATTERS

Fiscal Year 2022 Annual Report and SEC Filings

Our financial statements for our fiscal year ended December 31, 2022 are included in our Annual Report on Form 10-K. This Proxy Statement and our annual report are posted on our website and are available from the SEC at its website at www.sec.gov. A copy of our annual report may be obtained, without charge, by sending a written request to Cutera, Inc., Attention: Legal department, 3240 Bayshore Boulevard, Brisbane, California 94005.

We are not aware of any other business to be presented at the meeting. As of the date of this Proxy Statement, no stockholder had advised us of the intent to present any business at the meeting. Accordingly, the only business that our Board intends to present at the meeting is as set forth in this Proxy Statement.

If any other matter or matters are properly brought before the meeting, the proxies will use their discretion to vote on such matters in accordance with their best judgment.

Participants in the Solicitation

Under applicable regulations of the SEC, certain of the Company’s directors are deemed to be “participants” in this proxy solicitation. The participants in this proxy solicitation are Gregory A. Barrett, Timothy J. O’Shea, Sheila A. Hopkins, Janet D. Widmann, Juliane T. Park, Taylor C. Harris, Keith J. Sullivan, Kevin J. Cameron and Nicholas S. Lewin. For certain required information about the participants in the solicitation, please see Appendix B to this Proxy Statement, entitled “Additional Information Regarding Participants in the Solicitation.”

Forward-Looking Statements

Certain statements contained in this Proxy Statement which are not historical facts, such as those relating to future events, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Investors should consult further disclosures and risk factors included in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other documents filed from time to time with the SEC by the Company.

Costs of the Solicitation

The Company will bear the expenses of the solicitation of proxies by the Company with respect to the Annual Meeting. These costs will include, among other items, the expense of preparing, assembling, printing, and mailing the proxy materials to stockholders of record and street name stockholders, and reimbursements paid to brokers, banks, and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders and obtaining voting instructions from street name stockholders. In addition to soliciting proxies by mail, the Company’s directors, officers, and certain regular employees may solicit proxies on behalf of the Company, without additional compensation, personally or by telephone. The regular employees will be administrative personnel.

The Company has retained Innisfree M&A Incorporated (“Innisfree”) to solicit stockholders in connection with the Annual Meeting. In the event there is a contested proxy solicitation, Innisfree will be paid up to $        , plus related reasonable out of pocket expenses. Innisfree will solicit in connection with the Annual Meeting by personal interview, mail, telephone, facsimile or email. Innisfree will also ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of the Company’s common stock. The Company has also agreed to indemnify Innisfree against certain liabilities relating to, or arising out of, its retention. In the event there is a contested proxy solicitation, our aggregate expenses, including those of

Innisfree, our outside legal counsel and other outside advisors, related to our solicitation of proxies in connection with the Annual Meeting, and excluding salaries and wages of our regular employees and officers, are expected to be approximately $                , of which approximately $                has been incurred as of the date of this Proxy Statement. Innisfree estimates that approximately              of its employees will assist in this proxy solicitation.

Appraisal Rights

Holders of shares of the Company’s common stock do not have appraisal rights under Delaware law or under the governing documents of the Company in connection with this solicitation and the matters set forth in the Notice of 2023 Annual Meeting of Stockholders and this Proxy Statement.

By order of the Board of Directors,

Sheila A. Hopkins
Interim CEO
Brisbane, California
June , 2023

APPENDIX—A

CUTERA, INC.

2019 EQUITY INCENTIVE PLAN

(As Amended and Restated June 15, 2022)

The Cutera, Inc. 2019 Equity Incentive Plan is hereby amended and restated effective as of June 15, 2022, subject to stockholder approval on June 15, 2022.

1.	Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

2.	Definitions. As used herein, the following definitions will apply:

a.	“Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

b.	“Affiliated SAR” means an SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

c.

“Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

d.

“Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

e.

“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

f.	“Board” means the Board of Directors of the Company.

g.	“Change in Control” means the occurrence of any of the following events:

i.

Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

ii.	The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

iii.

A change in the composition of the Board occurring within a two-year period, as a result of which less than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the

Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

iv.

The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

h.	“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

i.	“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

j.	“Common Stock” means the common stock of the Company.

k.	“Company” means Cutera, Inc., a Delaware corporation, or any successor thereto.

l.	“Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

m.	“Determination Date” means the latest possible date established by the Administrator, in its discretion, for the calculation of a Performance Goal.

n.	“Director” means a member of the Board.

o.

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

p.

“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

q.	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

r.

“Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

s.	“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

i.

If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

ii.

If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

iii.	In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

t.	“Fiscal Year” means the fiscal year of the Company.

u.	“Freestanding SAR” means a SAR that is granted independently of any Option.

v.	“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

w.	“Inside Director” means a Director who is an Employee.

x.	“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

y.	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

z.	“Option” means a stock option granted pursuant to the Plan.

aa.	“Outside Director” means a Director who is not an Employee.

ab.	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

ac.	“Participant” means the holder of an outstanding Award.

ad.	“Performance Goals” will have the meaning set forth in Section 12 of the Plan.

ae.	“Performance Period” means any Fiscal Year or such other period as determined by the Administrator in its sole discretion.

af.

“Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

ag.

“Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

ah.

“Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

ai.	“Plan” means this 2019 Equity Incentive Plan, as amended and restated.

aj.	“Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

ak.

“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

al.	“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

am.	“Section 16(b) “ means Section 16(b) of the Exchange Act.

an.	“Service Provider” means an Employee, Director or Consultant.

ao.	“Share” means a share of the Common Stock, as adjusted in accordance with Section 17 of the Plan.

ap.	“Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a SAR.

aq.	“Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

ar.

“Tandem SAR” means a SAR that is granted in connection with a related Option, the exercise of which will require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR will be canceled to the same extent).

as.

“Unvested Awards” will mean Options or Restricted Stock that (i) were granted to an individual in connection with such individual’s position as an Employee and (ii) are still subject to vesting or lapsing of Company repurchase rights or similar restrictions.

3.	Stock Subject to the Plan.

a.

Stock Subject to the Plan. Subject to the provisions of Section 17 of the Plan, as of July 13, 2023, the maximum aggregate number of shares of common stock that may be awarded and sold under the Plan is 14,051,192, of which                  shares remained available for future awards.

b.

Full Value Awards. Any Shares subject to Awards granted prior to June 14, 2019 with an exercise price less than Fair Market Value on the date of grant of such Awards (including Awards with no exercise or purchase price) will be counted against the numerical limits of this Section 3 as 2.12 Shares for every one Share subject thereto, and any Shares subject to Awards granted on or after July 13, 2023 with an exercise price less than Fair Market Value on the date of grant of such Awards (including Awards with no exercise or purchase price) will be counted against the numerical limits of this Section 3 as 1.65 Shares for every one Share subject thereto. Further, if Shares acquired pursuant to any such Award are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to Section 3(c), 2.12 times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance. This Section 3(b) shall not apply to Awards granted on or after June 14, 2019 but prior to July 13, 2023.

c.

Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of Shares owned by the Participant, the number of Shares available for issuance under the Plan will be reduced by the gross number of Shares for which the Option is exercised. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax and/or exercise price of an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing provisions of this Section 3(c), subject to adjustment provided in Section 17, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(c).

d.	Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.	Administration of the Plan.

a.	Procedure.

i.	Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

ii.

Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

iii.	Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

b.

Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

i.	to determine the Fair Market Value;

ii.	to select the Service Providers to whom Awards may be granted hereunder;

iii.	to determine the number of Shares to be covered by each Award granted hereunder;

iv.	to approve forms of agreement for use under the Plan;

v.	with the approval of the Company’s stockholders, to institute an Exchange Program;

vi.

to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

vii.	to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

viii.	to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

ix.

to modify or amend each Award (subject to Section 22(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan;

x.

to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld (the Fair Market Value of the Shares to be withheld will be determined on the date that the amount of tax to be withheld is to be determined and all elections by a Participant to have Shares withheld for this purpose will be made in such form and under such conditions as the Administrator may deem necessary or advisable);

xi.	to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

xii.

to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and

xiii.	to make all other determinations deemed necessary or advisable for administering the Plan.

c.	Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5.	Eligibility and Minimum Vesting.

a.

Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, and such other cash or stock awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

b.

Minimum Vesting. Except as provided below, all Awards granted on or after June 14, 2019 that are designated to be settled in Shares shall be subject to the following minimum vesting requirements. All such time-based Awards shall vest over a period of at least one year from the date the Award was granted. All such performance-based Awards shall vest over a Performance Period of not less than one year, which may include the Fiscal Year during which the Award is granted. The foregoing minimum vesting requirements shall not apply: (i) with respect to 5% of the Shares which remain available for future awards as set forth in Section 3(a) (such 5% being the “Carve-Out Exception”), and (ii) to the vesting of an Award that is accelerated as a result of a Participant’s death or Disability, a Change in Control under terms consistent with this Plan or the Administrator’s exercise of discretion in accordance with the terms of this Plan. To the extent Section 3(a) is amended to increase the number of Shares reserved therein, then 5% of the Shares subject to such increase shall be added to, and increase, the number of Shares subject to the Carve-Out Exception.

6. Stock Options.

a. Limitations.

i.

Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000 (U.S.), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

ii.	The following limitations will apply to grants of Options:

1.	No Service Provider will be granted, in any Fiscal Year, Options to purchase more than 1,000,000 Shares.

2.

In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 1,000,000 Shares, which will not count against the limit set forth in Section 6(a)(ii)(1) above.

3.	The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 17.

4.

If an Option is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 17), the cancelled Option will be counted against the limits set forth in subsections (1) and (2) above.

b.

Term of Option. The term of each Option will be stated in the Award Agreement, but in no event will the term be greater than seven (7) years from the date of grant. In the case of an Incentive Stock Option, the term will be seven (7) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

c.	Option Exercise Price and Consideration.

i.	Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

1.	In the case of an Incentive Stock Option

a.

granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

b.

granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

c.

Notwithstanding the foregoing, Incentive Stock Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

2.

In the case of a Nonstatutory Stock Option, the per Share exercise price will be determined by the Administrator, but the per Share exercise price will be no less than 100% of Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, Nonstatutory Stock Options may be grated with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

3.

Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

4.

Form of Consideration. The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note; (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised and provided that accepting such Shares, in the sole discretion of the Administrator, shall not result in any adverse accounting consequences to the Company; (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; (6) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.

d.	Exercise of Option.

i.

Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 17 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

ii.

Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

iii.

Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

iv.

Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7.	Restricted Stock.

a.

Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

b.

Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing sentence, during any Fiscal Year no Participant will receive more than an aggregate of 300,000 Shares of Restricted Stock. Notwithstanding the foregoing limitation, in connection with his or her initial service as an Employee, an Employee may be granted an aggregate of up to an additional 300,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

c.

Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

d.	Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

e.

Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

f.

Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

g.

Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will not be entitled to receive dividends or other distributions paid with respect to such Shares. Following the lapse of the Period of Restriction, Service Providers will be entitled to receive all dividends or other distributions paid with respect to such Shares that accrue after the lapse of the Period of Restrictions. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability as the Shares with respect to which they were paid.

h.

Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

i.	Performance Restrictions. The Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator.

8.	Restricted Stock Units.

a.

Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 8(d), may be left to the discretion of the Administrator. Notwithstanding anything to the contrary in this subsection (a), during any Fiscal Year of the Company, no Participant will receive more than an aggregate of 300,000 Restricted Stock Units. Notwithstanding the limitation in the previous sentence, in connection with his or her initial service as an Employee, an Employee may be granted an aggregate of up to an additional 300,000 Restricted Stock Units.

b.

Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock Units. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion will determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

c.	Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement.

d.

Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

e.	Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

f.	Performance Restrictions. The Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator.

9.	Stock Appreciation Rights.

a.

Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. The Administrator may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

b.

Number of Shares. The Administrator will have complete discretion to determine the number of SARs granted to any Service Provider; provided, however, no Service Provider will be granted, in any Fiscal Year, SARs covering more than 1,000,000 Shares. Notwithstanding the limitation in the previous sentence, in connection with his or her initial service a Service Provider may be granted SARs covering up to an additional 1,000,000 Shares. The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 17. In addition, if a SAR is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 17), the cancelled SAR will be counted against the numerical share limits set forth above.

c.

Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that the per Share exercise price of a SAR will be no less than 100% of the Fair Market Value per Share on the date of grant. However, the exercise price of Tandem or Affiliated SARs will equal the exercise price of the related Option.

d.

Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR will expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR will be for no more than one hundred percent (100%) of the difference between the exercise price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR will be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

e.

Exercise of Affiliated SARs. An Affiliated SAR will be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR will not necessitate a reduction in the number of Shares subject to the related Option.

f.	Exercise of Freestanding SARs. Freestanding SARs will be exercisable on such terms and conditions as the Administrator, in its sole discretion, will determine.

g.

SAR Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

h.

Maximum Term/Expiration of SARs. An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing provisions of this Section 9, the rules of Section 6(b) relating to the maximum term, (i.e., that an SAR may not have a term longer than seven (7) years from the date of grant) and Section 6(d) relating to post-termination exercise also will apply to SARs.

i.	Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

i.	The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

ii.	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10.	Performance Units and Performance Shares.

a.

Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant provided that during any Fiscal Year, (i) no Participant will receive Performance Units having an initial value greater than $2,000,000, and (ii) no Participant will receive more than 300,000 Performance Shares. Notwithstanding the foregoing limitation, in connection with his or her initial service, a Service Provider may be granted up to an additional 300,000 Performance Shares.

b.

Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

c.

Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

d.

Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

e.

Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

f.

Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

g.	Performance Restrictions. The Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator.

11.	Reserved.

12.

Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria and may provide for a targeted level or levels of achievement (“Performance Goals”) including: (i) cash position, (ii) earnings per Share, (iii) net income, (iv) operating cash flow, (v) operating income, (vi) operating expenses, (vii) product revenues, (viii) profit after-tax, (ix) revenue, (x) revenue growth, and (xi) total stockholder return. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. Any Performance Goals may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index. With respect to any Award, Performance Goals may be used alone or in combination. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant.

13.

Outside Director Limitations. No Outside Director may be granted, in any Fiscal Year, Awards with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of greater than $400,000. Any Awards granted to an individual while he or she was an Employee, or while he or she was a Consultant but not an Outside Director, will not count for purposes of the limitations under this Section 13.

14.

Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months and one day following the commencement of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

15.

Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

16.

Dividends. To the extent an Award permits the payment of dividends or other distributions on the Shares underlying the Award, Participants will not be entitled to receive such dividends or other distributions until such Award vests. For the avoidance of doubt, Participants will never be entitled to receive dividends or other distributions paid with respect to Shares underlying an Award that accrue prior to the vesting of such Award.

17.	Adjustments; Dissolution or Liquidation; Merger or Change in Control.

a.

Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall appropriately adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8, 9, 10 and 13.

b.

Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

c.

Change in Control. In the event of a Change in Control, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock shall lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant not at the request of the successor, then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares subject to the Award, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock shall lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Restricted Stock Unit, Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 17(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

1.	Tax Withholding

a.

Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

b.

Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

2.

No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

3.

Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

4.

Term of Plan. Subject to Section 25 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect until the date of the annual meeting of the stockholders of the Company in 2030, unless terminated earlier under Section 22 of the Plan.

5.	Amendment and Termination of the Plan.

a.	Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

b.	Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

c.

Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

6.	Conditions Upon Issuance of Shares.

a.

Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

b.

Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

c.

Company Policy. Any Shares received by a Participant pursuant to an Award granted on or after June 14, 2019, shall, to the extent applicable, be subject to the terms of the Company’s Stock Ownership Guidelines, as amended. Further, any amounts, whether in cash or Shares, received by a Participant pursuant to an Award granted on or after June 14, 2019 shall, to the extent applicable, be subject to a right of recoupment by the Company under the terms of the Company’s Clawback Policy adopted by the Board and as further amended from time to time hereafter.

7.

Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

8.

Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

APPENDIX—B: ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Under applicable SEC rules and regulations, certain of the Company’s directors are “participants” with respect to this solicitation of proxies in connection with the Annual Meeting (for purposes of this Appendix B, the “Participants”). The following sets forth certain information about such Participants.

The principal occupations or employment of the Company’s directors who are Participants are set forth above in the section of this Proxy Statement entitled “Proposal One – Election of Directors.” The names of the Participants are set forth below, and the business address for all Participants is 3240 Bayshore Blvd., Brisbane, California 94005.

Name	Position
Gregory A. Barrett	Director
Timothy J. O’Shea	Director
Sheila A. Hopkins	Director, Interim Chief Executive Officer
Janet D. Widmann	Chairperson of the Board
Juliane T. Park	Director
Taylor C. Harris	Director
Keith J. Sullivan	Director
Kevin J. Cameron	Director
Nicholas S. Lewin	Director

MISCELLANEOUS INFORMATION REGARDING PARTICIPANTS

Each of the Participants is entitled to indemnification under the Charter and the Bylaws.

Other than as set forth in this Appendix B or elsewhere in this Proxy Statement or incorporated herein by reference and based on the information provided by each Participant, no Participant or associate of any Participant beneficially owns, directly or indirectly, or owns of record but not beneficially, any shares of the Company’s common stock or other securities of the Company or any parent or subsidiary of the Company; no Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting other than (i) an interest, if any, as a stockholder of the Company or (ii) with respect to the directors who are the subject of the Election of Directors Proposal, an interest in retaining their position as directors of the Company; and no Participant has purchased or sold any securities of the Company within the past two years, except as set out in the table below.

In addition, neither the Company nor any of the Participants is now or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

Other than as set forth in this Appendix B or elsewhere in this Proxy Statement and based on the information provided by each Participant, neither the Company nor any of the Participants or any of their associates have (i) any arrangements or understandings with any person with respect to any future employment by the Company or any of its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the Company’s prior fiscal year or any currently proposed transactions, or series of similar transactions, in which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeded or exceeds $120,000.

There are no material proceedings to which any of the Participants, or any of their respective associates, or any non-Participant executive officers is a party or has a material interest adverse to the Company. Neither the Company nor any of the Participants has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the past ten years.

Other than the persons described in this Proxy Statement, no regular employees of the Company have been or are to be employed to solicit stockholders in connection with this proxy solicitation, provided that in the course of their regular duties, certain administrative personnel may be asked to perform clerical or ministerial tasks in furtherance of this solicitation.

On April 25, 2023, the Company and Ms. Hopkins executed an offer letter regarding her appointment as Interim Chief Executive Officer of the Company, a copy of which is attached to the Company’s Current Report on Form 8-K/A dated April 26, 2023. Ms. Hopkins’ employment start date was April 11, 2023, and her employment will continue through the earlier of the date a new Chief Executive Officer commences employment with the Company or December 31, 2023, unless Ms. Hopkins’ employment is earlier terminated by her or the Company. Per the terms of the offer letter, Ms. Hopkins’ base salary will be $58,066 per month, and Ms. Hopkins will be eligible to receive a discretionary bonus based on the Compensation Committee of the Board’s evaluation of her performance in its sole discretion at the end of her period of employment. Ms. Hopkins will not be entitled to receive any Board compensation during the period of her employment.

Ms. Hopkins’ offer letter contemplates that she would receive a restricted stock unit award, within 10 calendar days following April 25, 2023, covering a number of shares of the Company’s Common Stock equal to $375,000 divided by the fair market value of a share of the Company’s Common Stock on the date of grant, rounded up to the nearest whole share. Additionally, within 10 calendar days following July 3, 2023, and the first business day of each of the remaining months of Ms. Hopkins’ employment thereafter, provided she remains the Interim Chief Executive Officer, Ms. Hopkins will receive an additional award of restricted stock units covering a number of shares of the Company’s Common Stock equal to $125,000 divided by the fair market value of a share of the Company’s Common Stock on the date of grant, rounded up to the nearest whole share. Each of Ms. Hopkins’ restricted stock unit awards provided for in her offer letter will be subject to the terms and conditions of the Company’s 2019 Equity Incentive Plan, as amended, an award agreement between Ms. Hopkins and the Company thereunder, and will vest on the one year anniversary of the applicable date of grant, subject to Ms. Hopkins remaining a member of the Board through such vesting date. If Ms. Hopkins’ status as a member of the Board is terminated (i) as a result of Ms. Hopkins’ death or “disability” (as defined in the 2019 Equity Incentive Plan, as amended) or (ii) by the Company’s stockholders for any reason other than a court of competent jurisdiction determining that Ms. Hopkins has breached her applicable fiduciary duties as a member of the Board under the laws of the State of Delaware, then, subject to the terms of the offer letter, 100% of the then-outstanding and unvested restricted stock units subject to Ms. Hopkins’ restricted stock unit awards will accelerate and fully vest on the first regular payroll pay day following the Release Deadline (as defined below). The foregoing acceleration is contingent upon Ms. Hopkins (or for terminations due to her death or disability, Ms. Hopkins’ beneficiary or legal representative, if appliable) executing the Company’s then-standard separation agreement and release of claims (the “Release”) and such Release becoming effective and irrevocable no later than the sixtieth day following such termination (the “Release Deadline”). Ms. Hopkins will not be eligible to receive acceleration of the restricted stock unit awards if Ms. Hopkins resigns from her position as a member of the Board for any reason.

COMPANY SECURITIES PURCHASED OR SOLD JUNE 1, 2021, THROUGH JUNE 1, 2023

The following table sets forth information regarding purchases and sales of the Company’s securities by each Participant during the period from June 1, 2021 through June 1, 2023. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	Purchase/(Sale) of Common Stock (number of shares)	Notes
Sheila A. Hopkins	06/16/2022	1,388	(2)
	06/16/2022	3,656	(2)
	04/27/2023	17,085	(2)
Gregory A. Barrett	06/15/2021	4,267	(2)
	06/16/2022	2,777	(2)
Timothy J. O’Shea	06/15/2021	4,267	(2)
	12/14/2021	250	(1)
	12/14/2021	250	(1)
	06/16/2022	2,777	(2)
Juliane T. Park	12/13/2021	5,970	(2)
	06/16/2022	2,777	(2)
Janet D. Widmann	12/13/2021	5,970	(2)
	06/16/2022	7,313	(2)
Kevin J. Cameron	05/19/2023	25,327	(2)
Keith J. Sullivan	05/19/2023	11,894	(2)
Taylor C. Harris	05/19/2023	25,327	(2)
Nicholas S. Lewin	05/19/2023	25,327	(2)

(1)	Open market purchase
(2)	RSU grant

PRELIMINARY COPY - SUBJECT TO COMPLETION - DATED JUNE 9, 2023

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CUTERA, INC.

2023 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Cutera, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement each dated June    , 2023 and hereby appoints Sheila A. Hopkins (our Interim Chief Executive Officer) and Janet D. Widmann (our Chairperson of the Board), each as proxy and attorney-in-fact, with full power of substitution and re-substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2023 Annual Meeting of Cutera, Inc. to be held on July 13, 2023 at 9:00 a.m., Pacific Time, virtually, and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

	FOR	AGAINST	ABSTAIN
1. Election of Directors:

Sheila A. Hopkins	☐	☐	☐
Juliane T. Park	☐	☐	☐
Janet D. Widmann	☐	☐	☐
Taylor Harris	☐	☐	☐
Kevin Cameron	☐	☐	☐
Nicholas Lewin	☐	☐	☐
Keith Sullivan	☐	☐	☐

	FOR	AGAINST	ABSTAIN
2. Ratification of BDO USA, LLP as the Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2023.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
3. Non-binding advisory vote on the compensation of Named Executive Officers.	☐	☐	☐

	1 YEAR	2 YEAR	3 YEAR	ABSTAIN
4. Non-binding advisory vote on the “Say-on-Pay-Frequency” proposal regarding the frequency of stockholder advisory votes on the compensation of Named Executive Officers.	☐	☐	☐	☐

	FOR	AGAINST	ABSTAIN
5. Approval of the amendment and restatement of our 2019 Equity Incentive Plan to increase the total shares available for issuance under the 2019 Equity Incentive Plan by 1,300,000.	☐	☐	☐

PRELIMINARY COPY - SUBJECT TO COMPLETION - DATED JUNE 9, 2023

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE NOMINATED DIRECTORS; (2) FOR THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023; (3) FOR THE APPROVAL BY NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS; (4) EVERY 1 YEAR FOR THE NON-BINDING ADVISORY VOTE ON THE “SAY-ON-PAY-FREQUENCY” PROPOSAL REGARDING THE FREQUENCY OF STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS; (5) FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR 2019 EQUITY INCENTIVE PLAN TO INCREASE THE TOTAL NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE 2019 EQUITY INCENTIVE PLAN BY 1,300,000; AND (6) AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY BE BROUGHT PROPERLY BEFORE THE ANNUAL MEETING.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAME OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

SIGNATURE(S)	SIGNATURE(S)	DATE:

NOTE: This Proxy should be marked, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.